Exhibit 10.4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS, WERE OMITTED BECAUSE THOSE PORTIONS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

MASTER AGREEMENT
between
ALNYLAM PHARMACEUTICALS, INC.
and
REGENERON PHARMACEUTICALS, INC.
Dated as of April 8, 2019

ARTICLE 1	DEFINITIONS
ARTICLE 2	COLLABORATION MANAGEMENT
2.1	Joint Steering Committee
2.2	General Provisions Applicable to the JSC
2.3	Sub-Committees and Working Groups
2.4	Discontinuation of Participation on the JSC
2.5	Alliance Manager
2.6	License Agreements and Co-Co Collaboration Agreements
ARTICLE 3	DEVELOPMENT AND REGULATORY
3.1	Overview
3.2	Collaboration Targets; Commencement of Programs
3.3	Research Term; Research Term Extension; Research Term Tail; Discontinuance of Programs
3.4	Development Activities
3.5	Development Costs
3.6	Information Exchange
3.7	Records and Reports
3.8	Material Transfer
ARTICLE 4	LICENSE AGREEMENTS AND CO-CO COLLABORATION AGREEMENTS
4.1	Delivery of Program Data Package
4.2	Selection of a Lead Candidate
4.3	Eye Programs
4.4	Liver Programs and CNS Programs
4.5	Entering Into License Agreements and Co-Co Collaboration Agreements
4.6	No Encumbrances
4.7	License Agreements and Co-Co Collaboration Agreements
4.8	C5 Agreements
4.9	Delay for Merger Control Filing
4.10	[***]
ARTICLE 5	GRANT OF RIGHTS
5.1	Grants to Regeneron
5.2	Grants to Alnylam
5.3	Sublicenses
5.4	No Implied License; Retention of Rights
5.5	In-License Agreements
5.6	Confirmatory Patent License
5.7	Exclusivity
5.8	Rights in Bankruptcy
5.9	[***]
ARTICLE 6	PAYMENTS
6.1	Upfront Payment
6.2	Equity Agreements
6.3	Costs Generally
6.4	Regeneron Research Funding Payments

(continued)

6.5	[***]
6.6	Invoice and Payment of Milestone Payments
6.7	Payment Method and Currency
6.8	Taxes
6.9	Resolution of Payment Disputes
6.10	Late Fee
6.11	Books and Records
6.12	Audits and Adjustments
6.13	Accounting Standards
ARTICLE 7	INTELLECTUAL PROPERTY
7.1	Ownership of Intellectual Property
7.2	Prosecution and Maintenance of Patents
7.3	Enforcement of Patents and Information
7.4	Administrative Proceedings
7.5	Invalidity or Unenforceability Defenses or Actions
7.6	Infringement Claims by Third Parties
7.7	Ownership of Corporate Names
7.8	Discussion of Potential Material Intellectual Property Issues
7.9	Order of Precedence
ARTICLE 8	CONFIDENTIALITY AND NON-DISCLOSURE
8.1	Confidentiality Obligations
8.2	Permitted Disclosures
8.3	Use of Name
8.4	Public Announcements
8.5	Publications
8.6	Return of Confidential Information
8.7	License Agreements and Co-Co Collaboration Agreements
ARTICLE 9	REPRESENTATIONS AND WARRANTIES
9.1	Mutual Representations and Warranties
9.2	Additional Representations and Warranties of Alnylam
9.3	Additional Representations, Warranties and Covenants of Regeneron
9.4	DISCLAIMER OF WARRANTIES
9.5	Additional Covenants
ARTICLE 10	INDEMNITY
10.1	Indemnity
10.2	Indemnity Procedure
10.3	Insurance
10.4	License Agreements and Co-Co Collaboration Agreements
ARTICLE 11	TERM AND TERMINATION
11.1	Term
11.2	Voluntary Termination of Research Collaboration
11.3	Voluntary Termination of Agreement
11.4	Termination for Material Breach

(continued)

11.5	Termination for Insolvency
11.6	Effects of Expiration or Termination
11.7	Remedies
11.8	Accrued Rights; Surviving Obligations
ARTICLE 12	MISCELLANEOUS
12.1	Force Majeure
12.2	Assignment
12.3	Severability
12.4	Governing Law, Jurisdiction and Service
12.5	Dispute Resolution
12.6	Notices
12.7	Entire Agreement; Amendments
12.8	LIMITATION OF DAMAGES
12.9	Equitable Relief
12.10	Waiver and Non-Exclusion of Remedies
12.11	No Benefit to Third Parties
12.12	Further Assurance
12.13	Relationship of the Parties
12.14	Counterparts; Facsimile Execution
12.15	References
12.16	Schedules
12.17	Construction
12.18	Effective Date

MASTER AGREEMENT

This Master Agreement (this “Agreement”) is made and entered into as of April 8, 2019 (the “Execution Date”) by and between Alnylam Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (“Alnylam”), and Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of New York (“Regeneron”). Alnylam and Regeneron are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS

WHEREAS, Alnylam has scientific expertise and technology regarding the structure and use of therapeutic products that function through RNA interference;
WHEREAS, Alnylam owns or controls certain fundamental intellectual property relating to RNA interference;
WHEREAS, Regeneron has expertise in genetics research, including generating and analyzing genomic data, and identifying certain therapeutic targets, and in drug development and commercialization; and
WHEREAS, the Parties desire to collaborate on programs for the discovery, research, development and commercialization of siRNAs Directed to given Collaboration Targets as CNS Products, Eye Products or Liver Products, on the terms and subject to the conditions as set forth herein (each initially capitalized term as defined below).
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
Article 1
DEFINITIONS
Unless otherwise specifically provided herein, the following terms shall have the following meanings:
1.1    “Accounting Standards” means, with respect to either Party, generally accepted accounting principles as applicable in the United States or International Financial Reporting Standards of the International Accounting Standards Board, in each case, as generally and consistently applied throughout such Party’s organization. Each Party shall promptly notify the other Party in writing if such Party changes the Accounting Standards pursuant to which its records are maintained.

1.2    “Acquired Party” has the meaning set forth in Section 5.7.2(a).
1.3    “Acquirer” has the meaning set forth in Section 5.7.2(a).
1.4    “Acquiring Party” has the meaning set forth in Section 5.7.2(a).
1.5    “Acquisition Product” has the meaning set forth in Section 5.7.2(a).
1.6    “Additional Alnylam In-Licenses” means the agreements set forth in Section 3 of Schedule 1.108.
1.7    “Adverse Ruling” has the meaning set forth in Section 11.4.
1.8    “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person for so long as such Person controls, is controlled by or is under common control with such first Person, regardless of whether such Affiliate is or becomes an Affiliate on or after the Effective Date. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management or policies of such entity.
1.9    “Agreement” has the meaning set forth in the preamble hereto.
1.10    “Alliance Manager” has the meaning set forth in Section 2.5.
1.11    “Alnylam” has the meaning set forth in the preamble hereto.
1.12    “Alnylam Background Technology” means, on a Program-by-Program basis, (a) Information that is necessary or reasonably useful to Exploit any Collaboration Product under such Program and (b) Patent Rights that Cover any Collaboration Product under such Program or the Exploitation of any Collaboration Product under such Program, in each case, ((a) and (b)), that are Controlled by Alnylam or its Affiliates as of the Execution Date or at any time thereafter until the end of the Term, but excluding Alnylam Collaboration IP and Alnylam’s interest in the Joint Collaboration IP.
1.13    “Alnylam Background Technology Improvements” means, on a Program-by-Program basis, any developments, enhancements, modifications or other improvements to, or progeny, mutants, fragments, or derivatives of, the Alnylam Background Technology that (a) are made by or on behalf of either Party or its Affiliates or its or their Sublicensees under or in connection with such Program under this Agreement, and (b) with respect to any of the foregoing constituting (i) Information, are not specifically and solely related to any Product-Specific Factor and (ii) Patent Rights, do not include any claim the practice of which necessarily requires the presence or direct use of a Product-Specific Factor.
1.14    “Alnylam Collaboration IP” means (a) any improvement, discovery or Information, patentable or otherwise, that is conceived or reduced to practice (in whole or in part) or otherwise identified, discovered, made or developed, as applicable, solely by individuals who are employees, agents or consultants of Alnylam or its Affiliates or its or their Sublicensees, in each case, under or in connection with this Agreement, and (b) any Patent Rights that Cover such improvements, discoveries or Information described in clause (a). Alnylam Collaboration IP excludes Alnylam’s interest in Joint Collaboration IP and any Regeneron Background Technology Improvements. Patent Rights constituting Alnylam Collaboration IP are either Alnylam Core Technology Patents or Alnylam Product-Specific Patents, as the case may be.
1.15    “Alnylam Core Technology Know-How” means, on a Program-by-Program basis, Alnylam Know-How other than Alnylam Product-Specific Know-How.
1.16    “Alnylam Core Technology Patents” means, on a Program-by-Program basis, Alnylam Patents (other than Alnylam Product-Specific Patents), including (a) with respect to a given Initial Program, those Patent Rights set forth on Schedule 1.16 and (b) with respect to any New Program, those additional Patent Rights, if any, designated as an “Alnylam Core Technology Patent” for such New Program pursuant to Section 3.2.4(b).
1.17    “Alnylam Delivery Patents” has the meaning set forth in Section 7.2.3.
1.18    [***].
1.19    [***].
1.20    “Alnylam Field Related Assets” has the meaning set forth in Section 4.6.2.
1.21    “Alnylam In-License” means, on a Program-by-Program basis, any (a) Existing Alnylam In-License with respect to such Program; (b) Product-Specific In-License with respect to such Program between Alnylam (or its Affiliates) and a Third Party entered into after the Effective Date but only to the extent that such agreement is designated as an Alnylam In-License pursuant to Section 5.5.1(a); or (c) Core Technology In-License with respect to such Program between Alnylam (or its Affiliates) and a Third Party entered into after the Effective Date but only to the extent such agreement is designated as an Alnylam In-License pursuant to Section 5.5.1(c).
1.22    “Alnylam Indemnitees” has the meaning set forth in Section 10.1.2.
1.23    [***].
1.24    “Alnylam Know-How” means (a) the Information included in the Alnylam Collaboration IP; (b) Alnylam’s interest in the Information included in the Joint Collaboration IP; and (c) the Information included in Alnylam Background Technology or in any Alnylam Background Technology Improvements that is not in the public domain or otherwise generally known.
1.25    “Alnylam Managed Patents” has the meaning set forth in Section 9.2.4.
1.26    [***].
1.27    “Alnylam Patents” means (a) the Patent Rights included in the Alnylam Collaboration IP, (b) Alnylam’s interest in the Joint Collaboration Patents and (c) the Patent Rights included in any Alnylam Background Technology or in any Alnylam Background Technology Improvements.
1.28    “Alnylam Product-Specific Know-How” means, on a Program-by-Program basis, Alnylam Know-How that is specifically and solely related to Product-Specific Factors for such Program.
1.29    “Alnylam Product-Specific Patents” means, on a Program-by-Program basis, the Alnylam Patents that include at least one claim, the practice of which necessarily requires the presence or direct use of a Product-Specific Factor for such Program, including (a) with respect to a given Initial Program, those Patent Rights set forth on Schedule 1.29 and (b) with respect to any New Program, those additional Patent Rights, if any, designated as an “Alnylam Product-Specific Patent” for such New Program pursuant to Section 3.2.4(b). For clarity, Alnylam Product-Specific Patents exclude [***].
1.30    “Alnylam Reserved Target” means [***].
1.31    “Alnylam siRNA Platform” means Alnylam Background Technology that relates generally to Alnylam’s siRNA platform and is not primarily related to any Collaboration Product.

1.32    “Alnylam Technology” means, collectively, Alnylam Know-How and Alnylam Patents.
1.33    “Annual Collaboration Target List” has the meaning set forth in Section 3.2.3(b).
1.34    “Annual Target Maximum” means, for a given Calendar Year, a maximum of [***] Targets (or such greater number of Targets as may be mutually agreed to by the Parties for a given Calendar Year); provided that such maximum number of Targets shall be increased for a given Calendar Year as set forth in Section 3.2.3(b)(v), Section 3.4.1(f) or [***].
1.35    “Antitrust Laws” means the HSR Act, Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other Applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
1.36    “API” means any active pharmaceutical (including biological) ingredient or component (but excluding, for clarity, an adjuvant or excipient).
1.37    “Applicable Law” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time.
1.38    “Arbitration Draft” and “Arbitration Drafts” has the meaning set forth in Section 4.8.2(a).
1.39    “Arbitrator” has the meaning set forth in Section 4.8.2(b).
1.40    “ASO” means a single-stranded antisense oligonucleotide.
1.41    “ASO Reagent” means an ASO that is solely for research and does not require the design and characterization activities customarily required for a therapeutic candidate.
1.42    [***].
1.43    “Biomarker” means a defined and measurable molecular, histologic, radiographic or physiologic characteristic of patients or subjects.
1.44    “Breaching Party” has the meaning set forth in Section 11.4.
1.45    “Business Day” means a day other than a Saturday, Sunday or another day of the week on which commercial banks in New York, New York or Boston, Massachusetts, are authorized or required by Applicable Law to remain closed.

1.46    “C5” has the meaning set forth in the definition of “C5 Product.”
1.47    “C5 Agreements” has the meaning set forth in Section 4.8.1.
1.48    “C5 Agreements Term Sheet” means the Term Sheet attached hereto as Exhibit A.
1.49    “C5 Collaboration Agreement” has the meaning set forth in Section 4.8.1.
1.50    “C5 Combination License Agreement” has the meaning set forth in Section 4.8.1.
1.51    “C5 Combination Product” means a Combination Product consisting of the C5 siRNA and the fully human monoclonal antibody targeting C5 being developed by or on behalf of Regeneron or its Affiliates and known as Pozelimab.
1.52    “C5 Product” means Cemdisiran (ALN-CC5) (the “C5 siRNA”), an siRNA therapeutic targeting the C5 component of the human complement pathway (“C5”), alone or in combination with one or more other APIs, in any and all forms, presentations, delivery systems, dosages, and formulations, but excluding the C5 Combination Product.
1.53    “C5 siRNA” has the meaning set forth in the definition of “C5 Product.”
1.54    “[***] Delivery Technology” means [***] or (ii) is intended for delivery in the CNS or Eye, as applicable.
1.55    “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.
1.56    “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.57    “Candidate Discovery Plan” means, on a Program-by-Program basis, the plan setting forth in reasonable detail the Development activities to support the generation, evaluation and optimization of Collaboration Products and the designation of Collaboration Products as Lead Candidates under such Program, including the specific Development activities to be performed up to identification of Lead Candidates and the anticipated timeline, which plan shall be in substantially the form of the template plan set forth on Schedule 1.57 and shall allocate responsibility for such

Development activities between the Parties (provided that Alnylam shall always be responsible for those types of Development activities allocated to Alnylam as set forth in the template plan set forth on Schedule 1.57). The Candidate Discovery Plan for a given Program shall include (a) the Lead Candidate Criteria for such Program and (b) those types of Development activities outlined in Schedule 1.57 (including certain activities designated to be performed by each of the Parties); provided that, for clarity, the Candidate Discovery Plan for a given Program may also include other Development activities to support the designation of Lead Candidates under the applicable Program. In no event shall the Candidate Discovery Plan include any activities for the general development of the Alnylam siRNA Platform unrelated to Collaboration Products. For the avoidance of doubt, the Candidate Discovery Plan shall not contain a budget.
1.58    “Change of Control” means, with respect to a Party (or its ultimate parent), (a) a merger, acquisition, consolidation or reorganization of such Party (or its ultimate parent) with a Third Party that results in the voting securities of such Party (or its ultimate parent) outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the “beneficial owner” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder (or, in each case, any successor thereto), except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right may be exercised immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party (or its ultimate parent), or (c) the sale or other transfer to a Third Party, whether directly or indirectly by a Party or an Affiliate thereof, of all or substantially all of such Party’s (or its ultimate parent’s) business.
1.59    “Claim” has the meaning set forth in Section 10.1.1.
1.60    “Clinical Trial” means (a) any Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial or Registration Enabling Trial, (b) such other tests and studies in human subjects that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a Collaboration Product for an indication, including tests or studies that are intended to expand the Product Labeling for such Collaboration Product with respect to such indication and (c) any open label extension study of a Collaboration Product.
1.61    “CNS” means central nervous system, which includes the brain and spinal cord, dorsal root, trigeminal, pterygopalatine ganglia, submandibular ganglia, otic ganglia, and ciliary ganglia, but excluding peripheral nerves (other than dorsal root, trigeminal, pterygopalatine ganglia, submandibular ganglia, otic ganglia, and ciliary ganglia), the neuromuscular junction and muscle.

1.62    “CNS Delivery Technology Development Plan” has the meaning set forth in Section 3.1.2(a).
1.63    “CNS Product” means any product containing siRNA that has been specifically engineered or selected to be Directed to a Target as expressed in the CNS; provided that such product shall still be a “CNS Product” even if such product is also Directed to such Target as expressed in another organ(s) in the body.
1.64    “CNS Program” means a Program which has a CNS Target as the Collaboration Target under such Program.
1.65    “CNS Target” means a Target to which a CNS Product or anticipated CNS Product is Directed to. For clarity, references to CNS Product in this definition are used solely for purposes of initially identifying or selecting such Target as a Collaboration Target, Pre-Cleared Target, Designated Target or Listed Target hereunder, and otherwise the term “CNS Target” shall include such Target as expressed in the CNS or in any other organ(s).
1.66    “Co-Co Collaboration Agreement” means a Co-Co Collaboration Agreement in the form attached hereto as Exhibit B.
1.67    “Co-Co Program” means a Program for which the Parties enter into a Co-Co Collaboration Agreement in accordance with ARTICLE 4.
1.68    “Collaboration Election Notice” has the meaning set forth in Section 4.4.2.
1.69    “Collaboration Election Period” has the meaning set forth in Section 4.4.2.
1.70    “Collaboration Product” means any product containing an siRNA Directed to a given Collaboration Target as a CNS Product, Eye Product or Liver Product, as applicable, that is Developed under and in accordance with this Agreement, alone or in combination with one or more other APIs, in any and all forms, presentations, delivery systems, dosages, and formulations. For clarity, if a Collaboration Product that is a CNS Product, Eye Product or Liver Product, as applicable, has utility outside the CNS, Eye or Liver, respectively, then such uses outside the CNS, Eye or Liver, as applicable (including methods of treatment outside the CNS, Eye or Liver, as applicable), shall be permitted hereunder and such product containing an siRNA shall still be a Collaboration Product.
1.71    “Collaboration Target” means (a) each Initial Collaboration Target, and (b) each additional Target that is added as a “Collaboration Target” hereunder pursuant to Section 3.2; provided that (i) in the event that a given Collaboration Target is deemed to a be a “Terminated Target” pursuant to the terms of this Agreement, then such Target shall no longer be a Collaboration

Target, and (ii) “Collaboration Target” shall exclude (A) the Alnylam Reserved Target and (B) any Declined Target unless such Declined Target subsequently becomes a Collaboration Target as set forth in Section 3.2.3(b).
1.72    “Combination Product” means a Collaboration Product that is comprised of or contains an siRNA Directed to a given Collaboration Target as an API together with one or more other APIs and is sold either as (i) a fixed dose, (ii) separate doses in a single package, or (iii) separate doses in separate packages but for a single price.
1.73    “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Collaboration Product, including activities related to marketing, promoting, distributing, and importing such Collaboration Product, and interacting with Regulatory Authorities regarding any of the foregoing after such Collaboration Product has received Regulatory Approval, including seeking Pricing Approvals, maintaining Regulatory Approvals, conducting Non-Approval Trials, commercial pharmacovigilance and health outcomes research and publishing scientific studies other than in connection with Development. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization.
1.74    “Commercially Reasonable Efforts” means, with respect to the performance of Development or Manufacturing activities with respect to a Collaboration Product by a Party or other applicable activities by a Party hereunder, the carrying out of such activities in a diligent manner using efforts and resources [***] devote to products of similar market potential at a similar stage in development or product life, taking into account all scientific, commercial, and other factors that such Party and its Affiliates would take into account, including issues of safety and efficacy, expected and actual cost and time to develop, expected and actual profitability, expected and actual competitiveness of alternative products (including generic products) in the marketplace, the nature and extent of expected and actual market exclusivity (including patent coverage and regulatory exclusivity), the expected likelihood of regulatory approval, the expected and actual reimbursability and pricing, and the expected and actual amounts of marketing and promotional expenditures required, [***], and provided that, for purposes of determining whether a Party’s activities constitute “Commercially Reasonable Efforts,” any products of such Party or its Affiliates [***].
1.75    “Competing Product” means, [***].
1.76    “Competing Product Option” has the meaning set forth in Section 5.7.2(c).
1.77    “Competing Product Option Data Package” means [***].
1.78    “Competing Program” has the meaning set forth in Section 5.7.2(a).

1.79    “Competing Program Election Period” has the meaning set forth in Section 5.7.2(d).
1.80    “Competing Program Opt-Out Election Notice” has the meaning set forth in Section 5.7.2(d).
1.81    “Competitive Infringement” has the meaning set forth in Section 7.3.1.
1.82    “Confidential Information” has the meaning set forth in Section 8.1.
1.83    “Control” means, with respect to a Party and any item of Information, Regulatory Documentation, material, Patent Right, or other intellectual property right, the possession by such Party or any of its Affiliates of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 5.1 or Section 5.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent Right, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party; provided, that, with respect to rights to any Third Party’s Information, Patent Rights or other intellectual property rights that are licensed to, or otherwise obtained by, (a) a Party or its Affiliates pursuant to a Product-Related In-License entered into by such Party or any of its Affiliates after the Effective Date, or (b) Alnylam or its Affiliates pursuant to any Additional Alnylam In-License, such Third Party’s Information, Patent Rights or other intellectual property rights shall be deemed not to be under the Control of such Party or its Affiliates, or Alnylam or its Affiliates, respectively, unless and until the agreement pursuant to which such rights are obtained becomes an In-License pursuant to Section 5.5.1(a), Section 5.5.1(c) or Section 5.5.2, as applicable.
1.84    “Core Technology In-License” means, on a Program-by-Program basis, a Product-Related In-License for such Program that is not a Product-Specific In-License.
1.85    “Corporate Names” means (a) with respect to Alnylam, the Trademarks and logos as Alnylam may designate in writing to Regeneron from time to time and (b) with respect to Regeneron, the Trademarks and logos as Regeneron may designate in writing to Alnylam from time to time.
1.86    “Cover” or “Covering” means, as to a product and Patent Rights, that, in the absence of a license granted under, or ownership of, such Patent Rights, the manufacture, use, offer for sale, sale, importation or other Exploitation of such product would infringe such Patent Rights or, as to a pending claim included in such Patent Rights, the manufacture, use, offer for sale, sale, importation or other Exploitation of such product would infringe such Patent Rights if such pending claim were to issue in an issued patent.

1.87    “Damages” has the meaning set forth in Section 10.1.1.
1.88    “Data Package Delivery Date” has the meaning set forth in Section 4.1.
1.89    “Deadlocked Dispute” has the meaning set forth in Section 2.2.3(a)(ii).
1.90    “Declined Target” means a Target that is deemed to be a “Declined Target” pursuant to Section 3.2.3(b); provided that if such Target subsequently becomes a Collaboration Target as set forth in Section 3.2.3(b), such Target shall no longer be a “Declined Target”.
1.91    “Default Notice” has the meaning set forth in Section 11.4.
1.92    “Designated Targets” means [***].
1.93    “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, Manufacturing scale-up, qualification and validation (but excluding such scale-up, qualification and validation with respect to establishing, or otherwise causing to become operational, any Manufacturing facilities), quality assurance/quality control, Clinical Trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing, medical affairs, medical information, medical education, health economic and outcomes research, market research, and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. Development also includes the foregoing activities, if any, with respect to any devices (including diagnostics) designed for use with a Collaboration Product (which activities, if any, shall be set forth in the relevant Candidate Discovery Plan). Development does not include conducting Non-Approval Trials. When used as a verb, “Develop” means to engage in Development.
1.94    “Development Data” has the meaning set forth in Section 3.7.2.
1.95    “Directed to” means, with respect to siRNA and a Target (including a given Collaboration Target), that such siRNA binds to and interferes with the function of any messenger RNA encoded by such Target (including such Collaboration Target). For clarity, in the event an siRNA has been engineered to bind to and interfere with the function of any messenger RNA encoded by a particular Target other than a given Collaboration Target (and has not been engineered to bind to and interfere with the function of any messenger RNA encoded by a given Collaboration Target) but such siRNA additionally binds to or interferes with the function of any messenger RNA encoded by a given Collaboration Target, either directly or indirectly, then such product will not be deemed to be Directed to such Collaboration Target.

1.96    “Divestment Period” has the meaning set forth in Section 5.7.2(b).
1.97    “Dollars” or “$” means United States Dollars.
1.98    “Drug Approval Application” means a New Drug Application (an “NDA”) as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (an “MAA”) filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.
1.99    “Effective Date” has the meaning set forth in Section 12.18.
1.100    “EMA” means the European Medicines Agency and any successor agency thereto.
1.101    “Equity Agreements” means that certain (a) Stock Purchase Agreement entered into by Regeneron and Alnylam, on or about the date hereof (the “Stock Purchase Agreement”), and (b) Investor Agreement entered into by Regeneron and Alnylam, on or about the date hereof, in each case ((a)-(b)), as may be amended or restated from time to time.
1.102    “European Union” means the organization of member states of the European Union, as it may be constituted from time to time; provided that for the purposes of this Agreement the United Kingdom and any other country that is a member of the European Union on the Effective Date, shall be deemed to be a member of the European Union even if such country ceases to be a member of the European Union during the term of this Agreement.
1.103    “Excluded Agreements” means the agreements set forth on Schedule 1.103.
1.104    “Excluded Collaboration Technology” has the meaning set forth in Section 5.7.3(a).
1.105    “Execution Date” has the meaning set forth in the preamble hereto.
1.106    “Executive Officer” means, with respect to Alnylam, its Chief Executive Officer, and with respect to Regeneron, its Chief Executive Officer.
1.107    “Existing Alnylam CMOs” means each of the Third Party contract manufacturers set forth on Schedule 1.107 and their respective Affiliates, successors and assigns.
1.108    “Existing Alnylam In-Licenses” means (a) with respect to a given Initial Program, the Third Party agreements identified in Part 1 of Schedule 1.108, (b) with respect to any New Program, any other Third Party agreements identified in Part 2 of Schedule 1.108, if any, that are designated as “Existing Alnylam In-Licenses” for such New Program pursuant to Section 3.2.4(b), and (c) any Additional Alnylam In-License included within the definition of Existing Alnylam In-Licenses with respect to a given Program pursuant to Section 5.5.2. For clarity, the Existing Alnylam In-Licenses do not include the Excluded Agreements.
1.109    “Existing Alnylam Third Party Agreements” means the agreements identified in Schedule 1.109.
1.110    [***].
1.111    “Existing Regeneron In-Licenses” means (a) with respect to a given Initial Program, the Third Party agreements identified in Part 1 of Schedule 1.111 and (b) with respect to any New Program, any other Third Party agreements identified in Part 2 of Schedule 1.111, if any, designated as an “Existing Regeneron In-Licenses” for such New Program pursuant to Section 3.2.4(b).
1.112    “Existing Regeneron Third Party Agreements” means the agreements identified on Schedule 1.112.
1.113    “Existing Terminated Product” has the meaning set forth in the definition of “Terminated Product.”
1.114    “Expert” has the meaning set forth on Schedule 1.
1.115    “Expert Dispute” has the meaning set forth in Section 2.2.3(a)(iv).
1.116    “Exploit” means, with respect to a product, to make, have made, import, use, sell, or offer for sale, including to research (including pre-clinical and clinical research), Develop, Commercialize, register, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market, or have sold or otherwise dispose of such product. When used as a noun, “Exploitation” means the act of Exploiting a product.
1.117    “Eye” means all parts of the eye, which for the avoidance of doubt, includes the cornea, iris, fovea, lens, macula, optic nerve, retina, pupil, sclera, and vitreous, and all periocular, periorbital and other accessary structures that support eye homeostasis, including conjunctiva, tissues of upper and lower eyelids, and fornices, meibomian glands, lacrimal glands and extraocular muscles.
1.118    “Eye Delivery Technology Development Plan” has the meaning set forth in Section 3.1.2(b).

1.119    “Eye Product” means any product containing siRNA that has been specifically engineered or selected to be Directed to a Target as expressed in the Eye; provided that such product shall still be an “Eye Product” even if such product is also Directed to such Target as expressed in another organ(s) in the body.
1.120    “Eye Program” means a Program which has an Eye Target as the Collaboration Target under such Program.
1.121    “Eye Target” means a Target to which an Eye Product or anticipated Eye Product is Directed to. For clarity, references to Eye Product in this definition are used solely for purposes of initially identifying or selecting such Target as a Collaboration Target, Pre-Cleared Target, Designated Target or Listed Target hereunder, and otherwise the term “Eye Target” shall include such Target as expressed in the Eye or in any other organ(s).
1.122    “FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.123    “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.124    “Field” means all human diagnostic, prophylactic and therapeutic uses.
1.125    “FTE Costs and Expenses” means the sum of [***].
1.126    “GalNAc” means an N-acetylgalactosamine ligand.
1.127    “Generic Product” means, with respect to a particular Collaboration Product in a particular country in the Territory, any product that (a) is distributed by a Third Party under a separate Drug Approval Application approved by a Regulatory Authority in reliance, in whole or in part, on the Drug Approval Application for such Collaboration Product in such country (or on safety or efficacy data submitted in support of the Drug Approval Application for such Collaboration Product in such country), including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. § 355(b)(2) and 21 U.S.C. § 355(j), respectively), (ii) in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No. 726/2004 that relies for its content on any such provision) or (iii) in any other country or jurisdiction pursuant to an equivalent of such provisions or (b) is substitutable under Applicable Law for such Collaboration Product when dispensed without the intervention of a physician or other health care provider with prescribing authority.

1.128    “Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government, (b) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, licensing body, officer, official, representative, organization, unit, body or entity and any court or other tribunal of competent jurisdiction (including any arbitration or other alternative dispute forum)), (c) supra-national or multinational governmental organization or body or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
1.129    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.
1.130    “In-License” means, on a Program-by-Program basis, (a) any Alnylam In-License, and (b) any Regeneron In-License, in each case, for such Program.
1.131    “In-License Payments” means, [***].
1.132    “IND” means (a) an investigational new drug application filed with the FDA for authorization to commence Clinical Trials and its equivalent in other countries or regulatory jurisdictions, and (b) all supplements and amendments that may be filed with respect to the foregoing.
1.133    “Indemnified Party” has the meaning set forth in Section 10.2.1.
1.134    “Indemnifying Party” has the meaning set forth in Section 10.2.1.
1.135    “Information” means all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and Materials, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays; and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.
1.136    [***].
1.137    “Initial Collaboration Target” has the meaning set forth in Section 3.2.1.
1.138    “Initial Programs” has the meaning set forth in Section 3.2.1.

1.139    “Initial Research Term” means the period beginning on the Effective Date and ending on the later of:
1.139.1    the five (5) year anniversary of the Effective Date; and
1.139.2    the earliest of [***] and (b) the seven (7) year anniversary of the Effective Date.
In all cases, the Initial Research Term shall end no later than the date of termination of this Agreement in its entirety.

1.140    “Initiation” or “Initiate” means, with respect to a Clinical Trial, the first dosing of the first human subject in such Clinical Trial.
1.141    “Joint Collaboration IP” means (a) any improvement, discovery or Information, patentable or otherwise, that are conceived or reduced to practice (in whole or in part) or otherwise identified, discovered, made or developed, as applicable, jointly by individuals who are employees, agents or consultants of Alnylam or its Affiliates or its or their Sublicensees, on the one hand, and individuals who are employees, agents or consultants of Regeneron or its Affiliates or its or their Sublicensees, on the other hand, under or in connection with this Agreement, and (b) any Patent Rights that Cover such improvements, discoveries or Information described in clause (a) (the “Joint Collaboration Patents”). Joint Collaboration IP excludes any Alnylam Background Technology Improvements and any Regeneron Background Technology Improvements.
1.142    “Joint Collaboration Patents” has the meaning set forth in the definition of “Joint Collaboration IP.”
1.143    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1.1.
1.144    “JSC Dispute” means a dispute that arises with respect to an issue within the jurisdiction of the JSC.
1.145    “Knowledge” means, with respect to a Party, the actual knowledge of such Party’s internal legal department (including such legal department’s intellectual property group), any employees of such Party who were directly involved in the negotiation of this Agreement with the other Party or any member of such Party’s senior management.
1.146    “Lead Candidate” means, with respect to a given Program, a Collaboration Product that is Developed under such Program that (a) satisfies the Lead Candidate Criteria and is designated as a “Lead Candidate” in accordance with Section 4.2 or (b) is mutually designated by the Parties (or, with respect to an Eye Program, is designated by the Lead Party) as a “Lead Candidate” in accordance with Section 4.2.

1.147    “Lead Candidate Criteria” means, on a Program-by-Program basis, the criteria approved by the JSC [***] (or the Executive Officers or the Expert (or with respect to an Eye Program, as reasonably determined by the Lead Party) pursuant to Section 2.2.3(a)) for such Program (and deemed to be part of the Candidate Discovery Plan for such Program) to determine if a given Collaboration Product under such Program is ready to move into IND-enabling studies following completion of the activities under the Candidate Discovery Plan for such Program sufficient to advance such Collaboration Product to IND-enabling studies, as such criteria may be modified from time to time by the JSC [***] (or the Executive Officers or the Expert (or with respect to an Eye Program, as reasonably determined by the Lead Party) pursuant to Section 2.2.3(a)). The Lead Candidate Criteria shall be consistent with the criteria set forth on Schedule 1.147.
1.148    “Lead Candidate Date” has the meaning set forth in Section 4.2.
1.149    “Lead Candidate Payment” has the meaning set forth in Section 6.4.1(b).
1.150    “Lead Continuation Party” means, with respect to a given Program, the Party that is designated to have the right to be the “Licensee” under a License Agreement or the “Lead Party” under a Co-Co Collaboration Agreement, as applicable, for such Program in accordance with ARTICLE 4.
1.151    “Lead Party” means, for purposes of this Agreement [***].
1.152    “Lead Patent Party” means, for purposes of this Agreement [***].
1.153    “Legal Dispute” means any dispute related to a Party’s alleged material breach of this Agreement or the validity, breach, termination or interpretation of this Agreement, or intellectual property-related disputes.
1.154    “License Agreement” means a License Agreement in the form attached hereto as Exhibit C.
1.155    “Licensed Program” means a Program for which the Parties enter into a License Agreement in accordance with ARTICLE 4.
1.156    “Listed Target” shall mean a Target that is designated as a “Listed Target” in accordance with Section 7.1.5(c).
1.157    “Liver” means the liver (including any cells constituting the liver itself or contained within the liver that are involved in the functional activities of the liver (e.g. metabolism, waste or bile excretion, immune defense, etc.)).

1.158    “Liver Product” means any product containing siRNA that has been specifically engineered or selected to be Directed to a Target as expressed in the Liver; provided that such product shall still be a “Liver Product” even if such product is also Directed to such Target as expressed in another organ(s) in the body.
1.159    “Liver Program” means a Program which has a Liver Target as the Collaboration Target under such Program.
1.160    “Liver Target” means a Target to which a Liver Product or anticipated Liver Product is Directed to. For clarity, references to Liver Product in this definition are used solely for purposes of initially identifying or selecting such Target as a Collaboration Target, Pre-Cleared Target, Designated Target, NASH Target, Reserved Liver Target or Regeneron Novel Liver Target hereunder, and otherwise the term “Liver Target” shall include such Target as expressed in the Liver or in any other organ(s).
1.161    “MAA” has the meaning set forth in the definition of “Drug Approval Application.”
1.162    “Major Event” has the meaning set forth in Section 8.4.
1.163    “Major Market Country” means (a) each of the United States, Japan, France, Germany, Italy, the United Kingdom and Spain [***].
1.164    “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, assembling, shipping, and holding of any Collaboration Product, or any intermediate thereof, and any placebo, as the case may be (including any devices or other delivery technologies that are packaged or distributed with a Collaboration Product), including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control, and management of any Third Party contractors conducting such activities.
1.165    “Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, animal models, biological, chemical, or physical materials, and other similar materials, including cell lines and animal models; provided that “Materials” excludes Collaboration Products.
1.166    “Merger Control Conditions” means the following conditions, collectively: (a) the applicable waiting period under the HSR Act or any other applicable Antitrust Law will have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary, or permanent) prohibiting, with respect to a Merger Control Filing pursuant to Section 4.9, the consummation of the transactions resulting from the execution of a License Agreement or Co-Co Collaboration

Agreement, as applicable, will be in effect; and (c) no judicial or administrative proceeding opposing, with respect to a Merger Control Filing pursuant to Section 4.9, the consummation of the transactions resulting from the execution of a License Agreement or Co-Co Collaboration Agreement, as applicable, will be pending.
1.167    “Merger Control Filing” means any filing with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the subject matter of this Agreement (or the execution of a License Agreement or Co-Co Collaboration Agreement, as applicable), together with all required documentary attachments thereto, or any other similar filing(s) or notification(s) required pursuant to any other Antitrust Law.
1.168    “MicroRNA” or “miRNA” means a structurally defined functional RNA molecule usually between nineteen (19) and twenty-five (25) nucleotides in length, which is derived from an endogenous, genetically-encoded non-coding RNA which is predicted to be processed into a hairpin RNA structure that is a substrate for the double-stranded RNA-specific ribonuclease drosha and subsequently is predicted to serve as a substrate for the enzyme dicer, a member of the RNase III enzyme family.
1.169    “MicroRNA Mimic” means a single-stranded or double-stranded oligonucleotide with the same or substantially similar base composition and sequence (including chemically modified bases) as a particular natural miRNA and which is designed to mimic the activity of such miRNA. For clarity, MicroRNA Mimic excludes a double-stranded oligonucleotide which functions or is designed to function as an siRNA.
1.170    “NASH” has the meaning set forth in the definition of “NASH Target.”
1.171    “NASH Target” means a Liver Target that has a primary Therapeutic Rationale for the treatment or prevention of nonalcoholic steatohepatitis (“NASH”). For purposes of clarity, (a) the term “NASH Target” includes the Reserved NASH Targets, and (b) any Target (other than a Reserved NASH Target) that has a primary Therapeutic Rationale for any disease(s) or indication(s) other than NASH, including metabolic diseases (including diabetes), metabolic syndrome, dyslipidemia, obesity, diseases due to alcohol consumption, primary biliary cirrhosis (PBC), primary sclerosing cholangitis (PSC), hepatic infectious diseases, chronic active hepatitis, diseases of iron overload or diseases of copper overload, shall not be a NASH Target, even if such Target also has a potential Therapeutic Rationale for the treatment or prevention of NASH.
1.172    “NDA” has the meaning set forth in the definition of “Drug Approval Application.”
1.173    “New Alnylam External Program” has the meaning set forth in Section 3.4.1(h).

1.174    “New Program” has the meaning set forth in Section 3.2.4(b).
1.175    “New Program Permitted Dual Sequence Uses” has the meaning set forth in Section 3.4.1(h).
1.176    “Non-Acquiring Party” has the meaning set forth in Section 5.7.2(a).
1.177    “Non-Approval Trials” means any surveys, registries and Clinical Trials not intended to gain Regulatory Approval or any additional labeled indications, excluding any open label extension studies of the Collaboration Products.
1.178    “Non-Breaching Party” has the meaning set forth in Section 11.4.
1.179    “Non-CNS/Eye Delivery Technology” means any delivery system that is specifically directed to an organ(s) other than to the CNS or Eye [***]. For clarity, Non-CNS/Eye Delivery Technology includes GalNAc but excludes [***] Delivery Technology.
1.180    “Non-Liver Delivery Technology” means any delivery system that is specifically directed to an organ(s) other than to the Liver and [***]. For clarity, Non-Liver Delivery Technology excludes GalNAc.
1.181    “Novel Target Indication” has the meaning set forth in the definition of “Regeneron Novel Liver Target.”
1.182    “Other Delivery Technology” means any [***] delivery technology other than [***] Delivery Technology or Non-CNS/Eye Delivery Technology.
1.183    [***].
1.184    “Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with the paying Party’s Accounting Standards) by either Party or its Affiliates in connection with activities under this Agreement, excluding FTE Costs and Expenses.
1.185    “Participating Party” means, for purposes of this Agreement, Alnylam.
1.186    “Party” and “Parties” has the meaning set forth in the preamble hereto.
1.187    “Patent Rights” means (a) all issued patents (including any extensions, restorations by any existing or future extension or registration mechanism (including patent term adjustments, patent term extensions, supplemental protection certificates or the equivalent thereof), substitutions, confirmations, re-registrations, re-examinations, and patents of addition); (b) patent applications (including all provisional applications, substitutions, requests for continuation, continuations, continuations-in-part, divisionals and renewals); (c) inventor’s certificates; and (d) all equivalents of the foregoing in any country of the world.
1.188    “Permitted Alnylam Outside Product” means, on a Program-by-Program basis, any [***].
1.189    [***] .
1.190    “Permitted Claim Scope” means [***].
1.191    “Permitted Dual Sequence” means, with respect to a given Collaboration Target, [***] “Permitted Dual Sequence” [***].
1.192    “Permitted Dual Sequence Uses” means, with respect to a given Permitted Dual Sequence, [***].
1.193    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.194    “Phase 1 Clinical Trial” means a human clinical trial of a Collaboration Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, or a similar clinical study prescribed by the applicable Regulatory Authorities, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. § 312.21(a), as amended.
1.195    “Phase 2 Clinical Trial” means a human clinical trial of a Collaboration Product, the principal purpose of which is a determination of safety and efficacy in the target patient population, or a similar clinical study prescribed by the applicable Regulatory Authorities, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. § 312.21(b), as amended.
1.196    “Phase 3 Clinical Trial” means a human clinical trial of a Collaboration Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use and to determine warnings, precautions, and adverse reactions that are associated with such Collaboration Product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such Collaboration Product, including all tests and studies that are required by the FDA, pursuant to Applicable Law or otherwise.
1.197    “Pre-Cleared Target” means [***].
1.198    “Pre-Existing Affiliates” has the meaning set forth in Section 5.7.2(f).

1.199    “Preliminary Pre-Clinical Plan” has the meaning set forth in Section 4.4.1(c).
1.200    “Pricing Approval” means such approval, agreement, determination or governmental decision establishing prices for a Collaboration Product that can be charged to consumers and will be reimbursed by Regulatory Authorities in countries where Regulatory Authorities of such countries approve or determine pricing for pharmaceutical products for reimbursement or otherwise.
1.201    “Product Labeling” means, with respect to a Collaboration Product in a country in the Territory, (a) the Regulatory Authority approved full prescribing information for such Collaboration Product for such country, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Collaboration Product in such country.
1.202    “Product-Related In-License” means, on a Program-by-Program basis, a license or other similar agreement with a Third Party (other than the Existing Alnylam In-Licenses and the Existing Regeneron In-Licenses) to license or obtain any similar right or interest in any (a) Information necessary or reasonably useful to perform any activities under a Candidate Discovery Plan for such Program or to achieve the objectives thereof or to Exploit any Collaboration Product under such Program or (b) Patent Right that Covers any Collaboration Product under such Program or the Exploitation thereof.
1.203    [***].
1.204    [***].
1.205    “Product-Specific Factors” means, on a Program-by-Program basis, [***].
1.206    “Product-Specific Information” has the meaning set forth in Section 8.1.
1.207    “Product-Specific In-License” means, on a Program-by-Program basis, a Product-Related In-License for Information that is primarily related to, or Patent Rights that primarily claim, Product-Specific Factors for such Program.
1.208    “Program” means, for a given Collaboration Target, the program undertaken by or on behalf of the Parties hereunder to Develop Collaboration Products Directed to such Collaboration Target in accordance with the Candidate Discovery Plan for such program through the designation of the first Lead Candidate Directed to such Collaboration Target. For the avoidance of doubt, (i) each Collaboration Target shall be the subject of a separate single Program and (ii) any activities undertaken pursuant to a License Agreement or Co-Co Collaboration Agreement shall not be part of the Program.

1.209    “Program Assets” has the meaning set forth in Section 4.6.1.
1.210    “Program Data Package” means, on a Program-by-Program basis, an information package delivered separately by each Party as set forth in Section 4.1 containing the following with respect to such Program: (a) with respect to a particular Program, (i) the set of all preclinical data and analyses (including electronic or other reasonable access to all raw data), and (ii) all CMC data, in each case, generated under the applicable Candidate Discovery Plan, (b) a description of any and all obligations that the Party (or its Affiliates) delivering the information package has to a Third Party, financial or otherwise, with respect to the Development, Manufacture or Commercialization of any Collaboration Product under such Program, (c) a list of any exceptions to any of such Party’s representations or warranties set forth in the License Agreement or Co-Co Collaboration Agreement, as applicable, that such Party would need to include in the event that the Parties enter into a License Agreement or Co-Co Collaboration Agreement, as applicable, for such Program, and (d) a draft of all other schedules and exhibits (to be prepared by such Party) to the License Agreement or Co-Co Collaboration Agreement, as applicable, as proposed by such Party in the event that the Parties enter into a License Agreement or Co-Co Collaboration Agreement, as applicable.
1.211    “Proof of Principle” means, with respect to a given Eye Program or CNS Program, the date the Clinical Trial results (e.g., key results memo containing tables, figures and listings) from the Proof of Principle Study for such Eye Program or CNS Program, as applicable, that are sufficient to demonstrate that the Proof of Principle Criteria have been successfully achieved for such Eye Program or CNS Program, as applicable, are made available to the JSC.
1.212    “Proof of Principle Criteria” means (a) with respect to each Eye Program, the criteria to be mutually agreed to by the Parties prior to the commencement of the first Phase 1 Clinical Trial for such Eye Program, and (b) with respect to each CNS Program, the criteria to be mutually agreed to by the Parties prior to the commencement of the first Phase 1 Clinical Trial for such CNS Program, in each case (a) and (b) where [***]) (each, a “Relevant Study Cohort”). The Parties acknowledge and agree that, on a Program-by-Program basis, the Proof of Principle Criteria for a given Eye Program or CNS Program shall at least include the following (but may not necessarily include more): [***]
1.213    “Proof of Principle Milestone Payment” has the meaning set forth in Section 6.5.
1.214    “Proof of Principle Study” means, on a Program-by-Program basis for Eye Products and CNS Products, a Clinical Trial conducted under a Co-Co Collaboration Agreement or License Agreement, as applicable, that is designed to meet the Proof of Principle Criteria and identified as a “Proof of Principle Study” in the Development Plan and Budget (as defined in the applicable Co-Co Collaboration Agreement) or as identified by the Licensee (as defined in the applicable License

Agreement) to the JSC pursuant to Section 3.3.2 of the License Agreement, as applicable, for such Program.
1.215    “Proprietary Unlicensed Component” means, with respect to a given Party, an Unlicensed Component that is (a) proprietary to such Party (or its Affiliate) or (b) otherwise controlled (through license or otherwise) by such Party (or its Affiliate).
1.216    [***] has the meaning set forth in Section 3.3.3(b).
1.217    “Regeneron” has the meaning set forth in the preamble hereto.
1.218    “Regeneron Background Technology” means, on a Program-by-Program basis, (a) Information that is necessary or reasonably useful to Exploit any Collaboration Product under such Program and (b) Patent Rights that Cover any Collaboration Product under such Program or the Exploitation of any Collaboration Product under such Program, in each case, ((a) and (b)), that are Controlled by Regeneron or its Affiliates as of the Execution Date or at any time thereafter until the end of the Term, but excluding Regeneron Collaboration IP and Regeneron’s interest in the Joint Collaboration IP. Notwithstanding the foregoing, Regeneron Background Technology shall exclude (i) any Information related to any Unlicensed Component and (ii) any Patent Rights that Cover the composition or use or manufacture of any Unlicensed Component (alone or in combination).
1.219    “Regeneron Background Technology Improvements” means, on a Program-by-Program basis, any developments, enhancements, modifications or other improvements to, or progeny, mutants, fragments, or derivatives of, (x) the Regeneron Background Technology or (y) any Unlicensed Component Controlled by Regeneron or any of its Affiliates, that (a) are made by or on behalf of either Party or its Affiliates or its or their Sublicensees under or in connection with such Program under this Agreement, and (b) with respect to any of the foregoing constituting (i) Information, are not specifically and solely related to any Product-Specific Factor and (ii) Patent Rights, do not include any claim the practice of which necessarily requires the presence or direct use of a Product-Specific Factor.
1.220    [***].
1.221    “Regeneron Collaboration IP” means (a) any improvement, discovery or Information, patentable or otherwise, that is conceived or reduced to practice (in whole or in part) or otherwise identified, discovered, made or developed, as applicable, solely by individuals who are employees, agents or consultants of Regeneron or its Affiliates or its or their Sublicensees, in each case, under or in connection with this Agreement, and (b) any Patent Rights that Cover such improvements, discoveries or Information described in clause (a). Regeneron Collaboration IP excludes Regeneron’s interest in Joint Collaboration IP and any Alnylam Background Technology

Improvements. Patent Rights constituting Regeneron Collaboration IP are either Regeneron Core Technology Patents or Regeneron Product-Specific Patents, as the case may be.
1.222    “Regeneron Core Technology Know-How” means, on a Program-by-Program basis, Regeneron Know-How other than Regeneron Product-Specific Know-How.
1.223    “Regeneron Core Technology Patents” means, on a Program-by-Program basis, Regeneron Patents other than Regeneron Product-Specific Patents.
1.224    “Regeneron Eye Program Discontinuation Notice” has the meaning set forth in Section 4.3.2.
1.225    “Regeneron In-License” means, on a Program-by-Program basis, any (a) Existing Regeneron In-License with respect to such Program, (b) Product-Specific In-License with respect to such Program between Regeneron (or its Affiliates) and a Third Party entered into after the Effective Date but only to the extent that such agreement is designated as a Regeneron In-License pursuant to Section 5.5.1(a) or (c) Core Technology In-License with respect to such Program between Regeneron (or its Affiliates) and a Third Party entered into after the Effective Date but only to the extent such agreement is designated as a Regeneron In-License pursuant to Section 5.5.1(c).
1.226    “Regeneron Indemnitees” has the meaning set forth in Section 10.1.1.
1.227    “Regeneron Know-How” means (a) the Information included in the Regeneron Collaboration IP; (b) Regeneron’s interest in the Information included in the Joint Collaboration IP; and (c) the Information included in any Regeneron Background Technology or in any Regeneron Background Technology Improvements that is not in the public domain or otherwise generally known.
1.228    “Regeneron Mice” means Regeneron’s proprietary, genetically engineered mice, and any progeny of such mice (including cross-bred progeny resulting from producing a genetically engineered mouse by breeding or by using any portion of any of Regeneron’s proprietary genetically engineered mice) or other mice derived therefrom.
1.229    “Regeneron Novel Liver Target” means [***].
1.230    “Regeneron Patents” means (a) the Patent Rights included in the Regeneron Collaboration IP; (b) Regeneron’s interest in the Joint Collaboration Patents; and (c) the Patent Rights included in any Regeneron Background Technology or in any Regeneron Background Technology Improvements.

1.231    “Regeneron Product-Specific Know-How” means, on a Program-by-Program basis, Regeneron Know-How that is specifically and solely related to Product-Specific Factors for such Program.
1.232    “Regeneron Product-Specific Patents” means, on a Program-by-Program basis, the Regeneron Patents that include at least one claim, the practice of which necessarily requires the presence or direct use of a Product-Specific Factor for such Program, including, with respect to any New Program, those additional Patent Rights, if any, designated as a “Regeneron Product-Specific Patent” for such New Program pursuant to Section 3.2.4(b).
1.233    “Regeneron Technology” means, collectively, Regeneron Know-How and Regeneron Patents.
1.234    “Registration Enabling Trial” means a human clinical trial (whether or not designated a Phase 3 Clinical Trial) of a Collaboration Product (a) the results of which, together with prior data and information concerning such Collaboration Product, are intended at the time such human clinical trial is Initiated to establish that such Collaboration Product is safe and effective for its intended use; and (b) that forms the basis (alone or with one or more additional Registration Enabling Trials) of an effectiveness claim in support of a Regulatory Approval for such Collaboration Product, in each case ((a) and (b)), as acknowledged in writing by the FDA for any human clinical trial that does not meet the criteria for a Phase 3 Clinical Trial at the time such human clinical trial is Initiated.
1.235    “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market a Collaboration Product in such country, including, where applicable, (a) Pricing Approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labeling approval.
1.236    “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities regulating or otherwise exercising authority with respect to the Exploitation of a Collaboration Product in the Territory.
1.237    “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications and other major regulatory filings), registrations, licenses, authorizations, and approvals (including Regulatory Approvals) and (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files.
1.238    “Relevant Study Cohort” has the meaning set forth in the definition of “Proof of Principle Criteria.”
1.239    “Requesting Party” has the meaning set forth in Section 3.6.
1.240    “Research Collaboration Termination Notice” has the meaning set forth in Section 11.2.
1.241    “Research Extension Fee” [***] For clarity, the maximum Research Extension Fee payable shall be Four Hundred Million Dollars ($400,000,000).
1.242    “Research Extension Option” has the meaning set forth in Section 3.3.2.
1.243    “Research Term” means the Initial Research Term plus, if applicable, the Research Term Extension Period.
1.244    “Research Term Extension Period” means, if Regeneron exercises its Research Extension Option pursuant to Section 3.3.2, the period commencing at the end of the Initial Research Term and ending on the earlier of (a) the five (5) year anniversary of the end of the Initial Research Term, and (b) the termination of this Agreement in its entirety.
1.245    “Research Term Tail” means, on a Program-by-Program basis, the period commencing at the end of the Research Term [***].
1.246    “Research Term Tail Election Period” has the meaning set forth in Section 3.3.3(b).
1.247    “Reserved Liver Target” means each Target set forth on Schedule 1.247; provided that, (i) in the event that a given Reserved Liver Target becomes a Collaboration Target, then such Target shall no longer be a Reserved Liver Target (and shall instead be a Collaboration Target hereunder), (ii) in the event that a given Reserved Liver Target does not become a Collaboration Target prior to the end of the Research Term, then such Target shall no longer be a Reserved Liver Target as of the end of the Research Term, (iii) in the event that Regeneron or any of its Affiliates (alone or with one or more Third Party(ies)) develops, commercializes or manufactures for the purposes of development or commercialization a product that would have otherwise been in violation of Section 5.7.1(a) had such Reserved Liver Target been a Collaboration Target, then such Target shall no longer be a Reserved Liver Target, and Regeneron shall provide prompt notice of same to Alnylam, and (iv) Regeneron shall have the right to notify Alnylam in writing from time to time that a given existing Reserved Liver Target shall no longer be a Reserved Liver Target.

1.248    “Reserved NASH Target” means (a) each Target set forth on Schedule 1.248 and (b) each other NASH Target that is designated as a “Reserved NASH Target” in accordance with Section 3.2.2(a); provided that, (i) in the event that a given Reserved NASH Target becomes a Collaboration Target, then such Target shall no longer be a Reserved NASH Target (and shall instead be a Collaboration Target hereunder), (ii) in the event that a given Reserved NASH Target does not become a Collaboration Target prior to the end of the Research Term, then such Target shall no longer be a Reserved NASH Target as of the end of the Research Term, (iii) in the event that Regeneron or any of its Affiliates (alone or with one or more Third Party(ies)) develops, commercializes or manufactures for the purposes of development or commercialization a product that would have otherwise been in violation of Section 5.7.1(a) had such Reserved NASH Target been a Collaboration Target, then such Target shall no longer be a Reserved NASH Target, and Regeneron shall provide prompt notice of same to Alnylam, and (iv) Regeneron shall have the right to notify Alnylam in writing from time to time that a given existing Reserved NASH Target shall no longer be a Reserved NASH Target.
1.249    “siRNA” means an oligonucleotide composition of native or chemically modified RNA that targets a gene through activation of the RNA interference pathway, and that is not a MicroRNA, MicroRNA antagonist or MicroRNA Mimic.
1.250    “Stock Purchase Agreement” has the meaning set forth in the definition of “Equity Agreements.”
1.251    “Sublicensed Party” has the meaning set forth in Section 5.5.4.
1.252    “Sublicensee” means a Third Party that is granted, in accordance with this Agreement, a (sub)license by a Party or its Affiliates to intellectual property licensed under this Agreement by such Party or its Affiliates to, or to such Party and its Affiliates by, the other Party or its Affiliates, to Develop or Commercialize a Collaboration Product.
1.253    “Sublicensor Party” has the meaning set forth in Section 5.5.4.
1.254    “Target” means a human gene.
1.255    [***].
1.256    “Term” has the meaning set forth in Section 11.1.
1.257    “Terminated Product” means, with respect to a given Program, (a) any Collaboration Product that is the subject of Development under such Program by or on behalf of one or more Parties in the Territory as of the effective date of termination of this Agreement (with respect to a Program or in its entirety), but excluding any Proprietary Unlicensed Component of either Party (or its Affiliate) (the Collaboration Products under this clause (a), an “Existing Terminated Product”) or (b) any improvements, modifications or enhancements to such Collaboration Product, but excluding any Proprietary Unlicensed Component of either Party (or its Affiliate).
1.258    “Terminated Program” means a Program that is expressly designated as a “Terminated Program” pursuant to this Agreement. For clarity, once a Program is designated as a “Terminated Program” it shall no longer be a Program for purposes of this Agreement.
1.259    “Terminated Target” means a Collaboration Target that is deemed a “Terminated Target” pursuant to this Agreement. For clarity, once a Collaboration Target is deemed a “Terminated Target” it shall no longer be a Collaboration Target for purposes of this Agreement.
1.260    “Territory” means the entire world.
1.261    “Therapeutic Rationale” means, with respect to a given Target, that [***].
1.262    “Third Party” means any Person other than Alnylam, Regeneron and their respective Affiliates.
1.263    “Third Party Acquisition” has the meaning set forth in Section 5.7.2(a).
1.264    “Third Party Infringement Action” has the meaning set forth in Section 7.6.1.
1.265    “Third Party Provider” has the meaning set forth in Section 3.4.5.
1.266    “Third Party Transaction” means, with respect to a given Program, any transaction pursuant to which either Party or its Affiliates grants a license, sells or otherwise grants or transfers, including by option, to any Third Party (other than in connection with (i) a Change of Control, or (ii) a subcontract as permitted pursuant to Section 3.4.5) rights in or to, including any rights to further Develop or Commercialize, one or more Collaboration Products under such Program.
1.267    “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.
1.268    “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).
1.269    “Unlicensed Component” means (a) any API of a Combination Product that is not an siRNA Directed to the Collaboration Target or (b) any API that is otherwise administered in a

Clinical Trial of a Collaboration Product (in accordance with the protocol for such Clinical Trial) that is not an siRNA Directed to the Target.
1.270    “Upfront Payment” has the meaning set forth in Section 6.1.
1.271    “Validated” has the meaning set forth in the definition of “Regeneron Novel Liver Target.”
1.272    [***].
1.273    “Withholding” has the meaning set forth in Section 6.8.
1.274    “Withholding Action” has the meaning set forth in Section 6.8.
ARTICLE 2
COLLABORATION MANAGEMENT
2.1    Joint Steering Committee.
2.1.1    Formation. Within fifteen (15) Business Days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”). The JSC shall consist of three (3) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC; provided that the Parties may agree to increase or decrease the number of equal representatives from each Party. From time to time, each Party may replace one or more of its representatives to the JSC on written notice to the other Party. Each Party shall appoint one of its representatives to serve as a co-chairperson of the JSC, and a Party may change its appointed co-chairperson from time to time upon written notice to the other Party.
2.1.2    Specific Responsibilities. The JSC shall oversee the conduct of the Programs hereunder, including the Development and Manufacture of the Collaboration Products in the Territory under each Program. In particular, the JSC shall:
(a)    review, discuss and coordinate the Parties’ activities under this Agreement, including resolving any disputes that arise as set forth in this Agreement;
(b)    review and discuss the nomination and selection of proposed Targets as new Collaboration Targets in accordance with Section 3.2.3;
(c)    review and discuss whether any Target has a Therapeutic Rationale for NASH;

(d)    review and discuss whether a [***] or other delivery technology is a [***] Delivery Technology, Other Delivery Technology, Non-CNS/Eye Delivery Technology or Non-Liver Delivery Technology, as applicable;
(e)    [***]
(f)    on a Program-by-Program basis, review, discuss and approve the Lead Candidate Criteria, and any amendments to the Lead Candidate Criteria, for a given Program;
(g)    on a Program-by-Program basis, review, discuss and determine whether a Collaboration Product satisfies the Lead Candidate Criteria for such Program;
(h)    on a Program-by-Program basis, select one or more Collaboration Products to be designated as Lead Candidates under such Program based on satisfaction of the Lead Candidate Criteria for such Program;
(i)    on a Program-by-Program basis, review, discuss and approve the initial Candidate Discovery Plan (and any updates or material amendments thereto), in each case that has been submitted by the Parties in accordance with Section 3.4.1;
(j)    serve as a forum for discussing the Development activities under each Candidate Discovery Plan;
(k)    discuss any decision with respect to a Collaboration Product that either Party reasonably anticipates would give rise to a material obligation to a Third Party, including by requiring entry into an In-License with such Third Party;
(l)    review, discuss and approve entering into any Third Party Transaction;
(m)    determine to discontinue a given Program as set forth in Section 3.4.1(f);
(n)    review, discuss and approve entering into any Product-Specific In-Licenses and discuss potential Core Technology In-Licenses, in each case, pursuant to Section 5.5.1;
(o)    discuss whether to accept a Core Technology In-License as an In-License;
(p)    [***]

(q)    review and discuss any Eye Delivery Technology Development Plan and CNS Delivery Technology Development Plan (and any material updates or amendments thereto); and
(r)    perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.
2.2    General Provisions Applicable to the JSC.
2.2.1    Meetings. The JSC shall hold meetings at such times as the Parties shall determine, but in no event less frequently than once each Calendar Quarter during the Term, commencing from and after the time the JSC is established as provided herein unless the co-chairpersons agree otherwise. All JSC meetings may be conducted by telephone, video-conference or in person as determined by mutual agreement of the co-chairpersons; provided, that the JSC shall meet in person at least twice each Calendar Year, unless otherwise agreed by the Parties. Unless otherwise agreed by the Parties, all in-person meetings of the JSC shall be held on an alternating basis between Regeneron’s facilities and Alnylam’s facilities. A reasonable number of other representatives of a Party may attend any JSC meeting as non-voting observers (provided, that such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in ARTICLE 8). Each Party shall be responsible for all of its own expenses of participating in the JSC. Either Party’s representatives on the JSC may call a special meeting of the JSC upon at least five (5) Business Days’ prior written notice, except that emergency meetings may be called with at least two (2) Business Days’ prior written notice.
2.2.2    Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. The JSC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party.
2.2.3    Dispute Resolution.
(a)    JSC Disputes. If the JSC, after a period of thirty (30) days from the date a matter is submitted to it for decision (including if the JSC is unable to agree on any Candidate Discovery Plan or amendment thereto), is unable to make a decision due to a lack of required unanimity, either Party may require that the dispute be submitted to the Executive Officers for resolution by providing written notice to the other Party formally requesting that the dispute be resolved by the Executive Officers and specifying the nature of the dispute. If a dispute is referred to the Executive Officers, then the Executive Officers shall diligently and in good faith attempt to resolve the referred dispute within fifteen (15) Business Days after receiving written notification of such dispute or such longer period of time as the Executive Officers may agree in writing. Any final decision mutually agreed to by the Executive Officers with respect to a dispute and set forth in writing shall be conclusive and binding on the Parties. If the Executive Officers cannot resolve such dispute within such fifteen (15) Business Days or such other period as agreed by the Executive Officers, such dispute will be resolved as follows:
(i)    for any JSC Dispute other than a (A) Deadlocked Dispute, (B) Legal Dispute, or (C) Expert Dispute, such dispute shall be resolved by the Lead Party and the Lead Party’s determination shall be binding on the Parties; provided that any final determination permitted to be made by the Lead Party under this Section 2.2.3(a)(i) shall: (X) be consistent with the terms of this Agreement, (Y) [***] (provided that, in the event that there is a dispute with respect to this clause (2), following escalation pursuant to Section 2.2.3(a), such matter shall be an “Expert Dispute” and resolved by the Expert in accordance with Schedule 1);
(ii)    if the dispute is related to entering into (or the material terms of) any proposed [***] (each a “Deadlocked Dispute”), neither Party shall have the right to resolve such Deadlocked Dispute and such Deadlocked Dispute shall remain deadlocked until resolved by mutual agreement of the Parties;
(iii)    if the dispute is related to a Legal Dispute, such dispute shall be resolved pursuant to Section 12.5; and
(iv)    If the dispute is related to (a) the Lead Candidate Criteria (or any amendment to the Lead Candidate Criteria) in each case with respect to Liver Programs or CNS Programs (but excluding, for clarity, Eye Programs), (b) the determination as to whether a given Collaboration Product meets the Lead Candidate Criteria for a given Liver Program, CNS Program or Eye Program, (c) whether a proposed Target nominated by Regeneron in accordance with Section 3.2.2(a) is a NASH Target, (d) whether a proposed Target nominated by Regeneron in accordance with Section 3.2.3(b) is a Regeneron Novel Liver Target, or (e) whether a [***] or other delivery technology proposed under Section 3.2.3(e) is a type of [***] Delivery Technology, Other Delivery Technology, Non-CNS/Eye Delivery Technology or Non-Liver Delivery Technology (each of clauses (a)-(g), an “Expert Dispute”), the Parties will mutually agree on an Expert and will submit such matter for resolution by such Expert in accordance with Schedule 1, and the determination of the Expert will be binding on the Parties. For avoidance of doubt, the Parties shall be bound by the determination of such Expert and the JSC shall have no authority to modify or amend the finding of the Expert.

2.2.4    Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JSC shall not have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 12.7 or compliance with which may only be waived as provided in Section 12.10. For clarity, (a) the JSC shall serve as a discussion forum only for Core Technology In-Licenses, and the JSC shall not have any decision-making authority with respect thereto (and for clarity, each Party shall have decision-making authority with respect to its respective Core Technology In-Licenses), (b) the JSC shall serve as a discussion forum for research activities for ASO Reagents, [***] and (c) the JSC shall serve as a discussion forum for any CNS Delivery Technology Development Plan or Eye Delivery Technology Development Plan, and the JSC shall not have any decision-making authority with respect thereto.
2.3    Sub-Committees and Working Groups. The JSC may establish sub-committees or working groups to interact on a more frequent basis on specific projects and tasks assigned to them by the JSC; provided, that the authority of such sub-committees or working groups shall not expand beyond the authority of the JSC. Any such sub-committees or working groups shall have no decision-making authority, but shall make recommendations to the JSC for its review and approval.
2.4    Discontinuation of Participation on the JSC. The JSC shall continue to exist until the Parties mutually agreeing to disband the JSC. If the Parties mutually agree to disband the JSC, then all other subcommittees shall be immediately disbanded and shall have no further rights or obligations under this Agreement, and the Lead Party shall, except as otherwise provided in this Agreement, have the right to solely decide, without consultation with the Participating Party, all matters that are subject to the review or approval by the JSC or any subcommittee hereunder other than a Deadlocked Dispute, Legal Dispute or Expert Dispute, which each shall be resolved pursuant to Section 2.2.3(a) (mutatis mutandis).
2.5    Alliance Manager. Each Party shall appoint a senior representative who possesses a general understanding of this Agreement and pharmaceutical research, clinical, regulatory, manufacturing and commercialization matters and who shall oversee contact between the Parties for all matters between meetings of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.
2.6    License Agreements and Co-Co Collaboration Agreements. On a Program-by-Program basis, upon execution of a License Agreement or Co-Co Collaboration Agreement, as applicable, for such Program, such Program (including the Collaboration Target and Collaboration

Products thereunder) and matters related thereto shall no longer continue to be within the purview of the JSC hereunder, and instead shall be within the purview of the Joint Steering Committee or any other Joint Committee (as defined in the License Agreement or Co-Co Collaboration Agreement) under the License Agreement or Co-Co Collaboration Agreement, as applicable, for such Program.
ARTICLE 3
DEVELOPMENT AND REGULATORY
3.1    Overview.
3.1.1    Pursuant to the terms of this Agreement and as further provided in this ARTICLE 3, with respect to each Program, the Parties shall conduct Development of Collaboration Products Directed to the applicable Collaboration Target pursuant to such Program hereunder. Following designation of a Lead Candidate from the applicable Program, unless the Program is designated as a Terminated Program, the Parties shall enter into a License Agreement or Co-Co Collaboration Agreement, as applicable, for such Program (including the Collaboration Target and Collaboration Products thereunder) as set forth in ARTICLE 4 to continue the further Development, Manufacture and Commercialization of Collaboration Products Directed to such Collaboration Target.
3.1.2    In furtherance of the collaboration hereunder, it is the intent of the Parties that Alnylam shall continue to further develop and optimize [***] and other delivery technologies for siRNAs Directed to Eye Targets and CNS Targets. Without limiting the foregoing,
(a)    in the event that [***] then, [***] within thirty (30) days thereafter, Alnylam shall provide to the JSC for its review and discussion a written plan of activities that Alnylam proposes to conduct to develop [***] and other delivery technologies for siRNAs Directed to CNS Targets, and Alnylam shall consider in good faith any comments of Regeneron to such plan (the “CNS Delivery Technology Development Plan”), which CNS Delivery Technology Development Plan may be updated or amended by Alnylam from time to time following discussion of such update or amendment with Regeneron and consideration in good faith of any comments of Regeneron with respect thereto. Thereafter, Alnylam shall, at its sole cost, perform the activities set forth in the CNS Delivery Technology Development Plan; and
(b)    in the event that [***], then, [***] within thirty (30) days thereafter, Alnylam shall provide to the JSC for its review and discussion a written plan of activities that Alnylam proposes to conduct to develop targeting ligands and other delivery technologies for siRNAs Directed to Eye Targets, and Alnylam shall consider in good faith any comments of Regeneron to such plan (the “Eye Delivery Technology Development Plan”), which Eye Delivery Technology Development Plan may be updated or amended by Alnylam from time to time following discussion of such update or amendment with Regeneron and consideration in good faith of any comments of Regeneron with respect thereto. Thereafter, Alnylam shall, at its sole cost, perform the activities set forth in the Eye Delivery Technology Development Plan.
3.2    Collaboration Targets; Commencement of Programs.
3.2.1    Initial Collaboration Targets and Programs. The Parties agree and acknowledge that the Targets listed on Schedule 3.2.1 are the potential initial Collaboration Targets from which the Parties shall mutually select (a) three (3) Targets within thirty (30) days after the Effective Date and (b) an additional three (3) such Targets within ninety (90) days after the Effective Date, in each case, for which Programs will commence during Calendar Year 2019 (each, an “Initial Collaboration Target”), and the Parties shall commence [***].
3.2.2    Reserved NASH Targets; Pre-Cleared Targets.
(a)    From time to time during the Research Term, Regeneron shall have the right to add additional NASH Targets as a “Reserved NASH Target,” or replace an existing Reserved NASH Target with an alternative NASH Target as a “Reserved NASH Target”, in each case in accordance with this Section 3.2.2(a). In the event that Regeneron desires to add a given NASH Target as a Reserved NASH Target, or replace a given Reserved NASH Target with an alternative NASH Target as a Reserved NASH Target, then Regeneron shall propose in writing to Alnylam that such Target be added as a Reserved NASH Target. Upon receipt of such notice by Alnylam, the list of Reserved NASH Targets shall automatically be deemed to be updated to include such new Target as a “Reserved NASH Target” if such Target satisfies the requirements of the definition of “NASH Target,” (provided that if the Parties fail to agree whether such Target satisfies the requirements of the definition of “NASH Target,” such matter shall be an “Expert Dispute” and resolved by the Expert in accordance with Schedule 1) and, if applicable, to remove any replaced NASH Target (as determined by Regeneron in its sole discretion), unless at the time of receipt of such notice from Regeneron, [***], in which case the Reserved NASH Target list shall not be updated to include such Target (provided that [***]). If Alnylam disagrees that a Target proposed by Regeneron pursuant to this Section 3.2.2(a) is a NASH Target, then Alnylam shall notify Regeneron thereof in writing within ten (10) Business Days after receipt of such proposal from Regeneron, and such dispute shall be submitted for resolution by an Expert in accordance with the process set forth in Section 2.2.3(a)(iv). Notwithstanding anything herein to the contrary, there shall be no more than [***] Reserved NASH Targets at any time.
(b)    From time to time during the Research Term, Regeneron shall have the right to [***]. In the event that Regeneron desires to add a given Target as a Pre-Cleared Target, Regeneron may provide the identity of such Target to Alnylam’s independent Third Party gatekeeper for clearance by such Third Party gatekeeper in accordance with the gatekeeper process set forth in Section 3.2.3(a). Following completion of the Third Party gatekeeper process, Regeneron may, in its sole discretion, provide written notice to Alnylam with the identity of such Target (provided that such notice shall not include any Target that Alnylam’s Third Party gatekeeper identified as being prohibited (i.e., a “no”) from being included as a Pre-Cleared Target hereunder pursuant to Section 3.2.3(a)) to become a Pre-Cleared Target hereunder. Alnylam shall provide written notice to Regeneron within fifteen (15) Business Days of the date of delivery of such notice to Alnylam whether there are [***]. In the event that Alnylam provides such written notice to Regeneron, then Regeneron may, in its sole discretion, determine not to include such Target as a Pre-Cleared Target. In the event that Regeneron elects to add a given Target as a Pre-Cleared Target in accordance with this Section 3.2.2(b), then Schedule 1.197 shall automatically be deemed to include such Target as a Pre-Cleared Target.
3.2.3    Selection of New Collaboration Targets.
(a)    Gatekeeper Process. Either (i) in connection with Regeneron’s nomination of additional Pre-Cleared Targets in accordance with Section 3.2.2(b), or (ii) in preparation for the target selection process for new Collaboration Targets for a given Calendar Year during the Research Term, Regeneron may provide a list of Targets to Alnylam’s independent Third Party gatekeeper for clearance by such Third Party gatekeeper; provided that for the target selection process for new Collaboration Targets for a given Calendar Year during the Research Term, (A) such list shall not include more [***] for such Calendar Year; and (B) if any of the Targets submitted by Regeneron to the Third Party gatekeeper are designated as a “no” or “encumbered”, Regeneron may thereafter submit a reasonable number of additional Targets [***] for such Calendar Year to such Third Party gatekeeper for clearance. The Third Party gatekeeper shall confirm the availability of such Targets in accordance with Alnylam’s independent Third Party gatekeeping processes, which processes will be agreed to by the Parties and established within sixty (60) days after the Effective Date (provided that such agreed Third Party gatekeeping process shall comply with the Existing Alnylam Third Party Agreements). Such Third Party gatekeeper shall provide written notice to Regeneron of the existence of any conflict that would prohibit or limit inclusion of the applicable Target as a Pre-Cleared Target or Collaboration Target hereunder (on a “yes” or “no” or “encumbered” basis, if any, where “yes” means that the Target is not restricted in any way, “no” means the Target is prohibited from being added as a Pre-Cleared Target or Collaboration Target and “encumbered” means that the Target may be added as a Pre-Cleared Target or Collaboration Target, but a Third Party has certain rights to such Target, and in the event that the Target is designated as “encumbered” the Third Party gatekeeper shall describe the encumbrances to Regeneron in writing) solely as a result of, and in accordance with, those provisions of the applicable Existing Alnylam Third Party Agreements (as such provisions are expressly set forth on Schedule 9.2.15), which conflict notification will be provided to Regeneron within fifteen (15) Business Days of the date of delivery of Regeneron’s list to the Third Party gatekeeper. In the event that the Third Party gatekeeper reasonably determines that any Target on Regeneron’s list has such a conflict (i.e., either a “no” or “encumbrance”) and consequently may not be included (or may only be included subject to the described encumbrances) as a Pre-Cleared Target or Collaboration Target under this Agreement, the Co-Co Collaboration Agreement or the License Agreement, then Regeneron may, in its discretion, select a reasonable number of alternative Targets (that are either a CNS Target, Liver Target or Eye Target) in replacement of such rejected (or encumbered) Target and notify the Third Party gatekeeper thereof in writing with an update to Regeneron’s list of proposed Targets; provided that such replacement Targets shall again be subject to this Section 3.2.3(a). Alnylam shall notify the Third Party gatekeeper and Regeneron if any of the applicable provisions of the applicable Existing Alnylam Third Party Agreements (as such provisions are expressly set forth on Schedule 9.2.15) are no longer in force or effect. In the event that the Third Party gatekeeper had previously determined that any Target on Regeneron’s list had such a conflict and consequently could not be included (or could only be included with encumbrances, as applicable) as a Pre-Cleared Target or Collaboration Target under this Agreement, the Third Party gatekeeper shall promptly notify Regeneron in writing if such conflict (or encumbrance, as applicable) no longer exists. Notwithstanding the foregoing, this Section 3.2.3(a) shall not apply to any Target that is a Pre-Cleared Target as of the Execution Date, a Reserved Liver Target or a Reserved NASH Target.
(b)    Annual Collaboration Target List and Collaboration Target Selection. During the fourth quarter of Calendar Year 2019 and during the fourth quarter of each Calendar Year thereafter during the Research Term, [***] such list shall not include any such Targets that Alnylam’s Third Party gatekeeper identified as being prohibited (i.e., a “no”) from being included as a Collaboration Target hereunder pursuant to Section 3.2.3(a)) to become Collaboration Targets in the next Calendar Year (each, an “Annual Collaboration Target List”), subject to the following:
(i)    [***] may not select more than the Annual Target Maximum number of Targets for a given Calendar Year.
(ii)    For the target selection processes occurring [***], the new Collaboration Targets shall include at least [***] CNS Targets and [***] Eye Targets (unless otherwise mutually agreed by the Parties); provided that [***] may decrease such numbers of CNS Targets or Eye Targets if it has a good faith scientific reason to modify the number of new Collaboration Targets to less than [***] CNS Targets or Eye Targets, as applicable, based on data generated by or on behalf of the Parties under this Agreement or any Co-Co Collaboration Agreement or License Agreement.
(iii)    Alnylam shall provide written notice to Regeneron within fifteen (15) Business Days of the date of delivery of such list to Alnylam whether there are any Alnylam-Initiated GLP Tox Permitted Competing Products or Alnylam-Partnered Permitted Competing Products Directed to any of the Targets as permitted pursuant to the exceptions to exclusivity set forth in Section 5.7.1(a)(D), or a program for Competing Products Directed to any of the Targets as permitted pursuant to the exceptions to exclusivity set forth in Section 5.7.1(a)(B) or 5.7.1(a)(C), in each case, as of the date of Regeneron’s nomination of such Target, as if such Target were a Collaboration Target hereunder. In the event that Alnylam provides such written notice to Regeneron, then Regeneron may, in its sole discretion, select an alternative Target (that is either a CNS Target, Liver Target or Eye Target) in replacement of such Target; provided that such alternative Target shall again be subject to this Section 3.2.3(b).
(iv)    If Regeneron selects and lists a Liver Target that is not a Reserved Liver Target, Reserved NASH Target or Regeneron Novel Liver Target, then Alnylam shall have the right, within thirty (30) days after Regeneron proposes such Liver Target in its written list, to object to such Liver Target, in Alnylam’s sole discretion, in which case such Liver Target shall not become a Collaboration Target for the next Calendar Year, and Regeneron may select an alternative Target (that is either a CNS Target, Liver Target or Eye Target) in replacement of such rejected Liver Target and notify Alnylam thereof in writing with an update to Regeneron’s list of Collaboration Targets; provided that if such replacement Target is a Liver Target, such replacement Target shall again be subject to this Section 3.2.3(b)(iv).
(v)    If Alnylam desires to select a Target other than the Targets proposed by Regeneron to become Collaboration Targets for the next Calendar Year, then Alnylam may propose up to [***] alternative Targets (provided that for the target selection processes occurring [***] one such Target must be a CNS Target, unless otherwise agreed to by Regeneron in writing) in writing to Regeneron within fifteen (15) Business Days after receipt of the list of Targets from Regeneron under this Section 3.2.3(b) (provided that any such Target proposed by Alnylam must be either a Liver Target or CNS Target).
(A)    For any Calendar Year, if Regeneron agrees with a given Target proposed by Alnylam, then [***] will determine [***] which Target from the list proposed by Regeneron as Collaboration Targets for the next Calendar Year will be replaced by such Target selected by Alnylam, and such final list of Targets shall be the Collaboration Targets for the next Calendar Year (provided that, for clarity, any such replaced Target shall not be a “Declined Target”).
(B)    For any of the Targets proposed by Alnylam under this Section 3.2.3(b)(v) during the Target selection process in the fourth quarter of each of Calendar Years 2019, 2020 and 2021, the following shall apply: [***].
(C)    For any of the Targets proposed by Alnylam under this Section 3.2.3(b)(v) during the target selection process [***], the following shall apply: If [***] shall be deemed to be a “Declined Target” for purposes of this Agreement.
(D)    For any Declined Target, [***].

(vi)    Upon either Party’s request, the JSC shall convene an ad hoc meeting to discuss [***] Targets in accordance with Section 2.1.2(b).
(vii)    If (1) Alnylam does not agree that a Target (other than a Reserved NASH Target) proposed by Regeneron satisfies the NASH Target definition, or (2) Alnylam does not agree that a Target proposed by Regeneron satisfies the definition of Regeneron Novel Liver Target, then, [***].
(viii)    If a given nominated Target could fall within more than one category of Target (i.e., CNS Target, Eye Target or Liver Target), then the nominating Party will identify which category such Target will fall into for purposes of this Agreement (and any License Agreement or Co-Co Collaboration Agreement), as applicable, when such Target is nominated in accordance with this Section 3.2.3(b).
(c)    Within twenty (20) days after the final list of Collaboration Targets for the next Calendar Year is determined pursuant to Section 3.2.3(b), (i) Alnylam shall provide to Regeneron a written list of (1) any additional Patent Rights Controlled by Alnylam (or its Affiliates) to be included within the “Alnylam Core Technology Patents” or the “Alnylam Product-Specific Patents”, as applicable, provided that, with respect to “Alnylam Core Technology Patents” only to the extent not previously listed on Schedule 1.16, and (2) any then existing Product-Related In-Licenses (to be set forth on Part 2 of Schedule 1.108) between Alnylam (or its Affiliates) and a Third Party in effect as of the date that the Target becomes a Collaboration Target hereunder, which shall thereafter be an “Existing Alnylam In-License” (and shall also provide to Regeneron a true, correct and complete copy of such agreements, subject to redaction as Alnylam’s outside counsel determines appropriate to comply with confidentiality obligations); in each case, with respect to such Collaboration Target, and (ii) Regeneron shall provide to Alnylam a written list of (1) any additional Patent Rights Controlled by Regeneron (or its Affiliates) to be included within the “Regeneron Product-Specific Patents”, and (2) any then existing Product-Related In-Licenses (to be set forth on Part 2 of Schedule 1.111) between Regeneron (or its Affiliates) and a Third Party in effect as of the date that the Target becomes a Collaboration Target hereunder, which shall thereafter be an “Existing Regeneron In-License” (and shall also provide to Alnylam a true, correct and complete copy of such agreements, subject to redaction as Regeneron’s outside counsel determines appropriate to comply with confidentiality obligations); in each case, with respect to such Collaboration Target.
(d)    At any time during the Research Term, but no more than [***], either Party may propose in writing to the other Party that a Target that is not already a Collaboration Target or Reserved NASH Target hereunder is or is not a NASH Target, as applicable; provided that Alnylam may only propose Targets pursuant to this Section 3.2.3(d) for which Alnylam has a good faith intention (itself or together with a Third Party) to commence an siRNA research program for such Target within the next twelve (12) months. Within thirty (30) days of receiving such request, the non-requesting Party may agree or object. Upon any such objection, the proposing Party, if it so elects, may elect to invoke the dispute resolution process set forth in Section 3.2.3(b)(vii) to make such determination. Upon any agreement by the Parties or resolution by the dispute resolution process set forth in Section 3.2.3(b)(vii), the JSC will record the applicable classification of the Target in its minutes; provided that, for clarity, either Party shall have the right to subsequently dispute the determination made pursuant to this Section 3.2.3(d) if new information becomes available with respect to such Target, and if a new determination is made, the JSC minutes will be updated to reflect such new determination.
(e)    At any time during the Term, either Party may propose in writing to the other Party that [***] or other delivery technology is or is not a type of [***] Delivery Technology, Other Delivery Technology, Non-CNS/Eye Delivery Technology or Non-Liver Delivery Technology, as measured by [***]. Within thirty (30) days of receiving such request, together with reasonable supporting data from the requesting Party, if any, the non-requesting Party may agree or object. Upon any such objection, the proposing Party, if it so elects, may elect to invoke the dispute resolution process set forth in Section 3.2.3(b)(vii) to determine if a targeting ligand or other delivery technology is or is not a type of [***] Delivery Technology, Other Delivery Technology, Non-CNS/Eye Delivery Technology or Non-Liver Delivery Technology. Upon any agreement by the Parties or resolution by the dispute resolution process set forth in Section 3.2.3(b)(vii), the JSC will record the applicable classification of the [***] or other delivery technology in its minutes; provided that, for clarity, either Party shall have the right to subsequently dispute the determination made pursuant to this Section 3.2.3(e) if new information becomes available with respect to such [***] or other delivery technology (other than GalNAc, which shall remain classified as Non-CNS/Eye Delivery Technology in all cases), and if a new determination is made, the JSC minutes will be updated to reflect such new determination.
3.2.4    Commencement of Programs.
(a)    For each Target selected pursuant to Section 3.2.3(b) to be a new Collaboration Target for a given Calendar Year, the Parties will initiate new Programs hereunder for each such Collaboration Target during such Calendar Year (provided that for Calendar Year 2019, the Parties shall initiate each of the Initial Programs as set forth in Section 3.2.1), and the Parties shall prepare, in accordance with Section 3.4.1, the initial Candidate Discovery Plan for each such new Program.
(b)    With respect to each Target that is added as a new “Collaboration Target” pursuant to Section 3.2.3(b), (i) the Program for such new Collaboration Target shall be a “New Program” hereunder, (ii) the Patent Rights designated as “Alnylam Core Technology Patents” or “Alnylam Product-Specific Patents”, respectively, pursuant to Section 3.2.3(c) shall be part of the “Alnylam Core Technology Patents” or “Alnylam Product-Specific Patents”, respectively, for such New Program, (iii) the Patent Rights designated as “Regeneron Product-Specific Patents” pursuant to Section 3.2.3(c) shall be part of the Regeneron Product-Specific Patents for such New Program, (iv) the agreements designated as “Existing Alnylam In-Licenses” pursuant to Section 3.2.3(c) shall be “Existing Alnylam In-Licenses” for such New Program, and (v) the agreements designated as “Existing Regeneron In-Licenses” pursuant to Section 3.2.3(c) shall be “Existing Regeneron In-Licenses” for such New Program.
3.3    Research Term; Research Term Extension; Research Term Tail; Discontinuance of Programs.
3.3.1    Research Term. The Parties agree and acknowledge that new Collaboration Targets will only be chosen during the Research Term; provided that, for the avoidance of doubt, if a given Collaboration Target was chosen during the Research Term, then the Program for such Collaboration Target shall continue hereunder following the Research Term during the Research Term Tail (even if activities under such Program were not commenced during the Research Term), subject to Section 3.3.3.
3.3.2    Research Term Extension by Regeneron. Regeneron shall have the right, in its sole discretion, to extend the Research Term for the Research Term Extension Period (the “Research Extension Option”) by providing Alnylam with written notice of such election no later than [***] and thereafter paying Alnylam the Research Extension Fee within sixty (60) days after delivery of such notice.
3.3.3    Research Term Tail.
(a)    The Parties shall conduct, or continue to conduct, as applicable, Development activities under each Program for any Collaboration Targets that were chosen as of the end of the Research Term (even if activities under such Program were not commenced during the Research Term) through the end of the Research Term Tail for the applicable Program in accordance with this Agreement, with the goal of identifying Lead Candidates under each such Program prior to the end of the Research Term Tail. For clarity, during the Research Term Tail for a given Program, Alnylam and its Affiliates shall have no obligation to initiate the synthesis of a Collaboration Product under such Program if [***].
(b)    With respect to any Program for [***] then within thirty (30) days after the end of the Research Term Tail, each Party shall deliver to the other Party its Program Data Package for such [***] (provided that, with respect to any Eye Program, Regeneron’s Program Data Package delivered to Alnylam shall only include the information contained in parts (c) and (d) of the definition of “Program Data Package”). For each [***] that is an Eye Program, Regeneron shall have the right, in its sole discretion, to elect to enter into a License Agreement for such Eye Program with Regeneron as the “Licensee” thereunder (which election may be made by Regeneron on a [***] basis), by providing written notice of such election to Alnylam within [***] days after receipt of the applicable Program Data Packages (the “Research Term Tail Election Period”). If Regeneron makes its election to enter into a License Agreement for any such Eye Program during the Research Term Tail Election Period for the applicable Program, then the Parties, subject to Section 4.9, shall enter into a License Agreement with respect to such Eye Program (and the Collaboration Target and Collaboration Products thereunder), including completing the exhibits and schedules thereto, with Regeneron as the “Licensee” under such License Agreement (and, subject to Section 4.9, pending such time as the License Agreement is entered into for such Program, Alnylam shall, and hereby does, grant to Regeneron the licenses as set forth in the License Agreement with respect to such Eye Program (including the Collaboration Target and Collaboration Products thereunder)). For the avoidance of doubt, the provisions of Sections 4.5 and 4.7 shall apply with respect to any such License Agreement. For each [***] that is a CNS Program or Liver Program, the Parties shall have the right, on an alternating basis (with Regeneron having the first right to pick any such [***] for which to enter into a License Agreement as the “Licensee”, and Alnylam having the second right to pick any such [***] for which to enter into a License Agreement as the “Licensee”, and so on, provided that if either Regeneron or Alnylam, as applicable, does not choose to pick any of the remaining [***] for which to enter into a License Agreement as the “Licensee” on one of its turns, then the other Party shall have thereafter have the sole right to pick any one or more of the remaining [***] that are CNS Programs or Liver Programs for which to enter into a License Agreement as the “Licensee”), to elect to enter into a License Agreement for such [***] with such Party as the “Licensee” thereunder by providing written notice of such election to the other Party during the Research Term Tail Election Period and complying with the terms and conditions of this Section 3.3.3(b) (mutatis mutandis); provided that, solely with respect to those [***] for which the Parties enter into a License Agreement with Alnylam as the “Licensee”, Regeneron shall pay to Alnylam the Lead Candidate Payment for each such [***] within thirty (30) days after the date that the first Lead Candidate is designated (consistent with the Lead Candidate Criteria set forth in the applicable Candidate Discovery Plan prior to the termination of such Candidate Discovery Plan) under such [***] under such License Agreement and the JSC (under the applicable License Agreement) is notified of such designation (and, for clarity, with respect to any [***] for which the Parties entered into a License Agreement with Regeneron as the “Licensee”, Regeneron shall not be required to make any Lead Candidate Payments). If a Party does not make its election to enter into the License Agreement for a given Program during the Research Term Tail Election Period as set forth in this Section 3.3.3(b), then such Program shall be deemed to be a “Terminated Program” and the Collaboration Target under such Terminated Program, a “Terminated Target”.

3.4    Development Activities.
3.4.1    Candidate Discovery Activities.
(a)    With respect to the Initial Collaboration Targets, (i) no later than sixty (60) days after the Effective Date, for at least [***] such Initial Collaboration Targets and (ii) promptly thereafter for the remaining Initial Collaboration Targets, the Parties shall prepare and provide the JSC with a proposed Candidate Discovery Plan (including the Lead Candidate Criteria) for each such Initial Collaboration Target for the JSC’s review, discussion and approval.
(b)    With respect to each Collaboration Target (other than the Initial Collaboration Targets), within thirty (30) days after the beginning of the Calendar Year for which such Target was added as a new Collaboration Target hereunder, the Parties shall prepare and provide the JSC with a proposed Candidate Discovery Plan (including the Lead Candidate Criteria) for each such new Collaboration Target for the JSC’s review, discussion and approval.
(c)    During the preparation of the Candidate Discovery Plan for a given Collaboration Target that is a CNS Target or an Eye Target, the Parties shall discuss the inclusion of the research of [***].
(d)    The JSC shall endeavor to approve the Candidate Discovery Plan within thirty (30) days after receipt of the proposed Candidate Discovery Plan; provided, that the Candidate Discovery Plan shall not become effective unless and until approved by the JSC (or the Executive Officers pursuant to Section 2.2.3(a) or the Lead Party pursuant to Section 2.2.3(a)(i)); provided further that the Lead Candidate Criteria must be approved by the JSC by consensus or the Executive Officers or the Expert (or, with respect to an Eye Program, the Lead Party pursuant to Section 2.2.3(a) (i.e., without the Lead Party exercising its final decision-making authority, other than with respect to an Eye Program)). Following approval of the Candidate Discovery Plan for a given Program, the JSC will review such Candidate Discovery Plan annually and discuss, propose and approve updates and material amendments thereto; provided that no update or material amendment to a given Candidate Discovery Plan shall be effective unless and until approved by the JSC (or the Executive Officers pursuant to Section 2.2.3(a) or the Lead Party pursuant to Section 2.2.3(a)(i)).
(e)    Each Party shall use Commercially Reasonable Efforts to (i) perform the Development activities assigned to it under the Candidate Discovery Plan in accordance with the timeline set forth therein and (ii) achieve the goals and objectives set forth in the Candidate Discovery Plan.
(f)    Prior to designation of the first Lead Candidate from a given Program, if either Party determines in good faith that the Program for such Collaboration Target is not reasonably likely to result in a Collaboration Product that satisfies the Lead Candidate Criteria for such Collaboration Target, then such Party shall notify the other Party through the JSC of such determination. In such case, the JSC (or the Executive Officers pursuant to Section 2.2.3(a) or the Lead Party pursuant to Section 2.2.3(a)(i)) may determine to discontinue such Program. In the event that the JSC (or the Executive Officers pursuant to Section 2.2.3(a) or the Lead Party pursuant to Section 2.2.3(a)(i)) determines to discontinue any such Program, then such Program shall be deemed to be a “Terminated Program” and the Collaboration Target under such a “Terminated Target”, and the Parties shall promptly wind-down, in compliance with Applicable Law, all Development activities under such Program. In the event that one or more Programs become Terminated Programs during a given Calendar Year, then [***]. In addition, in the event that a given Program becomes a “Terminated Program” pursuant to this Section 3.4.1(f) as a result of Regeneron exercising its Lead Party decision-making right pursuant to Section 2.2.3(a)(i) after the first dosing of the first non-human primate with Collaboration Product in the pilot non-human primate study under such Program (but before a Lead Candidate is designated from such Program), then Regeneron shall pay to Alnylam the Lead Candidate Payment for such Program within thirty (30) days after such Program becomes a “Terminated Program” pursuant to this Section 3.4.1(f).
(g)    As part of the activities under a given Program, in order to identify a Lead Candidate for such Program, Alnylam shall generate and Develop new siRNAs Directed to the Collaboration Target under such Program, and shall also contribute and Develop siRNAs Directed to the Collaboration Target under such Program that are otherwise controlled by Alnylam or its Affiliates (provided that, for clarity, [***]). Without limiting the foregoing, for a given Collaboration Target, in the event that [***].
(h)    For a given Collaboration Target, in the event that [***].
3.4.2    Operational Discretion. Subject to the terms and conditions of this Agreement, the Party to which an activity under any Candidate Discovery Plan is assigned shall have the right to make operational decisions with respect to how such activity is conducted from an operational perspective; provided that (a) such decisions are consistent with this Agreement and the Candidate Discovery Plan and (b) such decisions are consistent with customary business practices for other of its similar products.
3.4.3    Continuation of Activities. For the avoidance of doubt, with respect to a given Program, if any activities under the Candidate Discovery Plan have not been completed prior to entering into a Co-Co Collaboration Agreement or License Agreement, as applicable, for such Program, then such activities shall continue to be conducted under a Co-Co Collaboration Agreement or License Agreement; provided that until such time as a Co-Co Collaboration Agreement or License Agreement is entered into, the Parties shall continue to perform the activities under the Candidate Discovery Plan hereunder even if a Lead Candidate has already been identified.

3.4.4    Assistance. For so long as a given Program is being conducted hereunder, promptly after request by a Party, the non-requesting Party shall (and shall cause its Affiliates to) cooperate with the requesting Party and provide reasonable assistance to the requesting Party to enable the requesting Party (and its Affiliates) to conduct its Development activities under such Program in accordance with the applicable Candidate Discovery Plan for such Program, as reasonably requested by the requesting Party, including providing the requesting Party (and its designees) with reasonable access by teleconference or in-person (as requested by the requesting Party) to then-employed personnel of the non-requesting Party (and personnel of its Affiliates) to assist with the transition and answer questions related to Collaboration Products or the Development thereof pursuant to this Agreement in accordance with the applicable Candidate Discovery Plan for such Program.
3.4.5    Subcontracting. Each Party shall have the right to subcontract any of its Development activities under this Agreement to a Third Party (a “Third Party Provider”) without the other Party’s consent (provided that Alnylam shall not subcontract any activities allocated to Alnylam under a Candidate Discovery Plan without Regeneron’s prior consent, such consent not to be unreasonably withheld, conditioned or delayed, except that Alnylam may subcontract those activities set forth on Schedule 3.4.5 to those Third Party Providers as set forth on such schedule to the extent Alnylam subcontracts such activities in the ordinary course of Alnylam’s business, which schedule may be updated from time to time by the JSC to include additional Third Party Providers upon Alnylam’s reasonable request and Regeneron’s consent, not to be unreasonably withheld, conditioned or delayed); provided that any subcontract entered into by a Party pursuant to this Section 3.4.5 must (a) be in writing, (b) be consistent with the terms and conditions of this Agreement, including containing confidentiality provisions at least as protective as those contained in ARTICLE 8, and (c) provide the other Party with the same rights with respect to any intellectual property arising from the subcontracted activities as it would have if the subcontracting Party performed such activities under this Agreement (except that with respect to any subcontract entered into with a Third Party contract manufacturer, such Third Party may retain ownership of any general manufacturing process improvement of general application; provided that such Third Party grants the subcontracting Party a sublicenseable license with respect to any such improvement to the extent related to a Collaboration Product). In the event the subcontracting Party seeks to subcontract with an academic, governmental, not-for-profit or public institution and is unable to comply with subsection (c) above, then the subcontracting Party may submit a written request to the other Party for its consent to such subcontract through the Alliance Managers. If the other Party fails to respond to such request within three (3) weeks after receipt of such written request, such request shall be deemed to have been approved, and the subcontracting Party may proceed with the subcontract. The subcontracting Party shall (x) oversee the performance by its subcontractors of the activities subcontracted pursuant to this Section 3.4.5 in a manner that would be reasonably expected to result in their timely and successful completion and (y) be responsible and liable for the actions and omissions of its subcontractors. No subcontracting pursuant to this Section 3.4.5 shall relieve the subcontracting Party of any of its obligations, or the other Party of any of its rights, under this Agreement.
3.4.6    Compliance. Each Party shall perform or cause to be performed any and all of its Development activities, including its activities under each applicable Candidate Discovery Plan, in a good scientific manner and in compliance with all Applicable Law.
3.5    [***]. Except as expressly set forth in [***].
3.6    Information Exchange. As long as a Party is conducting Development activities under this Agreement, including under a Candidate Discovery Plan, upon the reasonable request of such Party (the “Requesting Party”), the non-Requesting Party shall provide to the Requesting Party Information that is licensed to the other Party under this Agreement to the extent that it is necessary or reasonably useful for the Requesting Party to perform its Development activities under any Candidate Discovery Plan, or, with respect to the Lead Party as the Requesting Party, for Developing any Collaboration Product or for filing, obtaining or maintaining INDs or Regulatory Approval for any Collaboration Product, including copies of all material scientific information and data related to such Collaboration Product.
3.7    Records and Reports.
3.7.1    Each of Alnylam and Regeneron shall, and shall ensure that its Third Party Providers, maintain complete, current and accurate records of all of its Development activities under this Agreement, including under each Candidate Discovery Plan, and all data and other information resulting from such Development activities, which records shall (a) be in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, (b) properly reflect all work done and results achieved in the performance of such Development activities, and (c) record only such Development activities and shall not include or be commingled with records of activities that are not conducted under this Agreement. On a Program-by-Program basis, Alnylam or Regeneron, as the case may be, shall retain, or cause to the retained, such records for at least three (3) years after the termination of this Agreement (in its entirety) or termination of the applicable Program, whichever is earlier, or for such longer period as may be required by Applicable Law.
3.7.2    For each given Program, each Party shall promptly provide to the JSC a summary of material non-clinical data with respect to any Development activities under each Candidate Discovery Plan for such Program, and, upon the reasonable request by the other Party, shall provide the other Party copies of or access to all non-clinical data, and other material Information, results, and analyses with respect to such Development activities for such Program (collectively, “Development Data”). In addition, upon the reasonable request of a Party, the other

Party shall provide to the requesting Party any material Development Data for such Program that has not been previously provided by such other Party to the JSC pursuant to this Section 3.7.2.
3.7.3    Notwithstanding anything to the contrary contained herein, neither Party shall be required to provide to, or otherwise share with, the other Party any data (including Development Data and CMC information) specific to such Party’s Proprietary Unlicensed Component, unless otherwise required by a Regulatory Authority.
3.8    Material Transfer. In the event a Party transfers to the other Party any Materials under this Agreement, the receiving Party shall: (a) use such Materials solely for the purpose of exercising its rights or fulfilling its obligations under this Agreement (or under a License Agreement or Co-Co Collaboration Agreement, as applicable) and for no other purpose; and (b) not transfer such Materials to any Third Party without the providing Party’s prior written consent, provided that the receiving Party shall have the right to transfer such Materials to its Sublicensees or subcontractors solely to the extent for such Third Party to conduct the activities on behalf of, or as a Sublicensee of, such receiving Party in furtherance of this Agreement (or a License Agreement or Co-Co Collaboration Agreement, as applicable). In the event the Parties anticipate the transfer of any patient samples or patient information, the Parties shall negotiate in good faith and enter into an agreement governing such transfer and subsequent use, in compliance with all Applicable Law.
ARTICLE 4
LICENSE AGREEMENTS AND CO-CO COLLABORATION AGREEMENTS
4.1    Delivery of Program Data Package. On a Program-by-Program basis, within thirty (30) days after a Party reasonably believes that one or more Collaboration Products satisfies the Lead Candidate Criteria and notifies the other Party thereof in writing, each Party shall provide to the other Party its Program Data Package for such Program (provided that, with respect to any Eye Program, Regeneron’s Program Data Package delivered to Alnylam shall only include the information contained in parts (c) and (d) of the definition of “Program Data Package”). For purposes of this Agreement, the “Data Package Delivery Date” for a given Program shall be the date on which the applicable Program Data Packages are delivered for such Program pursuant to this Section 4.1 (or, if elected by a Party, such date as the other Party was supposed to deliver its Program Data Package for such Program pursuant to this Section 4.1, if such Program Data Package was not timely delivered by such other Party).
4.2    Selection of a Lead Candidate. On a Program-by-Program basis, within fifteen (15) Business Days after the Data Package Delivery Date for such Program, the JSC will meet and review such Program Data Packages for such Program. The JSC will determine whether any of the Collaboration Products for such Program satisfies the Lead Candidate Criteria, in which case the JSC shall designate such Collaboration Product(s) as a Lead Candidate for such Program (unless otherwise mutually agreed by the Parties). If the JSC does not believe that any Collaboration Products for such Program satisfies the Lead Candidate Criteria, then the Parties shall continue to conduct additional Development activities with respect to such Program in accordance with the Candidate Discovery Plan (as may be amended in accordance with this Agreement), and thereafter resubmit Program Data Packages as and to the extent applicable in accordance with Section 4.1. In the event that the JSC does not agree on whether any Collaboration Product satisfies the Lead Candidate Criteria for a given Program, then such dispute will be resolved in accordance with Section 2.2.3(a)(iv). Notwithstanding the foregoing, the Parties may mutually agree (or, with respect to an Eye Program, Regeneron may determine) that a Collaboration Product for such Program will progress to IND-enabling studies even if such Collaboration Product does not otherwise satisfy the Lead Candidate Criteria, and, in such case, such Collaboration Product will be deemed to be a “Lead Candidate” for such Program. Any designation of a Collaboration Product as a Lead Candidate for a given Program by the JSC or by the Expert in accordance with Section 2.2.3(a)(iv), or by mutual agreement of the Parties (or, with respect to an Eye Program, by Regeneron) pursuant to the preceding sentence, shall be recorded in the minutes of the JSC, and the date on which such Lead Candidate is so designated by the JSC or the Expert or mutually by the Parties (as applicable) shall be the “Lead Candidate Date”.
4.3    Eye Programs.
4.3.1    Lead Continuation Party. Regeneron shall be the Lead Continuation Party for each Eye Program (and Regeneron shall be deemed to be designated as the “Lead Continuation Party” for a given Eye Program as of the Lead Candidate Date for such Eye Program).
4.3.2    Regeneron License Agreements. Except as set forth in Section 5.7.1(a)(C)(b), on an Eye Program-by-Eye Program basis, within twenty (20) Business Days after designation of Regeneron as the Lead Continuation Party for a given Eye Program pursuant to Section 4.3.1, the Parties shall enter into a License Agreement with respect to such Eye Program (and the Collaboration Target and Collaboration Products thereunder), including completing the exhibits and schedules thereto, with Regeneron as the “Licensee” under such License Agreement. Notwithstanding the foregoing, if Regeneron, in its sole discretion, notifies Alnylam in writing within twenty (20) Business Days after such designation of Regeneron as the Lead Continuation Party for such Eye Program that Regeneron does not wish to enter into a License Agreement for such Eye Program with Regeneron as the “Licensee” thereunder (such notice for a given Eye Program, a “Regeneron Eye Program Discontinuation Notice”), then (a) the Parties shall not enter into such License Agreement for such Eye Program, (b) the Eye Program shall be deemed to be a “Terminated Program” (and not a Licensed Program) and (c) the Collaboration Target under such Eye Program shall be deemed to be a “Terminated Target”. Unless Regeneron has provided a Regeneron Eye Program Discontinuation Notice for a given Eye Program, subject to Section 4.9, effective as of the Lead Candidate Date and pending such time as the License Agreement is entered into for such Eye Program, Alnylam shall, and hereby does, grant to Regeneron the licenses as set forth in the License Agreement with respect to such Eye Program (including the Collaboration Target and Collaboration Products thereunder).
4.4    Liver Programs and CNS Programs.
4.4.1    Lead Continuation Party.
(a)    With respect to Liver Programs, the designation of the Lead Continuation Party for each such Liver Program shall alternate between the Parties [***].
(b)    With respect to CNS Programs, the designation of the Lead Continuation Party for each such CNS Program shall alternate between the Parties, [***].
(c)    On a Liver Program-by-Liver Program or CNS Program-by-CNS Program basis, as applicable, within fifteen (15) Business Days after the Lead Continuation Party is designated for a given Program pursuant to Section 4.4.1(a) or 4.4.1(b), as applicable, such Lead Continuation Party shall deliver to the other Party a preliminary, non-binding development plan (the “Preliminary Pre-Clinical Plan”) prepared in good faith by the Lead Continuation Party setting forth (i) the IND-enabling Development activities anticipated to be conducted for the Collaboration Products under such Program, (ii) the anticipated target product profile for the Collaboration Products under such Program, (iii) the initial indications for which such Lead Continuation Party anticipates developing the Collaboration Products under such Program, and (iv) any Combination Products for which such Lead Continuation Party anticipates developing under such Program.
4.4.2    Co-Co Collaboration Agreements. On a Liver Program-by-Liver Program or CNS Program-by-CNS Program basis, as applicable, no later than fifteen (15) Business Days after receipt of the plan for a given Liver Program or CNS Program, as applicable, pursuant to Section 4.4.1(c) (the “Collaboration Election Period”), the non-Lead Continuation Party shall have the right, by written notice to the Lead Continuation Party, to elect to make such Program a Co-Co Program and enter into a Co-Co Collaboration Agreement (a “Collaboration Election Notice”) with the Lead Continuation Party as the “Lead Party” thereunder. If the non-Lead Continuation Party delivers the Collaboration Election Notice for a given Liver Program or CNS Program, as applicable, then (a) within twenty (20) Business Days thereafter, the Parties shall enter into a Co-Co Collaboration Agreement with respect to such Program (and the Collaboration Target and Collaboration Products thereunder), including completing the exhibits and schedules thereto, with the Lead Continuation Party as the “Lead Party” under such Co-Co Collaboration Agreement and (b) subject to Section 4.9, effective as of the date of the Collaboration Election Notice and pending such time as the Co-Co Collaboration Agreement is entered into for such Liver Program or CNS Program, as applicable, each Party shall, and hereby does, grant to the other Party the licenses as set forth in the Co-Co Collaboration Agreement with respect to such Liver Program or CNS Program, as applicable (including the Collaboration Target and Collaboration Products thereunder). Notwithstanding the foregoing, if the non-Lead Continuation Party delivers the Collaboration Election Notice for a given Liver Program or CNS Program, as applicable, but the Lead Continuation Party, in its sole discretion, notifies the non-Lead Continuation Party in writing within ten (10) Business Days after receipt of the Collaboration Election Notice that such Lead Continuation Party does not wish to enter into a Co-Co Collaboration Agreement and be the “Lead Party” thereunder for such Liver Program or CNS Program, as applicable, then (a) the Parties shall not enter into such Co-Co Collaboration Agreement for such Liver Program or CNS Program (and the license in the foregoing clause (b) shall not apply), as applicable, and (b) the provisions of Section 4.4.3 shall apply for such Program. If the non-Lead Continuation Party does not deliver the Collaboration Election Notice for a given Liver Program or CNS Program, as applicable, then the provisions of Section 4.4.4 shall apply for such Program.
4.4.3    License Agreement for Non-Lead Continuation Party. On a Liver Program-by-Liver Program or CNS Program-by-CNS Program basis, as applicable, if the non-Lead Continuation Party delivers a Collaboration Election Notice for a given Liver Program or CNS Program, as applicable, pursuant to Section 4.4.2, but the Lead Continuation Party thereafter notifies the non-Lead Continuation Party in writing in accordance with Section 4.4.2 that it does not desire to enter into a Co-Co Collaboration Agreement for such Program, then within ten (10) Business Days after such notice from the Lead Continuation Party, the Parties shall enter into a License Agreement with respect to such Program (and the Collaboration Target and Collaboration Products thereunder), including completing the exhibits and schedules thereto, with the non-Lead Continuation Party as the “Licensee” under such License Agreement. Subject to Section 4.9, effective as of the date the Lead Continuation Party notifies the non-Lead Continuation Party in writing in accordance with Section 4.4.2 that it does not desire to enter into a Co-Co Collaboration Agreement for such Liver Program or CNS Program, as applicable, and pending such time as the License Agreement is entered into for such Liver Program or CNS Program, as applicable, the Lead Continuation Party shall, and hereby does, grant to the non-Lead Continuation Party the licenses as set forth in the License Agreement with respect to such Liver Program or CNS Program, as applicable (including the Collaboration Target and Collaboration Products thereunder). Notwithstanding the foregoing, if the non-Lead Continuation Party, in its sole discretion, notifies the other Party in writing within ten (10) Business Days after the non-Lead Continuation Party first has the right to enter into a License Agreement for such Program pursuant to this Section 4.4.3, that such non-Lead Continuation Party does not wish to enter into a License Agreement and be the “Licensee” thereunder for such Liver Program or CNS Program, as applicable, then (a) the Parties shall not enter into such License Agreement for such Liver Program or CNS Program, as applicable, with the non-Lead Continuation Party as the “Licensee” thereunder (and the license grant to such non-Lead Continuation Party set forth in this Section 4.4.3 shall not apply), and (b) (i) such Liver

Program or CNS Program, as applicable, shall be deemed to be a “Terminated Program” and (ii) the Collaboration Target under such Program shall be deemed to be a “Terminated Target”.
4.4.4    License Agreement for Lead Continuation Party. On a Liver Program-by-Liver Program or CNS Program-by-CNS Program basis, as applicable, if the non-Lead Continuation Party does not deliver a Collaboration Election Notice for a given Liver Program or CNS Program, as applicable, pursuant to Section 4.4.2, then within twenty (20) Business Days after the end of the Collaboration Election Period for such Program, the Parties shall enter into a License Agreement with respect to such Program (and the Collaboration Target and Collaboration Products thereunder), including completing the exhibits and schedules thereto, with the Lead Continuation Party as the “Licensee” under such License Agreement. Subject to Section 4.9, effective as of the end of the Collaboration Election Period for a given Liver Program or CNS Program, as applicable, pursuant to Section 4.4.2, and pending such time as the License Agreement is entered into for such Liver Program or CNS Program, as applicable, the non-Lead Continuation Party shall, and hereby does, grant to the Lead Continuation Party the licenses as set forth in the License Agreement with respect to such Liver Program or CNS Program, as applicable (including the Collaboration Target and Collaboration Products thereunder). Notwithstanding the foregoing, if the Lead Continuation Party, in its sole discretion, notifies the other Party in writing within ten (10) Business Days after the end of the Collaboration Election Period for such Program, that such Lead Continuation Party does not wish to enter into a License Agreement and be the “Licensee” thereunder for such Liver Program or CNS Program, as applicable, then (a) the Parties shall not enter into such License Agreement for such Liver Program or CNS Program, as applicable, with the Lead Continuation Party as the “Licensee” thereunder (and the license grant to such Lead Continuation Party set forth in this Section 4.4.4 shall not apply), and (b) the non-Lead Continuation Party shall have the right, within thirty (30) days after such notice from the Lead Continuation Party, to notify the Lead Continuation Party that such non-Lead Continuation Party desires to enter into a License Agreement for such Program with the non-Lead Continuation Party as the “Licensee” thereunder, in which case the Parties shall enter into such License Agreement in accordance with the provisions of Section 4.4.3, provided that if the non-Lead Continuation Party does not deliver such notice then (i) such Liver Program or CNS Program, as applicable, shall be deemed to be a “Terminated Program” and (ii) the Collaboration Target under such Program shall be deemed to be a “Terminated Target”.
4.5    Entering Into License Agreements and Co-Co Collaboration Agreements. The Parties agree and acknowledge that the form of License Agreement and Co-Co Collaboration Agreement are attached as exhibits to this Agreement. If the Parties are to enter into a License Agreement or Co-Co Collaboration Agreement, as applicable, with respect to a given Program pursuant to Section 4.3 or Section 4.4, as applicable, the Parties will execute such License Agreement or Co-Co Collaboration Agreement for the applicable Program (including the Collaboration Target and Collaboration Products thereunder), which shall consist of mechanically inserting the relevant schedules and exhibits, completing the applicable blank provisions, and deleting bracketed provisions that are not applicable in the form of License Agreement or form of Co-Co Collaboration Agreement, in each case, in accordance with the footnotes in such form agreements to the extent applicable. For clarity, a License Agreement or Co-Co Collaboration Agreement, as applicable, with respect to a given Program will not contain any additional provisions, subject to Section 13.7.2 of the applicable Co-Co Collaboration Agreement or Section 13.7.2 of the applicable License Agreement.
4.6    No Encumbrances.
4.6.1    On a Program-by-Program basis, commencing on the date of selection of each Initial Collaboration Target in accordance with Section 3.2.1 (or for the period commencing on the Execution Date until to the selection of the Initial Collaboration Targets, the Targets set forth on Schedule 3.2.1), or the date upon which a given Program for an additional Collaboration Target commences under this Agreement, as applicable, until the earlier of (a) such time as such Program becomes a Terminated Program hereunder or (b) such time as the Parties enter into a License Agreement or Co-Co Collaboration Agreement with respect to such Program, except as otherwise expressly permitted under this Agreement, and except as and to the extent set forth in the Existing Alnylam Third Party Agreements (as such agreements are existing as of the Effective Date), each Party shall not, and shall cause its Affiliates not to (x) assign, transfer, convey, encumber (through any liens, charges, security interests, mortgages, or similar actions) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (through lien, charge, security interest, mortgage, or similar action) or dispose of, any Alnylam Patents, Alnylam Know-How, Regeneron Patents or Regeneron Know-How specifically related to such Program or any rights to any Collaboration Products under such Program (collectively, the “Program Assets”), except to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with the rights or licenses granted to the other Party hereunder (or that would be granted to such other Party pursuant to a License Agreement or Co-Co Collaboration Agreement, if such License Agreement or Co-Co Collaboration Agreement were entered into with respect to such Program in accordance with this Agreement) or (y) license or grant to any Third Party, or agree to license or grant to any Third Party, any rights to any Program Assets if such license or grant would conflict with the rights or licenses granted to the other Party hereunder (or that would be granted to such other Party pursuant to a License Agreement or Co-Co Collaboration Agreement, if such License Agreement or Co-Co Collaboration Agreement were entered into with respect to such Program in accordance with this Agreement).
4.6.2    Without limiting the provisions of Section 4.6.1, during the Research Term until such time as a given Target becomes a Collaboration Target under a Program hereunder (in which case the provisions of Section 4.6.1 shall apply), except as otherwise expressly permitted under this Agreement, and except as and to the extent set forth in the Existing Alnylam Third Party Agreements (as such agreements are existing as of the Effective Date), Alnylam shall not, and shall cause its Affiliates not to, (a) assign, transfer, convey, encumber (through any liens, charges, security interests, mortgages, or similar actions) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (through lien, charge, security interest, mortgage, or similar action) or dispose of (i) any intellectual property specifically for (x) a given Eye Target (other than the Alnylam Reserved Target), CNS Target (other than the Alnylam Reserved Target), Reserved Liver Target, Reserved NASH Target or Pre-Cleared Target, as applicable, or (y) any siRNA Directed to any such Target as an Eye Product, CNS Product or Liver Product, as applicable, and that would otherwise be included in the Alnylam Patents or Alnylam Know-How if such Target were added as a Collaboration Target under this Agreement, or (ii) any rights specific to any product containing any such siRNA ((i) and (ii) collectively, the “Alnylam Field Related Assets”), except to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with the rights or licenses granted to Regeneron hereunder (or that would be granted to Regeneron pursuant to a License Agreement or Co-Co Collaboration Agreement, if such License Agreement or Co-Co Collaboration Agreement were entered into with respect to such Target) if such Target were added as a Collaboration Target hereunder (but with respect to requirements to obtain Control of certain Alnylam Product-Specific Patents, taking into account Section 7.1.5(a)) or (b) license or grant to any Third Party, or agree to license or grant to any Third Party, any rights to any Alnylam Field Related Assets if such license or grant would conflict with the rights or licenses granted to Regeneron hereunder (or that would be granted to Regeneron pursuant to a License Agreement or Co-Co Collaboration Agreement, if such License Agreement or Co-Co Collaboration Agreement were entered into with respect to such Target) if such Target were added as a Collaboration Target hereunder (but with respect to requirements to obtain Control of certain Alnylam Product-Specific Patents, taking into account Section 7.1.5(a)), provided that this Section 4.6.2 shall not apply to the prosecution or maintenance (including preparation, submission and withdrawal) of any Patent Rights by Alnylam or any of its Affiliates in the ordinary course.
4.7    License Agreements and Co-Co Collaboration Agreements. Notwithstanding anything to the contrary contained herein, on a Program-by-Program basis, upon execution of a License Agreement or Co-Co Collaboration Agreement, as applicable, for such Program, the further Development, Manufacture and Commercialization of Collaboration Products Directed to the applicable Collaboration Target shall be governed by the License Agreement or Co-Co Collaboration Agreement, as applicable; but without prejudice to any rights that shall have accrued (or that may accrue as a result of activities under this Agreement) to the benefit of a Party with respect to such Program hereunder prior to entering into such License Agreement or Co-Co Collaboration Agreement.
4.8    C5 Agreements.
4.8.1    The Parties shall negotiate in good faith to enter into an agreement governing the C5 Product (the “C5 Collaboration Agreement”) and an agreement governing the C5

Combination Product (the “C5 Combination License Agreement,” and together with the C5 Collaboration Agreement, the “C5 Agreements”) in accordance with the C5 Agreements Term Sheet following the Effective Date and in accordance with the timelines described in this Section 4.8. Within [***] Business Days after the Effective Date, Regeneron shall deliver an initial draft of the C5 Combination License Agreement, and within [***] after the Effective Date, Regeneron shall deliver an initial draft of the C5 Collaboration Agreement. Within [***] of its receipt of such initial drafts, Alnylam shall provide a counterproposal, if any, for such C5 Agreements, and thereafter the Parties shall use good faith efforts, including through good faith negotiations, to finalize such C5 Agreements prior to [***] of the Effective Date.
4.8.2    In the event that the Parties cannot negotiate and finalize the C5 Agreements on or prior to [***] of the Effective Date (or such longer time period as may be mutually agreed by the Parties), and provided that both Parties have been negotiating in good faith and in accordance with this Agreement, then either Party may, by written notice to the other Party, initiate the procedures described in this Section 4.8 to finalize the definitive terms and conditions of such agreement through binding arbitration as follows:
(a)    Within [***] of such written notice, each Party will (i) prepare drafts of the proposed C5 Agreements to be used in such arbitration proceeding (each, an “Arbitration Draft” and collectively, the “Arbitration Drafts”) and (ii) submit its respective Arbitration Drafts to the other Party, and the Parties shall, within [***] after exchanging the Arbitration Drafts, meet to determine whether they agree to enter into either Party’s Arbitration Drafts or modified versions thereof.
(b)    If the Parties are unable to so agree within [***] after the Parties meet pursuant to Section 4.8.2(a), then the Parties shall mutually select a neutral professional in business or licensing experienced in biopharmaceutical products with at least fifteen (15) years of experience in the pharmaceutical and life sciences industries, including the conduct of research, development and commercialization collaborations who (i) has not worked for or been engaged by either Party or its Affiliates in the seven (7)-year period immediately prior to selection of such individual, and (ii) does not own equity or debt in either Party or its Affiliates (other than equity or debt owned through a broad based mutual fund or exchange trade fund) (the “Arbitrator”), which Arbitrator shall be identified within [***] after the end of such [***] period. Promptly following the identification of the Arbitrator, each Party shall submit its respective Arbitration Drafts to the Arbitrator and within [***] following the receipt of the latter of such Arbitration Drafts the Arbitrator shall select one of the Arbitration Drafts for the C5 Collaboration Agreement or the C5 Combination License Agreement, as applicable; provided that, for clarity, the Arbitrator shall be limited to selecting only one or the other of the Arbitration Drafts submitted for the C5 Collaboration Agreement or the C5 Combination License Agreement, as applicable, in each case, that most closely reflects the terms and intent of the C5 Agreements Term Sheet. The determination of the Arbitrator as to the selection of one Party’s Arbitration Draft for the C5 Collaboration Agreement or the C5 Combination License Agreement, as applicable, shall be binding and conclusive upon both Parties and their Affiliates.
(c)    The (i) fees of the Arbitrator and (ii) costs and expenses of the arbitration shall be paid by the Party whose Arbitration Draft was not selected by the Arbitrator.
(d)    The Parties agree not to disclose to any Third Party (other than to the Arbitrator, their respective counsel and other advisors) any portion of any Arbitration Draft submitted by another Party in the course of such proceedings.
4.8.3    Prior to such time as the Parties enter into the C5 Agreements, Alnylam and its Affiliates shall not undertake any activity with respect to the C5 Product or C5 Combination Product that would be prohibited under a C5 Agreement once entered into pursuant to and as set forth in the C5 Agreements Term Sheet.
4.9    Delay for Merger Control Filing. At the written request of either Party, the effectiveness of a given License Agreement or Co-Co Collaboration Agreement will be delayed for the Parties to make any required Merger Control Filing(s) and to cause the occurrence of the Merger Control Conditions. Each Party will provide the other Party with any information (including financial information) reasonably requested by such Party for purposes of determining whether a Merger Control Filing is required. If a Party determines that a Merger Control Filing is required, then each of Regeneron and Alnylam, as required under the applicable Antitrust Law(s), will make or cause to be made such filing(s) or notification(s) as promptly as practicable (but in any event within twenty (20) Business Days of such determination). The Parties will reasonably cooperate with one another to the extent necessary in the preparation of any such Merger Control Filing. Each Party will be responsible for its own costs and expenses associated with such Merger Control Filing, and will share equally all filing fees. Each of Regeneron and Alnylam hereby covenants and agrees to use reasonable efforts to eliminate any material concern on the part of any Governmental Authority regarding the legality of the License Agreement or Co-Co Collaboration Agreement including, if required by a Governmental Authority, promptly taking all reasonable steps to remove any and all impediments to the consummation of the License Agreement or Co-Co Collaboration Agreement, including using reasonable efforts to (i) obtain government antitrust clearance or approval, (ii) cooperate in good faith with any Governmental Authority investigation, and (iii) promptly produce documents and information if requested by a Governmental Authority. Each of Regeneron and Alnylam further covenants and agrees not to take any action that will have the effect of materially delaying, impairing, or impeding, the occurrence of the Merger Control Conditions with respect to the entry of the License Agreement or Co-Co Collaboration Agreement. Notwithstanding the foregoing, nothing in this Section 4.9 (Delay for Merger Control Filing) will require either Party or such Party’s Affiliates to (a) disclose to the other Party any information that is subject to obligations of confidentiality or non-use owed to Third Parties (nor will either Party be required to conduct joint meetings with any Governmental Authority in which such information might be shared with the other Party), in each case, unless required by the applicable Governmental Authority, (b) to consent to the divestiture or other disposition of any of its or its Affiliates’ assets or to consent to any other structural or conduct remedy or (c) litigate with respect to any Antitrust Law.
4.10    [***]
ARTICLE 5
GRANT OF RIGHTS
5.1    Grants to Regeneron. Subject to the terms and conditions of this Agreement, Alnylam hereby grants Regeneron:
5.1.1    during the Term of this Agreement, on a Program-by-Program basis, subject to Section 5.4.2, an exclusive (including with regard to Alnylam and its Affiliates), non-transferable (except as permitted by Section 12.2), worldwide license (or sublicense), with the right to grant sublicenses in accordance with Section 5.3, under the Alnylam Product-Specific Patents and the Alnylam Product-Specific Know-How, to perform activities under the Candidate Discovery Plan for such Program and to Exploit the Collaboration Products under such Program in accordance with the Candidate Discovery Plan in the Field in the Territory, which license shall be fully paid-up;
5.1.2    during the Term of this Agreement, on a Program-by-Program basis, a non-exclusive, non-transferable (except as permitted by Section 12.2), worldwide license (or sublicense), with the right to grant sublicenses in accordance with Section 5.3, under the Alnylam Core Technology Patents and the Alnylam Core Technology Know-How, to perform activities under the Candidate Discovery Plan for such Program and to Exploit the Collaboration Products under such Program in accordance with the Candidate Discovery Plan in the Field in the Territory, which license shall be fully paid-up;
5.1.3    during the Term of this Agreement, on a Program-by-Program basis, subject to Section 5.4.2, an exclusive (including with regard to Alnylam and its Affiliates), non-transferable (except as permitted by Section 12.2), fully paid-up, worldwide license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 5.3, under the Regulatory Approvals and any other Regulatory Documentation that Alnylam or its Affiliates may Control that are related to a Collaboration Product under such Program as necessary for purposes of performing any activities under the applicable Candidate Discovery Plan for such Program and for Exploiting such Collaboration Product in accordance with the applicable Candidate Discovery Plan for such Program in the Field in the Territory; and

5.1.4    a non-exclusive, non-transferable (except as permitted by Section 12.2), fully paid-up, perpetual, worldwide license (or sublicense), with the right to grant sublicenses through multiple tiers, under the [***] to Exploit any product in the Territory that does not contain any siRNA, MicroRNA, MicroRNA antagonist or MicroRNA Mimic, or any single or double-stranded oligonucleotide designed to specifically hybridize to RNA and modulate the expression of the intended target.
Notwithstanding the foregoing in this Section 5.1, Regeneron does not receive any rights under the license grants in this Section 5.1 to or for any Proprietary Unlicensed Component of a Combination Product Controlled by Alnylam (or any of its Affiliates).
5.2    Grants to Alnylam. Subject to the terms and conditions of this Agreement, Regeneron hereby grants Alnylam:
5.2.1    during the Term of this Agreement, on a Program-by-Program basis, a non-exclusive, non-transferable (except as permitted by Section 12.2), fully paid-up, worldwide license (or sublicense), with the right to grant sublicenses in accordance with Section 5.3, under the Regeneron Technology, to perform activities under the Candidate Discovery Plan for such Program and to Exploit the Collaboration Products under such Program in accordance with the Candidate Discovery Plan in the Field in the Territory, which license shall be fully paid-up; and
5.2.2    a non-exclusive, non-transferable (except as permitted by Section 12.2), fully paid-up, perpetual, worldwide license (or sublicense), with the right to grant sublicenses through multiple tiers, under the [***] to Exploit any product in the Territory containing siRNA (other than a Competing Product hereunder or a Competing Product (as defined in any then-existing License Agreement or Co-Co Collaboration Agreement)).
Notwithstanding the foregoing in this Section 5.2, Alnylam does not receive any rights under the license grants in this Section 5.2 to or for any Proprietary Unlicensed Component of a Combination Product Controlled by Regeneron (or any of its Affiliates).
5.3    Sublicenses. Either Party shall have the right to grant sublicenses (or further rights of reference), through multiple tiers, under the licenses and rights of reference granted to Regeneron in Section 5.1.1, Section 5.1.2, or Section 5.1.3 or to Alnylam in Section 5.2.1, as applicable; provided that any such sublicenses to Develop a Collaboration Product shall be consistent with the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement and any such sublicense agreements shall first be approved by the Joint Steering Committee pursuant to Section 2.1.2(l); provided, however, that if any such sublicense agreement is between either Party and one or more of such Party’s Affiliates, then no prior approval is required. Each sublicense agreement entered into by a Party shall contain a requirement that the Sublicensee comply with confidentiality and non-use provisions that are no less stringent than Section 8.1 with respect to the other Party’s Confidential Information. Furthermore, the applicable Party shall use commercially reasonable efforts to ensure that, to the extent possible, each such sublicense agreement by it to a Sublicensee provides that any and all data and results, discoveries, inventions and other Information, whether patentable or not, arising out of the sublicense are owned by such Party or one of its Affiliates; provided that if, after using commercially reasonable efforts, the foregoing is not possible, then such Party shall ensure that it sufficiently Controls all such data and results, discoveries, inventions and other Information in order to grant the licenses to the other Party as contemplated under this Agreement. Notwithstanding any sublicense to a Sublicensee, the sublicensing Party shall remain responsible to the other Party for the performance of all of the sublicensing Party’s obligations under, and compliance with, all applicable terms and conditions of, this Agreement, including any obligations delegated to its Sublicensees. For the avoidance of doubt, either Party may grant sublicenses, through multiple tiers, under the licenses granted to such Party under Section 5.1.4 or Section 5.2.2, as applicable, without the consent of the other Party and the foregoing provisions of this Section 5.3 shall not apply to such sublicenses.
5.4    No Implied License; Retention of Rights.
5.4.1    Except as expressly provided herein, nothing in this Agreement grants either Party or vests in either Party any right, title or interest in and to the Information, Patent Rights, Confidential Information, Trademarks or other intellectual property of the other Party (either expressly or by implication or estoppel), other than the license rights expressly granted hereunder and the assignments expressly made hereunder.
5.4.2    Notwithstanding anything to the contrary in this Agreement, and without limiting any rights granted or reserved to Alnylam pursuant to any other term or condition of this Agreement, Alnylam hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensors, (sub)licensees and contractors) all right, title and interest in and to the Alnylam Technology to (a) perform its and their obligations under this Agreement, including to perform all activities under the Candidate Discovery Plan and (b) subject to Sections 4.6 and 5.7, develop, obtain and maintain regulatory approvals for, and to manufacture, commercialize, and otherwise exploit any compound or product, other than a Collaboration Product, in any field anywhere in the world.
5.4.3    [***].
5.5    In-License Agreements.
5.5.1    Entry Into In-Licenses.
(a)    [***].

(b)    [***].
(c)    [***].
5.5.2    Additional Alnylam In-Licenses. In the event that a Patent Right licensed to Alnylam under an Additional Alnylam In-License actually is or will be infringed by Regeneron’s Development or Manufacture of a Collaboration Product in the Field and in the Territory in accordance with this Agreement, then such Additional Alnylam In-License will thereafter automatically be deemed to be an Existing Alnylam In-License on a Collaboration Product-by-Collaboration Product basis, and all rights granted to Alnylam thereunder will be deemed to be “Controlled” by Alnylam and sublicensed to Regeneron under the applicable terms of Section 5.1, effective as of the later of (a) the date the applicable Patent Right issues and (b) the date that Regeneron’s Development or Manufacture of such Collaboration Product in the Field and in the Territory in accordance with this Agreement under the applicable terms of Section 5.1 would infringe such Patent Right in the absence of a license thereunder from Alnylam; provided, for clarity, [***].
5.5.3    Management of In-Licenses. Neither Party shall, and each Party shall cause its Affiliates not to, enter into any subsequent agreement or understanding with any Third Party to an In-License to which such Party or any of its Affiliates is a party that modifies, amends or terminates any such In-License, or waives any right or obligation thereunder, in any way that would adversely affect in any material respect the other Party’s rights or interests under this Agreement, including by increasing any of the other Party’s obligations or otherwise agreeing to any covenants or obligations imposed on the other Party that would adversely impact the other Party’s business outside of this Agreement, in each case, without the other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Neither Party shall, and each Party shall cause its Affiliates not to, commit any acts or permit the occurrence of any omissions that would cause a material breach or termination of any such In-License that would adversely affect in any material respect the other Party’s rights or interests under this Agreement.
5.5.4    In-Licenses. Each Party acknowledges and agrees that the sublicenses and other rights granted by the other Party to such first Party in this Agreement are subject to the terms of any In-Licenses to which such other Party or any of its Affiliates is a party. Each Party granted a sublicense pursuant to this Agreement under any of the In-Licenses of the other Party (or any of its Affiliates) (the Party granted a sublicense, the “Sublicensed Party,” and the Party granting the sublicense, the “Sublicensor Party”) shall comply with, and perform and take such actions as may be required to allow the Sublicensor Party to comply with, all applicable terms and conditions of the In-Licenses of the Sublicensor Party to the extent (a) applicable to (i) the Sublicensed Party’s rights or obligations relating to the Development or Manufacture of Collaboration Products under this Agreement or (ii) the filing, prosecution, maintenance, extension, defense, enforcement or the further sublicensing of the Alnylam Technology (if Alnylam is the Sublicensor Party) or the

Regeneron Technology (if Regeneron is the Sublicensor Party) to the extent relevant to the Sublicensed Party’s rights or obligations relating to the Development or Manufacture of Collaboration Products under this Agreement, and (b) the Sublicensed Party has been given written notice or provided a copy of such terms and conditions on or before the later of (i) the Execution Date and (ii) the date on which such In-License is first required to have been provided to the Sublicensed Party hereunder, including any such terms and conditions relating to sublicensing, patent matters, confidentiality, reporting, audit rights, indemnification and diligence. Without limiting the foregoing, (x) the Parties shall, from time to time, upon the reasonable request of either Party, discuss the terms of any In-License and (y) each Sublicensed Party shall prepare and deliver to the Sublicensor Party any reports required under the applicable In-Licenses of the Sublicensor Party sufficiently in advance to enable the Sublicensor Party to comply with its obligations under the applicable In-Licenses, to the extent that the Sublicensed Party had been made aware of such provisions sufficiently in advance of the date on which such compliance is required in order for such Sublicensed Party to properly prepare such reports.
5.5.5    Excluded Agreements. Notwithstanding anything herein to the contrary, Regeneron acknowledges that certain Patent Rights and Information under which Alnylam has rights are in-licensed by Alnylam under the Excluded Agreements. It is understood and agreed that no sublicense is granted to Regeneron by Alnylam under the Excluded Agreements pursuant to this Agreement, and that no Patent Rights or Information licensed to Alnylam under the Excluded Agreements will be Controlled by Alnylam under this Agreement.
5.6    Confirmatory Patent License. Each Party shall, if requested to do so by the other Party, promptly enter into confirmatory license agreements in the form or substantially the form reasonably requested by such other Party for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as the requesting Party considers appropriate. Until the execution of any such confirmatory licenses, so far as may be legally possible, Alnylam and Regeneron shall have the same rights in respect of the respective intellectual property and be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed.
5.7    Exclusivity.
5.7.1    Exclusivity.
(a)    Collaboration Target Exclusivity. On a Collaboration Target-by-Collaboration Target basis, during the Term, subject to Section 5.7.2, Section 5.7.3 and Section 5.7.4, and the remainder of this Section 5.7.1(a), and in the case of Alnylam, except as and to the extent set forth in the Existing Alnylam Third Party Agreements and in the case of Regeneron except as and to the extent set forth in the Existing Regeneron Third Party Agreements, in each case, as existing as of the Effective Date, each Party shall not, and shall cause its Affiliates not to, (i) directly or indirectly, develop, commercialize or manufacture for purposes of development or commercialization, any Competing Product with respect to such Collaboration Target in the Field in any country in the Territory, or (ii) license, authorize or appoint any Third Party to directly or indirectly, develop, commercialize or manufacture for purposes of development or commercialization, any Competing Product with respect to such Collaboration Target in the Field in any country in the Territory.
(A)    Exceptions to Exclusivity for Terminated Targets or Declined Targets. The provisions of Section 5.7.1(a)(i) and (ii) shall no longer apply to any Collaboration Target that becomes a Terminated Target or a Declined Target (or any Competing Product Directed to such Terminated Target or Declined Target, provided that such Competing Product is not also Directed to a different Collaboration Target, whereupon Section 5.7.1(a)(i) and (ii) will continue to apply).
(B)    Exceptions to Exclusivity for [***].
(C)    Exceptions to Exclusivity for [***].
[***].
(D)    Exceptions to Exclusivity Against [***].
(E)    Exceptions to Exclusivity for [***].
[***]
(A)    Exceptions to Exclusivity for Terminated Targets or Declined Targets. The provisions of this Section 5.7.1(b)(i) and (ii) shall no longer apply to any Terminated Target or a Declined Target (or any Competing Product Directed to such Terminated Target or Declined Target, provided that such Competing Product is not also Directed to a different Eye Target or CNS Target, whereupon Section 5.7.1(b)(i) and (ii) will continue to apply).
(B)    Exceptions to Exclusivity for Alnylam Reserved Target. The provisions of Section 5.7.1(b)(i) and (ii) shall not apply to the Alnylam Reserved Target (or any Competing Product Directed to such Alnylam Reserved Target; provided that such Competing Product is not also Directed to a different Eye Target or CNS Target, whereupon Section 5.7.1(b)(i) and (ii) will continue to apply).
(c)    siRNA Sequence Exclusivity. Without limiting the provisions of Sections 5.7.1(a) and 5.7.1(b), during the Term, Alnylam shall not, and shall cause its Affiliates not to, (i) directly or indirectly, develop, commercialize or manufacture for purposes of development or commercialization any siRNA that includes the same nucleotide sequence (or a different nucleotide sequence that functionally targets the same nucleotide sequence of the messenger RNA) as a Collaboration Product, except for [***], or (ii) license, authorize or appoint any Third Party to directly or indirectly, develop, commercialize or manufacture for purposes of development or commercialization any siRNA that includes the same nucleotide sequence (or a different nucleotide sequence that functionally targets the same nucleotide sequence of the messenger RNA) as a Collaboration Product, except for [***]; provided that in each case ((i)-(ii)), [***].
(d)    License Agreements and Co-Co Collaboration Agreements. Notwithstanding the foregoing provisions of this Section 5.7.1, if a License Agreement or Co-Co Collaboration Agreement is entered into with respect to a given Program, then the foregoing provisions of this Section 5.7.1 shall no longer apply to the Collaboration Target under such Program (or any Competing Product Directed to such Collaboration Target), and, for clarity, the provisions of the License Agreement or Co-Co Collaboration Agreement, as applicable, shall thereafter apply with respect to such Collaboration Target (and any Competing Product Directed to such Collaboration Target), but without prejudice to any rights that shall have accrued (or that may accrue as a result of activities under this Agreement) to the benefit of a Party prior to entering into such License Agreement or Co-Co Collaboration Agreement. Notwithstanding the foregoing, in the event of the occurrence of a Third Party Acquisition during the Term (prior to such time as such License Agreement or Co-Co Collaboration Agreement is entered into for the applicable Program) pursuant to which there was a Competing Program or Acquisition Product as set forth in Section 5.7.2 and Section 5.7.3 with respect to the Collaboration Target that was the subject of such Program, then such Competing Program or Acquisition Product, as applicable, shall be considered a “Competing Program” or “Acquisition Product”, as applicable, under the License Agreement or Co-Co Collaboration Agreement, as applicable, and the time periods set forth therein for taking action with respect to such “Competing Program” or “Acquisition Product” shall be counted beginning as of the time of the Third Party Acquisition under this Agreement, and any other adjustments contemplated by Section 5.7.2(f) shall also continue to be applicable under the equivalent provisions of the applicable License Agreement or Co-Co Collaboration Agreement.
5.7.2    Change of Control and Acquired Competing Programs and Products.
(a)    If, during the Term, (i) there is a Change of Control of a Party (such Party, the “Acquired Party”) and as of the effective date of such Change of Control, a Third Party described in the definition of “Change of Control” or any of its Affiliates (other than the Acquired Party, or the Acquired Party’s Pre-Existing Affiliates) (the “Acquirer”) is engaged, directly or indirectly, in any activities that, if carried out by the Acquired Party, would be a breach of the exclusivity obligations set forth in Section 5.7.1 (such activities, a “Competing Program”), or (ii) as the result of an acquisition of a Third Party or the assets of a Third Party by a Party or one or more of its Affiliates (the “Acquiring Party”), the Acquiring Party directly or indirectly acquires rights to a Competing Product in the Field that would be a breach of the exclusivity obligations set forth in Section 5.7.1 (each such Competing Product, an “Acquisition Product” and each transaction described in subsection (i) or (ii), a “Third Party Acquisition”); then, the Acquired Party or Acquiring Party, as applicable, shall give the other Party (the “Non-Acquiring Party”) express written notice thereof within ten (10) Business Days after the closing of such Third Party Acquisition and furthermore the Acquired Party or Acquiring Party, as applicable, shall in its sole discretion do one of the following after the closing of such Third Party Acquisition: (w) by the later of six (6) months after (i) such closing, (ii) the expiration of the Divestment Period pursuant to Section 5.7.2(b) and (iii) the date on which the Parties cease negotiations pursuant to Section 5.7.2(c), as applicable, terminate all development, commercialization and manufacture for purposes of development or commercialization, with respect to such Competing Program or Acquisition Product, as applicable (other than Clinical Trials that a Regulatory Authority requires the Acquired Party or Acquiring Party, as applicable, to continue, which may be continued for no more than twelve (12) months after such closing or such longer period as such Regulatory Authority requires), and deliver to the Non-Acquiring Party a notice of such termination, which notice shall include a covenant that no further development, commercialization or manufacture for purposes of development or commercialization, with respect to such Competing Program or Acquisition Product shall be performed by or on behalf of such Acquired Party or Acquiring Party, as applicable, or any of its Affiliates, to the extent the provisions of Section 5.7.1 would have prohibited such activities; provided, that an Acquired Party or Acquiring Party, as applicable, shall not be prohibited from later divesting its rights in such terminated Competing Program or Acquisition Product, as applicable, whether pursuant to the provisions of this Section 5.7.2 or otherwise; (x) divest its rights in the Competing Program or Acquisition Product to a Third Party pursuant to Section 5.7.2(b); (y) offer the Competing Product Option to the Non-Acquiring Party pursuant to Section 5.7.2(c) or (z) if applicable, exercise the right to continue the Competing Program as set forth in Section 5.7.2(d). If the Acquired Party or Acquiring Party fails to comply with one of the foregoing clauses (w), (x), (y) or (z), then, unless the Parties otherwise agree in writing, the Acquired Party or Acquiring Party, as applicable, shall be in breach of Section 5.7.1.
(b)    If the Acquired Party or Acquiring Party, as applicable, chooses to divest its rights in the Competing Program or Acquisition Product, as applicable, to a Third Party, the Acquired Party or Acquiring Party, as applicable, shall commit in writing to the Non-Acquiring Party, within forty-five (45) days of the later of (i) the closing of such Third Party Acquisition and (ii) the date on which the Parties cease negotiations pursuant to Section 5.7.2(c), as applicable, to divest such Competing Program or Acquisition Product, as applicable, to a Third Party within one hundred eighty (180) days after the closing of the Third Party Acquisition, and shall do so within such one hundred eighty (180)-day period; provided, that if the Acquired Party or Acquiring Party, as applicable, fails to complete such divestiture within such one hundred eighty (180)-day period, but can demonstrate to the Non-Acquiring Party’s reasonable satisfaction that it used commercially reasonable efforts to effect such divestiture within such one hundred eighty (180)-day period, then, unless otherwise required by Applicable Law, such one hundred eighty (180)-day period shall be extended for such additional reasonable period thereafter as is necessary to enable such Competing Program or Acquisition Product, as applicable, to be in fact divested, not to exceed an additional one hundred and eighty (180) days; provided, however, that such period shall be extended for such period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture, provided that the Acquired Party or Acquiring Party, as applicable, is using good faith efforts to obtain such approvals (such period, the “Divestment Period”). If the Acquired Party or Acquiring Party, as applicable, does not complete the divestiture within the Divestment Period, then the Acquired Party or Acquiring Party, as applicable, shall terminate such Competing Program or Acquisition Product, as applicable pursuant to Section 5.7.2(a), or, provided such Competing Program or Acquisition Product has not previously been the subject of a Competing Product Option, offer the Non-Acquiring Party the option to include the Competing Program or Acquisition Product as a Collaboration Product under this Agreement pursuant to Section 5.7.2(c). Any divestiture of rights under this Section 5.7.2(b) shall not permit the Acquired Party or Acquiring Party, as applicable, or its Affiliates to retain any rights in (other than the right to receive payments) or involvement with the Competing Program or Acquisition Product, as applicable, including rights to direct or influence the course of development or commercialization thereof, or to contribute or receive nonpublic know-how or information of any sort with respect thereto (other than reports showing the basis for calculating payments made to the Acquired Party or Acquiring Party, as applicable, and the right to audit the accuracy of such reports); provided, that the Acquired Party or Acquiring Party, as applicable, may continue to supply the applicable Competing Product to the acquirer and provide other transitional services for a reasonable transitional period until the acquirer is able to establish its own source of supply of such Competing Product and provider for such services. If the Acquired Party or Acquiring Party, as applicable, elects to divest the Competing Program or Acquisition Product, the Acquired Party or Acquiring Party, as applicable, shall not be precluded under Section 5.7.1 from conducting any activities (either directly, or with or through any Third Party) with respect to such Competing Program or Acquisition Product during the applicable Divestment Period; provided, that any such activities are subject to appropriate firewall procedures to segregate such activities (and the personnel conducting such activities) from the activities performed by or on behalf of the Acquired Party or Acquiring Party, as applicable, pursuant to this Agreement to ensure that no Confidential Information of the Non-Acquiring Party and no other information generated under this Agreement is used in connection with such Competing Program or Acquisition Product.
(c)    If the Acquired Party or Acquiring Party, as applicable, chooses to offer to the Non-Acquiring Party the option to include the Competing Program or Acquisition Product as a Collaboration Product under this Agreement (including to the extent possible under an existing Program) (the “Competing Product Option”), the Acquired Party or Acquiring Party,

as applicable, shall provide a Competing Product Option Data Package to the Non-Acquiring Party within thirty (30) days after the closing of such Third Party Acquisition. If the Non-Acquiring Party is interested, in its sole discretion, in exercising the Competing Product Option, it shall provide written notice thereof to the Acquired Party or Acquiring Party, as applicable, within thirty (30) days of receipt of the Competing Product Option Data Package and, promptly thereafter, the Parties shall negotiate in good faith the terms pursuant to which such Competing Program or Acquisition Product would be included as a Program or a Collaboration Product, as applicable, under this Agreement. If the Parties do not reach agreement within ninety (90) days after beginning such good faith negotiations, then the Acquired Party or Acquiring Party, as applicable, shall either terminate such Competing Program or Acquisition Product or divest its rights in such Competing Program or Acquisition Product pursuant to this Section 5.7.2.
(d)    Notwithstanding anything in this Section 5.7.2 to the contrary, if during the Term there is a Third Party Acquisition as described in Section 5.7.2(a)(i), then as a limited exception to the exclusivity obligation in Section 5.7.1(a) (and in Section 5.7.1(c), but with respect to Section 5.7.1(c), this Section 5.7.2(d) shall only apply to [***] in the event that an Acquirer owns or in-licenses a Competing Program at the time of the closing of the Third Party Acquisition, then the Acquired Party may offer the Non-Acquiring Party the right to enter into a License Agreement with respect to those Programs for Collaboration Targets with respect to which the Competing Program violates the provisions of Section 5.7.1(a) (or the provisions of Section 5.7.1(c), but with respect to Section 5.7.1(c), only for such given Competing Product) by providing a written notice to the other Party (a “Competing Program Opt-Out Election Notice”) within ten (10) Business Days after the closing of the Third Party Acquisition for the Acquired Party. In such case if so offered, the Non-Acquiring Party shall have the right, in its sole discretion, to elect to enter into a License Agreement for any such Program(s) with the Non-Acquiring Party as the “Licensee” thereunder (which election may be made by non-Acquired Party on a Program-by-Program basis), by providing written notice of such election to Acquired Party within sixty (60) days after receipt of the Competing Program Opt-Out Election Notice from the Acquired Party (the “Competing Program Election Period”). If the Non-Acquiring Party makes its election to enter into a License Agreement for any such Program during the Competing Program Election Period, then the Parties, subject to Section 4.9, shall enter into a License Agreement with respect to such Program (and the Collaboration Target and Collaboration Products thereunder), including completing the exhibits and schedules thereto, with the Non-Acquiring Party as the “Licensee” under such License Agreement (and, subject to Section 4.9, pending such time as the License Agreement is entered into for such Program, the Acquired Party shall, and hereby does, grant to the Non-Acquiring Party the licenses as set forth in the License Agreement with respect to such Program (including the Collaboration Target and Collaboration Products thereunder)). For the avoidance of doubt the provisions of Section 4.5 and 4.7 shall apply with respect to any such License Agreement. If the Non-Acquiring Party does not make its election to enter into the License Agreement for a given

Program during the Competing Program Election Period as set forth in this Section 5.7.2(d), then such Program shall continue hereunder in accordance with the terms and conditions of this Agreement. Notwithstanding the provisions of Section 5.7.1(a) (or Section 5.7.1(c), but with respect to Section 5.7.1(c), only for such given Competing Product), in the event that the Acquired Party provides the Competing Program Opt-Out Election Notice for the Competing Program with respect to any Collaboration Target (it being understood that, with respect to a Competing Program for any Pre-Cleared Target that is not a Collaboration Target as of the time of the closing of the Third Party Acquisition, because there is no Program that can be offered to the Non-Acquiring Party, the Acquired Party may still invoke the provisions of this Section 5.7.2(d) with respect to the applicable Competing Program, but the Non-Acquiring Party shall be deemed to have declined its right to enter a License Agreement with respect thereto; provided that if such Pre-Cleared Target is ever named as a Collaboration Target hereunder and Alnylam or any of its Affiliates (alone or with one or more Third Party(ies)) is then or thereafter developing, commercializing or manufacturing for purposes of development or commercialization, any Competing Program, then the provisions of this Section 5.7.2(d) shall again apply, mutatis mutandis, and Alnylam shall provide to Regeneron a Competing Program Opt-Out Election Notice with respect to the Competing Program within thirty (30) days thereafter), then the Acquirer and its Affiliates (other than Pre-Existing Affiliates) shall have the right to continue to develop, manufacture, commercialize and exploit such Competing Program without being in violation of the provisions of Section 5.7.1(a) (or Section 5.7.1(c), but with respect to Section 5.7.1(c), only for such given Competing Product); provided that if the non-Acquired Party does not elect to enter into a License Agreement for a given Program if so offered above, then the Acquirer shall or shall cause the Acquired Party to (i) continue to fulfill its obligations under this Agreement (and under any Co-Co Collaboration Agreement or License Agreement, as applicable, with respect to such Program), in all respects, (ii) ensure that the conduct of Competing Program activities is completely independent of the activities conducted under or in connection with this Agreement (and under any Co-Co Collaboration Agreement or License Agreement, as applicable, with respect to such Program), (iii) ensure that all Competing Program activities (A) do not use, access or incorporate and are not based on any Alnylam Know-How, Regeneron Know-How or other Confidential Information, for so long as such Confidential Information remains subject to the confidentiality and non-use obligations under Section 8.1, and (B) are not covered by and do not incorporate or reference the Alnylam Patents or Regeneron Patents (or any Information or inventions disclosed in any of the foregoing) and (iv) establish reasonable internal safeguards designed to prevent any Alnylam Know-How, Regeneron Know-How or other Confidential Information from being disclosed to, or otherwise utilized by, the Acquirer or any of its Affiliates (other than Pre-Existing Affiliates), in connection with the Competing Program, for so long as such Confidential Information remains subject to the confidentiality and non-use obligations under Section 8.1.

(e)    Notwithstanding anything in this Section 5.7.2 to the contrary [***] provided that the Acquirer shall or shall cause the Acquired Party to (i) continue to fulfill its obligations under this Agreement (and under any Co-Co Collaboration Agreement or License Agreement, as applicable, with respect to such Program), in all respects, (ii) ensure that the conduct of Competing Program activities is completely independent of the activities conducted under or in connection with this Agreement (and under any Co-Co Collaboration Agreement or License Agreement, as applicable, with respect to such Program), (iii) ensure that all Competing Program activities (A) do not use, access or incorporate and are not based on any Alnylam Know-How, Regeneron Know-How or other Confidential Information, for so long as such Confidential Information remains subject to the confidentiality and non-use obligations under Section 8.1, (B) are not covered by and do not incorporate or reference the Alnylam Patents or Regeneron Patents (or any Information or inventions disclosed in any of the foregoing), and (C) only use the Patent Rights or Information controlled by such Acquirer (or any of its Affiliates, other than the Pre-Existing Affiliates) at the time of such closing, and improvements to such Patent Rights or Information, and any other Patent Rights or Information first acquired or in-licensed by such Acquirer (or any of its Affiliates, other than the Acquired Party and its Pre-Existing Affiliates) from a Third Party after the closing of the Change of Control transaction (and improvements thereto), and (iv) establish reasonable internal safeguards designed to prevent any Alnylam Know-How, Regeneron Know-How or other Confidential Information from being disclosed to, or otherwise utilized by, the Acquirer or any of its Affiliates (other than Pre-Existing Affiliates), in connection with the Competing Program, for so long as such Confidential Information remains subject to the confidentiality and non-use obligations under Section 8.1.
(f)    Notwithstanding anything in this Agreement to the contrary, following the closing of a Change of Control of an Acquired Party, the Parties agree that (x) the Non-Acquiring Party shall not obtain rights or access to the Patent Rights or Information controlled by the Acquirer or any of the Affiliates of such Acquirer (other than the Acquired Party and its Affiliates that exist immediately prior to the closing of such Change of Control and any successor thereto (such Affiliates of the Acquired Party, the “Pre-Existing Affiliates”)) at the time of such closing (and improvements to such Patent Rights or Information) and any other Patent Rights or Information first acquired or in-licensed by such Acquirer (or any of its Affiliates, other than the Acquired Party and its Pre-Existing Affiliates) from a Third Party after the closing of the Change of Control transaction (and improvements thereto) (so that, for clarity, none of the foregoing in this clause (x) will be treated as Controlled by Alnylam or any of its Affiliates, or by Regeneron or any of its Affiliates, as applicable, based on which Party is the Acquired Party), and (y) the Acquirer and its Affiliates (other than the Acquired Party and its Pre-Existing Affiliates) shall not obtain rights or access to the Patent Rights or Information controlled by the Non-Acquiring Party or any of its Affiliates pursuant to this Agreement, other than in connection with the Exploitation of any Collaboration Products as provided under this Agreement; provided that clause (x) of this

Section 5.7.2(f) shall not apply to any Patent Rights or Information controlled by the Acquirer or any of its Affiliates to the extent such Patent Right or Information (i) is used by or on behalf of the Acquired Party or any of its Affiliates in performing any of the Acquired Party’s obligations under this Agreement; (ii) is incorporated into any Collaboration Product by or on behalf of the Acquired Party or any of its Affiliates; or (iii) was generated after the closing of such Change of Control through any use of, or access to, any Alnylam Know-How (with respect to Alnylam as the Acquired Party) or any Regeneron Know-How (with respect to Regeneron as the Acquired Party) or is otherwise Covered by any Alnylam Patent (with respect to Alnylam as the Acquired Party) or any Regeneron Patent (with respect to Regeneron as the Acquired Party); provided that, (A) with respect to Alnylam as the Acquired Party, if the Acquirer or any of its Affiliates was party to an agreement with Alnylam or any Pre-Existing Affiliate on or prior to the date of such Change of Control pursuant to which the Acquirer or such Affiliates received a license to any Information or Patent Rights controlled by Alnylam or its Pre-Existing Affiliates other than any Alnylam Product-Specific Know-How or Alnylam Product-Specific Patents, then this clause (iii) shall not apply to any Patent Rights or Information controlled or generated by Acquirer or such Affiliates under such agreement prior to such Change of Control that were not Controlled by Alnylam or any Pre-Existing Affiliate or (B) with respect to Regeneron as the Acquired Party, if the Acquirer or any of its Affiliates was party to an agreement with Regeneron or any Pre-Existing Affiliate on or prior to the date of such Change of Control pursuant to which the Acquirer or such Affiliates received a license to any Information or Patent Rights controlled by Regeneron or its Pre-Existing Affiliates other than any Regeneron Product-Specific Know-How or Regeneron Product-Specific Patents, then this clause (iii) shall not apply to any Patent Rights or Information controlled or generated by Acquirer or such Affiliates under such agreement prior to such Change of Control that were not Controlled by Regeneron or any Pre-Existing Affiliate. Without limiting the foregoing, in all cases, the Non-Acquiring Party’s rights in all Patent Rights and Information Controlled by the Acquired Party or any of its Pre-Existing Affiliates, or any of their respective successors, and all improvements thereto, shall remain licensed to such Non-Acquiring Party after the date of the closing of such Change of Control in accordance with and subject to the terms and conditions of this Agreement and shall not be affected in any manner by virtue of such Change of Control.
5.7.3    Regeneron Exceptions. Notwithstanding the exclusivity obligation in Section 5.7.1:
(a)    Regeneron reserves the right to grant licenses to Third Parties to use intellectual property owned or otherwise controlled by Regeneron or its Affiliates related to research-enabling technologies, discovery-enabling technologies or manufacturing-related technologies, including Regeneron Technology, and rights to Regeneron Mice, but excluding Alnylam Technology, Regeneron Product-Specific Patents, and Regeneron Product-Specific Know-How (“Excluded Collaboration Technology”), which licenses, during the Term, may be for general purposes not specific to Competing Products (i.e., that is not specific to the Manufacture of any particular Competing Product), but which may involve the exploitation of Competing Products in the Field, and such grant and any associated disclosure or provision of such intellectual property or provision of technical assistance using only such intellectual property in connection therewith shall not constitute a breach of this Agreement (including Section 5.7.1); provided that Regeneron and its Affiliates will not otherwise actively assist any Third Party (other than through the grant of such license or provision of such technical assistance) in developing or commercializing any Competing Product in the Field if doing so would not comply with Section 5.7.1, but, for clarity, may receive license fees, milestones and royalties in connection with exploitation by Third Parties of any Competing Products in the Field generated by such Third Parties.
(b)    Regeneron reserves the right to grant licenses to Third Parties to use any clinical, genomic, and molecular data maintained by the Regeneron Genetics Center, other than any such data that is Excluded Collaboration Technology, for any purpose, which may involve activities with respect to Competing Products in the Field, and such grant and any associated disclosure or provision of such data or provision of technical assistance without the use of Excluded Collaboration Technology in connection therewith shall not constitute a breach of this Agreement (including Section 5.7.1); provided that, Regeneron and its Affiliates will not otherwise actively assist any Third Party (other than through the grant of such license or provisions of such technical assistance) in developing or commercializing any Competing Product in the Field if doing so would not comply with Section 5.7.1, but, for clarity, may receive license fees, milestones and royalties in connection with exploitation by Third Parties of any Competing Products in the Field generated by such Third Parties.
(c)    The Parties acknowledge and agree that nothing in Section 5.7.1 prevents or limits Regeneron’s or its Affiliate’s rights to (i) settle any enforcement action or proceeding (including any counterclaim in any such action or proceeding), declaratory judgment action or similar action or claim, or any other litigation or proceeding involving an allegation of infringement or other violation of intellectual property or the invalidity or enforceability of any Patent Right owned or otherwise controlled by Regeneron or any of its Affiliates (other than with respect to intellectual property controlled by Regeneron or its Affiliates as a licensee of Alnylam under this Agreement), including by granting licenses or other rights under any such Patent Right to Third Parties in connection therewith or (ii) enter into an agreement to preempt, and thereby avoid the initiation of, any of the actions, proceedings, claims or other litigation set forth in clause (i), including by granting licenses or other rights under any such Patent Right to Third Parties in connection therewith; provided that, in either case ((i) or (ii)), neither Regeneron nor any of its Affiliates may grant a license or other right under any such Patent Right to a Third Party to make, have made, use, offer to sell, sell or import a generic version of a Collaboration Product in the Field, including any Generic Product, except pursuant to ARTICLE 7.
5.7.4    [***]

5.8    Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Regeneron or Alnylam are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.
5.9    [***]. Notwithstanding anything to the contrary contained herein [***].
5.9.1    [***]
5.9.2    [***]
5.9.3    [***]
5.9.4    [***]
5.9.5    [***]
5.9.6    [***]
5.9.7    For purposes of this Agreement, the following defined terms shall have the following meanings:
[***]
ARTICLE 6
PAYMENTS
6.1    Upfront Payment. In consideration for the rights granted to Regeneron under this Agreement, Regeneron shall pay to Alnylam within ten (10) Business Days after the Effective Date a one-time upfront payment of Four Hundred Million Dollars ($400,000,000) (the “Upfront Payment”).
6.2    Equity Agreements. The Parties will enter into the Equity Agreements as of the Execution Date.
6.3    Costs Generally. [***].
6.4    Regeneron Research Funding Payments.
6.4.1    On a Program-by-Program basis, Regeneron shall pay to Alnylam the following amounts upon achievement of the following Development activities:
(a)    During the Research Term and during the first twelve (12) months of the Research Term Tail, upon initiation of synthesis of a Collaboration Product by Alnylam under a given Program in accordance with the Candidate Discovery Plan for such Program, Regeneron shall pay to Alnylam a one-time payment of [***]; and
(b)    Upon designation of the first Lead Candidate (i.e., a Collaboration Product that satisfies the Lead Candidate Criteria or the Parties otherwise mutually agree to designate a given Collaboration Product as a Lead Candidate) under a given Program pursuant to Section 4.2, in each case, during the Research Term or Research Term Tail for the applicable Program, Regeneron shall pay to Alnylam a one-time payment of [***] (the “Lead Candidate Payment”).
If any of the foregoing Development activities pursuant to this Section 6.4 are achieved for one or more Programs during a given Calendar Quarter, then Alnylam shall invoice Regeneron therefor after the end of the Calendar Quarter during which such activities were achieved, and Regeneron shall pay such invoice within thirty (30) days after receipt of such invoice. Each of the foregoing payments in this Section 6.4 shall be payable a maximum of one (1) time per Program regardless of the number of Collaboration Products under such Program and regardless of the number of Lead Candidates under such Program, and no additional payments shall be due hereunder for subsequent or repeated achievement of such events for such Program. For the avoidance of doubt, the maximum amount payable by Regeneron pursuant to this Section 6.4 is Five Million Dollars ($5,000,000) per Program assuming that each of the Development activities in this Section 6.4 were achieved for such Program.
6.4.2    Any amounts payable by Regeneron to Alnylam pursuant to this Section 6.4 shall be used by Alnylam solely and exclusively to fund or reimburse the Development activities for Collaboration Products by Alnylam pursuant to this Agreement (provided that with respect to any amounts paid to Alnylam pursuant to Section 6.4.1 that remain unused at the end of the Term, such amounts shall be used to fund Development activities for Collaboration Products by Alnylam pursuant to the License Agreement or Co-Co Collaboration, as applicable), and for no other purpose.
6.5    [***]. Subject to the terms of this Section 6.5, the Lead Continuation Party will notify the other Party promptly (but in all cases within thirty (30) days) following the first achievement by the Lead Continuation Party (either under a License Agreement or a Co-Co Collaboration Agreement, as applicable) of each milestone event described below in this Section 6.5, and Regeneron shall thereafter pay to Alnylam the applicable amounts set forth below associated with the applicable milestone event in accordance with Section 6.6 (each, a “[***]”):

[***]		[***] Payment
1.	[***]	One Hundred Million Dollars ($100,000,000)
2.	[***]	One Hundred Million Dollars ($100,000,000)

Each of the foregoing [***] in this Section 6.5 shall be payable a maximum of one (1) time as set forth in the foregoing chart regardless of the number of Collaboration Targets achieving the applicable milestone event (i.e., a maximum of two (2) [***] may be made pursuant to this Section 6.5), and no additional [***] shall be due hereunder for subsequent or repeated achievement of such milestone event. For the avoidance of doubt, the maximum amount payable by Regeneron to Alnylam pursuant to this Section 6.5 is Two Hundred Million Dollars ($200,000,000), assuming that each of the milestone events in this Section 6.5 are achieved. In the event that (a) the Lead Continuation Party conducts a [***] for a given Eye Target or CNS Target (as applicable) but [***] was not achieved from such [***] and (b) such Lead Continuation Party thereafter Initiates a subsequent Clinical Trial that is later stage than the [***] for such Eye Target or CNS Target (as applicable) under a License Agreement or Co-Co Collaboration Agreement (as applicable) after [***]. In the event that the Parties disagree as to whether [***] has been achieved for a given [***] Target, then such dispute shall be an “Expert Dispute” and resolved by the Expert in accordance with Schedule 1.

6.6    Invoice and Payment of Milestone Payments. Following receipt of notification by the Lead Continuation Party to the other Party that the applicable milestone event triggering a milestone payment pursuant to Section 6.5 has been achieved, Alnylam shall invoice Regeneron for the applicable milestone payment, and Regeneron shall pay each milestone payment sixty (60) days after receipt of the invoice therefor.
6.7    Payment Method and Currency. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. All sums due under this Agreement shall be payable in Dollars. In those cases where the amount due in Dollars is calculated based upon one or more currencies other than Dollars, such amounts shall be converted to Dollars at the average rate of exchange for the Calendar Quarter to which such payment relates using the arithmetic mean of the daily rate of exchange, as reported in Thomson Reuters Eikon (or any successor thereto) or any other source as agreed to by the Parties.
6.8    Taxes. Either Party may withhold from payments due to the other Party amounts for payment of any withholding tax that is required by Applicable Law to be paid to any taxing authority with respect to such payments. In such case, the payor Party will provide the payee Party all relevant documents and correspondence, and will also provide to the payee Party any other cooperation or assistance on a commercially reasonable basis as may be necessary to enable the payee Party to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit. The payor Party will give proper evidence from time to time as to the payment of any such tax. The Parties will cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force. Apart from any withholding permitted under this Section 6.8, the amounts payable hereunder will not be reduced on account of any taxes, charges, duties or other levies. Notwithstanding the foregoing, if, as a result of a Withholding Action by the paying Party (including any assignee or successor), any withholding or deduction of or on account of taxes, duties, levies, imposts, assessments, deductions, fees and other similar charges (“Withholding”) is required by Applicable Law and the amount of such Withholding exceeds the amount of Withholding that would have been required if the paying Party had not committed the Withholding Action, then the paying Party shall pay an additional amount to the receiving Party such that, after Withholding from the payment and such additional amount, the receiving Party receives the same amount as it would have received from the paying Party absent such Withholding Action by the paying Party.  For the avoidance of doubt, if as a result of a Withholding Action by a receiving Party (including any assignee or successor) the amount of Withholding under the law of the applicable jurisdiction exceeds the amount of such Withholding that would been required in the absence of such Withholding Action by the receiving Party, the paying Party shall be required to pay any additional amount only to the extent that the paying Party would be required to pay any additional amount to the receiving Party pursuant to the preceding sentence if the receiving Party had not committed such Withholding Action.  For purposes of this Section 6.8, “Withholding Action” by a Party means (i) a permitted assignment or sublicense of this Agreement (in whole or in part) by such Party to an Affiliate or a Third Party outside of the United States; (ii) the exercise by such Party of its rights under this Agreement (in whole or in part) through an Affiliate or Third Party outside of the United States (or the direct exercise of such rights by an Affiliate of such Party outside of the United States); (iii) a redomiciliation of such Party, an assignee or a successor to a jurisdiction outside the United States; and (iv) any action by such Party that causes this Agreement or any payment to become subject to tax in a jurisdiction outside of the United States or subject any payments to Withholding in any jurisdiction that would not have been required absent such Withholding Action.
6.9    Resolution of Payment Disputes. In the event there is a dispute relating to any payment obligations or reports hereunder, the Party with the dispute shall provide the other Party with written notice setting forth in reasonable detail the nature and factual basis for such good faith dispute and the Parties will seek to resolve the dispute as promptly as possible, but no later than ten (10) Business Days after such written notice is received. If the Parties are unable to resolve such payment dispute within such period then the matter shall be resolved pursuant to Section 12.5. The Parties agree that if there is a dispute regarding any payment amount, only the disputed amount shall be withheld from the payment, and the undisputed amount shall be paid within the applicable timeframes.
6.10    Late Fee. A late fee of [***] as reported on Thomson Reuters Eikon (or any successor thereto) (or another source agreed to by the Parties) on the date that the applicable payment was due may be charged by the Party to whom payment is due with respect to any payment amount from the date such payment amount was originally due under the terms of this Agreement until such payment amount is actually paid by one Party to another Party unless such payment amount is disputed, in which case the foregoing late fee shall commence on the date such dispute is resolved.
6.11    Books and Records. Each Party shall (a) keep proper books of record and account in which full, true and correct entries (in conformity with Accounting Standards) shall be made for the purpose of determining the amounts payable or owed pursuant to this Agreement; (b) keep such books of record and account for at least three (3) Calendar Years following the Calendar Year to which they pertain (or such longer period to the extent required by Applicable Law) and (c) keep such books of record and account to the extent related to this Agreement in a readily available and organized form to allow an independent auditor to verify the accuracy of all financial, accounting and numerical information provided in an efficient manner. To the extent a Party is not in compliance with clause (c) of this Section 6.11, such Party shall be responsible for any additional fees charged by the independent auditor to the other Party as a result of additional time spent by the independent auditor assembling or organizing such information.
6.12    Audits and Adjustments.
6.12.1    Audit. Regeneron shall have the right, upon no less than [***] days’ advance written notice and at such reasonable places, times and intervals and to such reasonable extent as it shall request, not more than once during any Calendar Year, to have the books of record and account of Alnylam to the extent relating to this Agreement for the preceding [***] Calendar Years audited by an independent and nationally recognized accounting firm of its choosing and reasonably acceptable to Alnylam, for the sole purpose of verifying the accuracy of all financial, accounting and numerical information and calculations provided, and payments made, under this Agreement; provided, that absent evidence of fraud, gross negligence or willful misconduct no period may be subjected to audit more than one (1) time.

6.12.2    Results; Costs; Confidentiality. The results of any such audit shall be delivered in writing to each Party and shall be final and binding upon the Parties, unless disputed by a Party by notice to the other Party within [***] days after delivery. If a Party over-billed or underpaid an amount due under this Agreement resulting in a cumulative discrepancy during any Calendar Year of more than the greater of [***] it shall also reimburse the other Party for the costs of the accounting firm to conduct such audit (with the cost of the audit to be paid by Regeneron in all other cases). Such accountants shall not reveal to Regeneron the details of its review, except for the results of such review and such information as is required to be disclosed under this Agreement, and shall be subject to the confidentiality provisions contained in ARTICLE 8. At the request of Alnylam prior to the audit, Regeneron shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Alnylam obligating such accounting firm to retain all such information in confidence pursuant to such confidentiality agreement.
6.12.3    Reconciliation. If any examination or audit of the records described above discloses an overbilling or underpayment of amounts due hereunder, then unless the result of the audit is contested pursuant to Section 6.12.2, the Party that over-billed or underpaid shall pay the same to the Party entitled thereto within thirty (30) days after receipt of the written results of such audit pursuant to Section 6.12.1.
6.12.4    Binding and Conclusive. Upon the expiration of the three (3) year period following the end of any Calendar Year, the calculation of the amounts payable with respect to such Calendar Year shall be binding and conclusive upon the Parties.
6.13    Accounting Standards. Except as otherwise provided herein, all costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with Accounting Standards, as generally and consistently applied.
ARTICLE 7
INTELLECTUAL PROPERTY
7.1    Ownership of Intellectual Property.
7.1.1    Ownership of Technology. Subject to Section 7.1.2, as between the Parties: (a) Regeneron shall own and retain all right, title and interest in and to any and all (i) Regeneron Collaboration IP and (ii) other Information, inventions, Patent Rights, and other intellectual property rights that are owned or otherwise Controlled by Regeneron, its Affiliates or its or their Sublicensees, including the Regeneron Technology, and (b) Alnylam shall own and retain all right, title and interest in and to any and all (i) Alnylam Collaboration IP and (ii) other Information, inventions, Patent Rights, and other intellectual property rights that are owned or otherwise Controlled by Alnylam, its Affiliates or its or their Sublicensees, including the Alnylam Technology. Regeneron shall own and retain all right, title and interest in and to any and all Regeneron Background Technology.

Alnylam shall, and hereby does, assign, transfer and otherwise convey, and shall cause its Affiliates and its and their Sublicensees to so assign, transfer and otherwise convey, to Regeneron, without additional compensation, all right, title and interest in and to any Regeneron Background Technology Improvements as is necessary to fully effect the ownership thereof as provided for in this Section 7.1.1. Alnylam shall own and retain all right, title and interest in and to any and all Alnylam Background Technology. Regeneron shall, and hereby does, assign, transfer and otherwise convey, and shall cause its Affiliates and its and their Sublicensees to so assign, transfer and otherwise convey, to Alnylam, without additional compensation, all right, title and interest in and to any Alnylam Background Technology Improvements as is necessary to fully effect the ownership thereof as provided for in this Section 7.1.1.
7.1.2    Ownership of Joint Collaboration IP. As between the Parties, the Parties shall each own an equal, undivided interest in and to any and all Joint Collaboration IP. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates and Sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Collaboration IP. Subject to the licenses and rights of reference granted under Section 5.1 and Section 5.2 and the Parties’ respective exclusivity obligations under Section 5.7 and subject further to Section 4.6, (a) each Party shall have the right to Exploit the Joint Collaboration IP without a duty of seeking consent or accounting to the other Party and (b) each Party hereby grants to the other Party a non-exclusive license to such Party’s interest in the Joint Collaboration IP for all purposes. Each Party shall, and hereby does, assign, transfer and otherwise convey, and shall cause its Affiliates and its and their Sublicensees to so assign, transfer and otherwise convey, to the other Party, without additional compensation, all such right, title and interest in and to any Joint Collaboration IP as is necessary to fully effect the joint ownership thereof as provided for in this Section 7.1.2.
7.1.3    United States Law. The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent Rights, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States irrespective of where such conception, discovery, development or making occurs. To the extent that the Applicable Law in any jurisdiction other than the United States affects the ownership of intellectual property, as a matter of law, in a manner that is inconsistent with the application of Applicable Law in the United States, the Parties shall assign, transfer and otherwise convey, to the other Party, without additional compensation, all such right, title and interest in and to any applicable intellectual property as is necessary to fully effect the ownership thereof as provided for in this Section 7.1.3.
7.1.4    Assignment Obligation. Each Party shall cause all Persons who perform Development activities (or Manufacturing activities, to the extent conducted under this Agreement)

for such Party under this Agreement to be under an obligation to assign their rights in any Information and inventions resulting therefrom to such Party, except (a) if Applicable Law requires otherwise, (b) subject to Section 3.4.5, in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment, or (c)  in the case of any Third Party services provider (such as a contract manufacturer or contract research organization), with respect to any Information or inventions that constitute improvements to the background intellectual property of such Third Party, in which case ((a) through (c)), such Party shall use commercially reasonable efforts to obtain a suitable license, or right to obtain such a license, with respect to such Information and inventions, it being understood and agreed that in the case of Third Party service providers it may be commercially reasonable not to obtain a license.
7.1.5    Control of Product-Specific Know-How and Product-Specific Patents.
(a)    Alnylam Obligations. Alnylam shall ensure that it sufficiently Controls (a) any and all Information owned or otherwise controlled (through license or otherwise) by Alnylam or any of its Affiliates that would otherwise be Alnylam Product-Specific Know-How if Controlled by Alnylam and (b) any and all Patent Rights owned or otherwise controlled (through license or otherwise) by Alnylam or any of its Affiliates that would otherwise be Alnylam Product-Specific Patents if Controlled by Alnylam, in each case (a) and (b), such that Alnylam can grant all rights and licenses to Regeneron hereunder (and under any applicable License Agreement and Co-Co Collaboration Agreement) with respect to such Information and Patent Rights as Alnylam Product-Specific Know-How or Alnylam Product-Specific Patents, respectively, including [***]. Notwithstanding the foregoing, but subject to the Existing Alnylam Third Party Agreements and the Additional Alnylam In-Licenses (as such agreements are existing as of the Effective Date), (i) prior to such time as a given Target first becomes a Pre-Cleared Target or Collaboration Target hereunder, solely with respect to Targets other than Listed Targets, if Alnylam or any of its Affiliates has entered into an executed written agreement with one or more Third Party(ies) for the development and commercialization of siRNA products Directed to such Target (as a specifically named Target under such agreement) (including as an option agreement or other similar agreement for such Target), then with respect to such Information and Patent Rights for such Target (other than a Listed Target), Alnylam shall only be obligated to use Commercially Reasonable Efforts to obtain such Control; (ii) with respect to Information or Patent Rights licensed to Alnylam or any of its Affiliates from a Third Party (but excluding any such Information or Patent Rights licensed to Alnylam or any of its Affiliates as part of a collaboration or similar agreement to develop or commercialize siRNA products), Alnylam shall only be obligated to use Commercially Reasonable Efforts to obtain such Control; provided that following such time as a given Target becomes a Collaboration Target, the provisions of Section 5.5.1(a) shall apply; and (iii) this Section 7.1.5(a) shall not apply to any Information or Patent Rights owned or controlled by an Acquirer or its Affiliates prior to the closing of a Change of Control of Alnylam, or to any commitments made by an Acquirer or its Affiliates prior to such closing with respect to later-developed or later-acquired Information or Patent Rights.

(b)    Regeneron Obligations. Regeneron shall ensure that it sufficiently Controls (a) any and all Information owned or otherwise controlled (through license or otherwise) by Regeneron or any of its Affiliates that would otherwise be Regeneron Product-Specific Know-How if Controlled by Regeneron and (b) any and all Patent Rights owned or otherwise controlled (through license or otherwise) by Regeneron or any of its Affiliates that would otherwise be Regeneron Product-Specific Patents for such Pre-Cleared Target or Collaboration Target if Controlled by Regeneron, in each case (a) and (b), such that Regeneron can grant all rights and licenses to Alnylam hereunder (and under any applicable License Agreement and Co-Co Collaboration Agreement) with respect to such Information and Patent Rights as Regeneron Product-Specific Know-How or Regeneron Product-Specific Patents, respectively, including with respect to the distinctions between Designated Targets and non-Designated Targets. Notwithstanding the foregoing, but subject to the Existing Regeneron Third Party Agreements (as such agreements are existing as of the Effective Date), (i) prior to such time as a given Target first becomes a Pre-Cleared Target or Collaboration Target hereunder, if Regeneron or any of its Affiliates has entered into an executed written agreement with one or more Third Party(ies) for the development and commercialization of siRNA products Directed to such Target (as a specifically named Target under such agreement) (including as an option agreement or other similar agreement for such Target), then with respect to such Information and Patent Rights for such Target, Regeneron shall only be obligated to use Commercially Reasonable Efforts to obtain such Control; (ii) with respect to Information or Patent Rights licensed to Regeneron or any of its Affiliates from a Third Party (but excluding any such Information or Patent Rights licensed to Regeneron or any of its Affiliates as part of a collaboration or similar agreement to develop or commercialize siRNA products), Regeneron shall only be obligated to use Commercially Reasonable Efforts to obtain such Control; provided that following such time as a given Target becomes a Collaboration Target, the provisions of Section 5.5.1(a) shall apply; and (iii) this Section 7.1.5(b) shall not apply to any Information or Patent Rights owned or controlled by an Acquirer or its Affiliates prior to the closing of a Change of Control of Regeneron or to any commitments made by an Acquirer or its Affiliates prior to such closing with respect to later-developed or later-acquired Information or Patent Rights.
(c)    Listed Targets. From time to time during the Research Term (but no more than one (1) time per Calendar Year), [***].
7.2    Prosecution and Maintenance of Patents.
7.2.1    Prosecution and Maintenance of Product-Related Patents.
(a)    Prosecution and Maintenance.
[***]
(b)    Filing Countries. [***]

7.2.2    Prosecution and Maintenance of Alnylam Core Technology Patents that are not also Joint Collaboration Patents or Alnylam Delivery Patents. [***]
7.2.3    Prosecution and Maintenance of Alnylam Delivery Patents. [***]
7.2.4    Prosecution and Maintenance of Regeneron Core Technology Patents that are not also Joint Collaboration Patents. [***]
7.2.5    Cooperation. [***]
7.2.6    Common Ownership Under Joint Research Agreements. Notwithstanding anything to the contrary in this ARTICLE 7, neither Party shall have the right to make an election under 35 U.S.C. § 102(c) when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).
7.2.7    Patent Term Extension and Supplementary Protection Certificate. [***]
7.3    Enforcement of Patents and Information.
7.3.1    Notices. On a Program-by-Program basis, each Party shall promptly notify the other Party in writing of any (a) known or suspected infringement of any Alnylam Technology or Regeneron Technology or (b) unauthorized use or misappropriation of any Confidential Information or Information of a Party by a Third Party of which such Party becomes aware, in each case, to the extent such alleged infringing, unauthorized or misappropriating activities involve, as to any Collaboration Product under such Program, a Competing Product with respect thereto in the Field (the “Competitive Infringement”).
7.3.2    Product-Related IP.
[***]
7.3.3    Alnylam Core Technology Patents and Alnylam Core Technology Know-How that are not also Joint Collaboration IP or Alnylam Delivery Patents. [***].
7.3.4    Regeneron Core Technology Patents and Regeneron Core Technology Know-How that are not also Joint Collaboration IP. [***].
7.3.5    Cooperation and Settlement. The Parties agree to cooperate fully in any Infringement Action pursuant to this Section 7.3. If a Party brings such an Infringement Action,

the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any Infringement Action in accordance with this Section 7.3 shall have the right to settle such claim only with the other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided, however, that such Party shall not have the right to settle such Infringement Action in a manner that involves an admission of invalidity or unenforceability with respect to Patent Rights Controlled by such other Party (including Joint Collaboration Patents), without the prior consent of the other Party, such consent to be granted or withheld in its sole discretion. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court.
7.4    Administrative Proceedings.
7.4.1    On a Program-by-Program basis, each Party shall promptly notify the other Party in writing upon receipt by such Party of information concerning the request for, or filing or declaration of, any reissue, post-grant review, inter partes review, derivation proceeding, supplemental examination, interference, opposition, reexamination or other administrative proceeding relating to any of the Product-Related Patents or Alnylam Delivery Patents. The Parties shall thereafter consult and reasonably cooperate to determine a course of action with respect to any such proceeding and shall reasonably consult with one another in an effort to agree with respect to decisions on whether to initiate or how to respond to such a proceeding, as applicable, and the course of action in such proceeding, including settlement negotiations and terms; provided, however, that, except as otherwise agreed by the Parties, and except as set forth below in Section 7.4.2, the Party that has the right to prosecute such Product-Related Patent or Alnylam Delivery Patent shall control and have final decision-making authority with respect to any such proceeding relating to such Product-Related Patent or Alnylam Delivery Patent, as applicable.
7.4.2    If any proceeding under Section 7.4.1 involves Patent Rights involved in an Infringement Action under Section 7.3.2, Section 7.3.3 or Section 7.3.4, or an invalidity or unenforceability action under Section 7.5, any decisions on whether to initiate or how to respond to such a proceeding, as applicable, and the course of action in such proceeding, shall be made by the Party controlling such Infringement Action or such invalidity or unenforceability action.
7.4.3    All costs and expenses incurred in connection with any proceeding under this Section 7.4 will be borne in the same manner as costs and expenses incurred with respect to prosecution and maintenance of such Patent Rights pursuant to Section 7.2.
7.5    Invalidity or Unenforceability Defenses or Actions.
7.5.1    Notices. On a Program-by-Program basis, each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability

(except as made in an administrative proceeding under Section 7.4) of any of the Product-Related Patents or Alnylam Delivery Patents by a Third Party, including in a declaratory judgment action or similar action or claim filed by a Third Party or as a defense or as a counterclaim in any Infringement Action with respect to a Competitive Infringement initiated pursuant to Section 7.3.2, Section 7.3.3 or Section 7.3.4, in each case, of which such Party becomes aware.
7.5.2    Product-Related Patents and Alnylam Delivery Patents. [***].
7.5.3    Alnylam Core Technology Patents that are not also Joint Collaboration Patents or Alnylam Delivery Patents. [***].
7.5.4    Regeneron Core Technology Patents that are not also Joint Collaboration Patents. [***].
7.5.5    Cooperation. [***].
7.5.6    Costs and Expenses. [***].
7.6    Infringement Claims by Third Parties.
7.6.1    Notices. If the Development or Manufacture of a Collaboration Product in the Field pursuant to this Agreement results in, or may result in, an infringement action by a Third Party alleging infringement of such Third Party’s intellectual property (a “Third Party Infringement Action”), the Party first receiving notice thereof shall promptly notify the other Party thereof in writing.
7.6.2    Defense. [***].
7.6.3    Settlement. [***].
7.6.4    Costs and Expenses; Recovery. [***].
7.7    Ownership of Corporate Names. As between the Parties, each Party shall retain all right, title and interest in and to its respective Corporate Names.
7.8    Discussion of Potential Material Intellectual Property Issues. Each Party’s legal/intellectual property department shall keep the other Party’s legal/intellectual property department reasonably apprised of any potential material Patent Right or other intellectual property-related issue with respect to activities under this Agreement, which may be made pursuant to a mutually acceptable and customary common interest agreement entered into by the Parties; provided that the foregoing shall not impose any duty on either Party to conduct or obtain freedom-to-operate or validity or similar opinions of counsel or Patent Right or other intellectual property clearance searches to the extent not already conducted or obtained by such Party.
7.9    Order of Precedence. On a Program-by-Program basis, if a License Agreement or Co-Co Collaboration Agreement, as applicable, is entered into with respect to a given Program, then the provisions of such License Agreement or Co-Co Collaboration Agreement, as applicable, shall thereafter apply with respect to Alnylam Technology, Regeneron Technology and other intellectual property matters related to such Program and Collaboration Products thereunder, including prosecution and maintenance matters, enforcement and defense matters, and invalidity and unenforceability matters, and the provision of this ARTICLE 7 shall no longer apply.
ARTICLE 8
CONFIDENTIALITY AND NON-DISCLOSURE
8.1    Confidentiality Obligations. At all times during the Term and for a period of [***] years following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is necessary or reasonably useful for the performance of, or the exercise of such Party’s rights under, this Agreement. “Confidential Information” means any technical, business, or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on, or after the Effective Date, including information of Third Parties, information relating to the terms of this Agreement, any Collaboration Product (including the Regulatory Documentation and Development Data), any Development or Commercialization of any Collaboration Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Regeneron Know-How (which shall be the Confidential Information of Regeneron) and Alnylam Know-How (which shall be the Confidential Information of Alnylam), as applicable), or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, during the Term, (a) all Information Controlled by a Party that is specifically and solely related to Product-Specific Factors (“Product-Specific Information”) shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, (b) Joint Collaboration IP shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, (c) [***], and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, and (d) all Permitted Alnylam Outside Products and Permitted Alnylam Outside Product Patents shall be deemed to be the Confidential Information of Alnylam. For purposes of this Agreement, all confidential information disclosed by a Party under the terms of that certain Mutual Confidential Disclosure Agreement between the

Parties dated January 17, 2018, that is related to this Agreement or the transaction contemplated herein is hereby deemed to be the Confidential Information of such Party and will be treated as if disclosed hereunder and subject to the terms of this Agreement. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 8.1 with respect to any Confidential Information shall not include any information that:
8.1.1    is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party or any of its Affiliates or any Person to whom the receiving Party provided such information;
8.1.2    can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality to the disclosing Party with respect to such information; provided that the foregoing exception shall not apply with respect to product regulatory documentation, Product-Specific Information or Joint Collaboration IP;
8.1.3    is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality to the disclosing Party with respect to such information; or
8.1.4    can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply with respect to product regulatory documentation, Product-Specific Information or Joint Collaboration IP.
Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.
8.2    Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:
8.2.1    made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or required to be disclosed be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Applicable Law; and provided further that the Confidential Information disclosed in response to such court or governmental order or as required by Applicable Law shall be limited to that information which is legally required to be disclosed in response to such court or governmental order or by such Applicable Law;
8.2.2    made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for INDs pursuant to the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;
8.2.3    made by the receiving Party or its Affiliates or Sublicensees to its or their attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, sublicensees, or acquirers as may be necessary or reasonably useful in connection with, or to its or their existing or prospective investors, lenders or financing partners as may be necessary in connection with, the Exploitation of any Collaboration Product, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement, or to potential or actual investors, lenders, financing partners, collaboration partners, licensees, sublicensees, or acquirers as may be necessary or reasonably useful in connection with their evaluation of such potential or actual transaction; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 8 (but with respect to disclosing the terms of this Agreement to existing or prospective non-strategic financial investors, lenders or financing partners, then with a duration of confidentiality as appropriate that is no less than [***] from the date of disclosure);
8.2.4    with respect to Joint Collaboration IP made by either Party or its Affiliates as may be necessary or reasonably useful in connection with the Exploitation of any product so long as such Party or its Affiliates is not in violation of this Agreement, including under Section 5.1, Section 5.2 and Section 5.7; or
8.2.5    required under an In-License; provided that the recipient is subject in writing to substantially the same confidentiality obligations as the Parties.
8.3    Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 8.3 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law.
8.4    Public Announcements. Following the Execution Date, the Parties shall issue a press release in a mutually agreed upon form. Neither Party shall issue any subsequent public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted) and except that a Party may, once a press release or other public written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other public written statement without the further approval of the other Party. In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Notwithstanding the foregoing, on a Program-by-Program basis, the Lead Party, its Affiliates and its and their Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding any Collaboration Product under such Program; provided (a) such disclosure is subject to the provisions of this ARTICLE 8 with respect to the Participating Party’s Confidential Information and (b) the Lead Party shall not use the name of the Participating Party (or insignia, or any contraction, abbreviation or adaptation thereof) without the Participating Party’s prior written permission. Notwithstanding the foregoing, to the extent that such disclosure describes the commencement or “top-line” results of Clinical Trials of a Collaboration Product, or the achievement of any material Development events with respect to a Collaboration Product in the Territory (each, a “Major Event”), the Lead Party will consider in good faith any request by the Participating Party to issue a joint press release or public disclosure with the Participating Party relating to a Major Event. Prior to making any public disclosure, to the extent practicable, the Lead Party shall provide the Participating Party with a draft of such proposed disclosure for the Participating Party’s review and comment, which shall be considered in good faith by the Lead Party. Such draft shall be provided to the Participating Party at least [***] (or, to the extent faster timely disclosure of a material event is required by Applicable Law or stock exchange or stock market rules, such shorter period of time sufficiently in advance of the disclosure so that the Participating Party will have the opportunity to comment upon the disclosure and the Lead Party will be able to comply with its obligations as required by Applicable Law or stock exchange or stock market rules) prior to making any such disclosure, for the Participating Party’s review and comment, which shall be considered in good faith by the Lead Party. Without limiting the foregoing, the Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the United States Securities and Exchange Commission or its equivalent in the Territory. Each Party shall be entitled to make such filings, except that the Parties shall cooperate with each other and use reasonable efforts to obtain confidential treatment of confidential, including trade secret, information in accordance with Applicable Law. The filing Party shall provide the non-filing Party with an advance copy of this Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and shall reasonably consider the non-filing Party’s timely comments thereon and cooperate with such non-filing Party in seeking such confidential treatment and, upon the written request of the non-filing Party, shall request an appropriate extension of the term of the confidential treatment period. For the avoidance of doubt, each Party shall be responsible for its own legal and other costs in connection with any filing governed by the terms of this Section 8.4.
8.5    Publications. On a Program-by-Program basis, as between the Parties, the Lead Party shall have the sole right, in consultation with the Participating Party, to issue and control all publications in scientific journals and make scientific presentations related to any Collaboration Product under such Program. The Lead Party will consider in good faith any request by the Participating Party to publish Development results related to any Collaboration Product. The Lead Party shall provide the Participating Party with an advance copy of the proposed publication, and the Participating Party shall then have [***] days prior to submission for any publication in which to comment and to recommend any changes it reasonably believes are necessary to preserve any Patent Rights or Information belonging in whole or in part to the Participating Party or that is the Confidential Information of the Participating Party. If the Participating Party informs the Lead Party that such publication, in the Participating Party’s reasonable judgment, could be expected to have a material adverse effect on any patentable invention owned by or licensed, in whole or in part, to the Participating Party, or on any Information that is Confidential Information of the Participating Party, the Lead Party shall delay or prevent such publication as follows: (i) with respect to a patentable invention, such publication shall be delayed sufficiently long (not to exceed [***] days) to permit the timely preparation and filing of a patent application; and (ii) with respect to Information that is Confidential Information of such Participating Party (other than the results of a Clinical Trial or any regulatory Information), such Information shall be deleted from the publication. The Lead Party will also consider in good faith any other comments of the Participating Party. Any publication shall include recognition of the contributions of the Participating Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.
8.6    Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information to which such other Party does not retain rights under the surviving provisions of this Agreement: (a) promptly destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, however, the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 8.1. In the event that a given Program becomes a Terminated Program, then the provisions of this Section 8.6 shall apply, mutatis mutandis, to Confidential Information related solely to such Terminated Program. Notwithstanding the foregoing, in the event that the Parties have entered into a License Agreement or Co-Co Collaboration Agreement with respect to a given Program, then this Section 8.6 shall not apply with respect to Confidential Information related to such Program or the Collaboration Products thereunder.
8.7    License Agreements and Co-Co Collaboration Agreements. On a Program-by-Program basis, if a License Agreement or Co-Co Collaboration Agreement, as applicable, is entered into with respect to a given Program, then the provisions of such License Agreement or Co-Co Collaboration Agreement, as applicable, shall thereafter apply with respect to Confidential Information (including public announcements and publications) related solely to such Program and the Collaboration Products thereunder, and the provision of this ARTICLE 8 shall no longer apply. If there is Confidential Information that relates to such Program and also to other Programs hereunder, then in the event of a conflict between the provisions of (i) this Agreement, on the one hand, and (ii) the License Agreement or Co-Co Collaboration Agreement, as applicable, for such Program, on the other hand, with respect to disclosure and non-use of such Confidential Information, the provisions of the License Agreement or Co-Co Collaboration Agreement, as applicable shall control.
ARTICLE 9
REPRESENTATIONS AND WARRANTIES
9.1    Mutual Representations and Warranties. Alnylam and Regeneron each represents and warrants to the other, as of the Execution Date and as of the Effective Date, as follows:

9.1.1    Organization. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
9.1.2    Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party (or any of its Affiliates) is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party (or any of its Affiliates).
9.1.3    Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
9.1.4    No Debarment. Neither it nor any of its Affiliates, nor its or their respective employees, have been debarred or are subject to debarment.
9.1.5    No Inconsistent Obligation. It (and each of its Affiliates) is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.
9.1.6    Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary to be obtained by such Party for, or in connection with, the transaction contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as set forth in Section 4.9 or Section 12.18.
9.1.7    Third Party Consents. It has obtained all necessary authorizations, consents and approvals of any Third Party that is required to be obtained by it as of the Execution Date for, or in connection with, the transaction contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except as set forth in Section 4.9 or Section 12.18.
9.2    Additional Representations and Warranties of Alnylam. Except as provided in Schedule 9.2 (which Schedule 9.2 may be updated as of the Effective Date by Alnylam (in writing to Regeneron delivered prior to the Effective Date) with respect to any matters that first occur between the Execution Date and the Effective Date), Alnylam further represents and warrants to Regeneron, as of the Execution Date and as of the Effective Date, that:
9.2.1    Alnylam is the sole and exclusive owner of, or otherwise Controls pursuant to an Existing Alnylam In-License (or will Control pursuant to an Additional Alnylam In-License at such time that such Additional Alnylam In-License is included as an Existing Alnylam In-License pursuant to Section 5.5.2), the Alnylam Background Technology, and all of the Alnylam Background Technology licensed to Regeneron hereunder that is solely and exclusively owned by Alnylam is free and clear of liens, charges or encumbrances other than licenses and rights granted to Third Parties that are not inconsistent with the rights and licenses granted to Regeneron under this Agreement.
9.2.2    Alnylam has sufficient legal or beneficial title and ownership of, or sufficient license rights under, the Alnylam Background Technology to grant the licenses to such Alnylam Background Technology granted to Regeneron pursuant to this Agreement.
9.2.3    [***]
9.2.4    All Alnylam Patents for which Alnylam or any of its Affiliates controls prosecution and maintenance (the “Alnylam Managed Patents”) are filed and maintained properly and correctly and, to Alnylam’s Knowledge, all applicable fees have been paid on or before any final due date for payment. Alnylam has complied with all Applicable Laws, including any duties of candor to applicable patent offices, in connection with the filing, prosecution and maintenance of the Alnylam Managed Patents.
9.2.5    To Alnylam’s Knowledge, the Alnylam Patents are, or, upon issuance, will be, valid and enforceable Patent Rights.
9.2.6    [***]
9.2.7    [***]
9.2.8    Alnylam has obtained from all inventors of Alnylam Background Technology that is indicated on Schedule 1.16 or Schedule 1.29 as being solely and exclusively owned by Alnylam or any of its Affiliates valid and enforceable agreements that have assigned to Alnylam or its Affiliate each such inventor’s entire right, title and interest in and to all such Alnylam Background Technology.
9.2.9    To Alnylam’s Knowledge, the Exploitation of the Alnylam Background Technology with respect to the Collaboration Products as contemplated under this Agreement or as reasonably contemplated under any License Agreement or Co-Co Collaboration Agreement, as

applicable, if entered into in accordance with this Agreement, (a) does not and will not infringe any issued Patent Right of any Third Party or misappropriate any Information or other intellectual property of any Third Party and (b) will not infringe the claims of any published Third Party patent application when and if such claims were to issue in their current form.
9.2.10    [***]
9.2.11    Schedule 1.108 sets forth a complete and accurate list of all agreements between Alnylam and a Third Party entered into prior to the Execution Date or Effective Date, as applicable, pursuant to which Alnylam Controls (or will Control pursuant to an Additional Alnylam In-License at such time that such Additional Alnylam In-License is included as an Existing Alnylam In-License pursuant to Section 5.5.2) Information or Patent Rights that are necessary or reasonably useful to the practice of the Alnylam Background Technology as contemplated in this Agreement or as reasonably contemplated under any License Agreement or Co-Co Collaboration Agreement, as applicable, if entered into in accordance with this Agreement. Alnylam has provided Regeneron with true and complete copies of all Existing Alnylam In-Licenses and the Additional Alnylam In-Licenses. [***]
9.2.12    [***]
9.2.13    To Alnylam’s Knowledge, [***].
9.2.14    Part 1 of Schedule 9.2.14 sets forth a true, correct and complete list of all milestone, royalty and other payment obligations under any Existing Alnylam In-License or Additional Alnylam In-License that may be borne or otherwise shared by Regeneron pursuant to this Agreement (or pursuant to any License Agreement or Co-Co Collaboration Agreement, as applicable). Part 2 of Schedule 9.2.14 sets forth a true, correct and complete description of all terms and conditions under any Existing Alnylam In-License or Additional Alnylam In-License that (i) relate to any exclusivity or non-competition that may be applicable to, or imposed on, Regeneron (or any of its Affiliates) pursuant to this Agreement (or pursuant to any License Agreement or Co-Co Collaboration Agreement) or (ii) with respect to any Alnylam Product-Specific Patents, conflict with or are otherwise inconsistent with any of the rights granted to Regeneron pursuant to ARTICLE 7 (or that may be granted to Regeneron pursuant to Article 8 of any License Agreement or Article 8) of any Co-Co Collaboration Agreement.
9.2.15    Schedule 9.2.15 identifies (a) all agreements pursuant to which Alnylam (or any of its Affiliates) is precluded or otherwise restricted in any way from including one or more Targets as a Collaboration Target hereunder, and (b) the identity of any Target which Alnylam (or any of its Affiliates) is precluded or otherwise restricted in any way from including as a Collaboration Target hereunder (except to the extent that Alnylam is prohibited by the terms of the applicable agreement under the foregoing clause (a) from disclosing the identity of such Target to Regeneron).

With respect to the agreements set forth on Schedule 9.2.15, except as expressly set forth on Schedule 9.2.15, all Targets that are subject to any such agreement have, as of the Execution Date, already been selected, and no new Targets may be selected or otherwise added to any such agreements. Except as expressly set forth on Schedule 9.2.15, neither Alnylam nor any of its Affiliates has granted any rights or licenses to any Third Party to research, develop, manufacture or commercialize any product containing an siRNA Directed to any Target that is a Pre-Cleared Target as of the Execution Date, and all Targets that are Pre-Cleared Targets as of the Execution Date can be added as Collaboration Targets hereunder without restriction.
9.3    Additional Representations, Warranties and Covenants of Regeneron. Except as provided in Schedule 9.3, Regeneron further represents, warrants and covenants to Alnylam, as of the Execution Date and as of the Effective Date, as follows (which Schedule 9.3 may be updated as of the Effective Date by Regeneron (in writing to Alnylam delivered prior to the Effective Date) with respect to any matters that first occur between the Execution Date and the Effective Date):
9.3.1    Neither Regeneron nor any of its Affiliates has granted any Third Party, and neither Regeneron nor any of its Affiliates is under any obligation to grant any Third Party, any right to Exploit any Collaboration Product in the Territory, except as set forth in Section 5.7.3.
9.3.2    [***], the execution and performance of this Agreement by or on behalf of either Party or their respective Affiliates (or as reasonably contemplated under any License Agreement or Co-Co Collaboration Agreement) does not, and will not, conflict with or constitute a material breach [***].
9.4    DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING IS NOT INTENDED TO LIMIT IN ANY WAY ANY EXPRESS REPRESENTATIONS OR WARRANTIES MADE BY EITHER PARTY UNDER ANY LICENSE AGREEMENT OR ANY CO-CO COLLABORATION AGREEMENT.
9.5    Additional Covenants.
9.5.1    Compliance. Each Party and its Affiliates and Sublicensees shall conduct the Development and Manufacture of the Collaboration Products in material accordance with all

Applicable Laws and industry standards, including, to the extent applicable, current governmental regulations concerning good laboratory practices, good clinical practices and good manufacturing practices. Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. export laws and regulations.
9.5.2    Debarment. Neither Party nor any of its Affiliates will use in any capacity, in connection with the performance of its obligations under this Agreement, any Person that has been debarred. Each Party agrees to inform the other Party in writing promptly if it learns that it or any Person that is performing activities in connection with activities under this Agreement is debarred or is subject to debarment, or, to the notifying Party’s Knowledge, if debarment of the notifying Party or any Person used in any capacity by such Party or any of its Affiliates in connection with the performance of its obligations under this Agreement, is threatened.
ARTICLE 10
INDEMNITY
10.1    Indemnity.
10.1.1    Alnylam’s Indemnification Obligations. Alnylam shall defend, indemnify and hold harmless Regeneron, its Affiliates and its and their respective officers, directors, employees and agents (“Regeneron Indemnitees”) from and against all loss, liabilities, damages, penalties, fines and expenses, including reasonable attorneys’ fees and costs payable to a Third Party (collectively, “Damages”), incurred by any Regeneron Indemnitee as a result of a Third Party’s claim, action, suit, settlement, or proceeding (each, a “Claim”) against a Regeneron Indemnitee to the extent such Claim arises out of or results from:
(a)    the gross negligence, recklessness, willful misconduct, or intentional wrongful acts or omissions of Alnylam or any of its Affiliates (or its or their respective agents, contractors, Sublicensees, partners, representatives or other Persons working on its or their behalf) in its or their respective performance under this Agreement, including any activities under any Candidate Discovery Plan;
(b)    a breach by Alnylam of this Agreement (including the inaccuracy of any representation or warranty made by Alnylam in this Agreement);
(c)    any amounts payable to a Third Party under an Alnylam In-License based on a sharing with such Third Party of amounts paid to Alnylam by Regeneron pursuant to this Agreement (e.g., any amounts payable to a Third Party that constitute a share of any sublicensing income (including a sharing of the Upfront Payment)); or

(d)    the Excluded Agreements or any of the intellectual property licensed thereunder (including infringement or misappropriation thereof) with respect to the activities hereunder;
except, in the case of (a) and (b), for those Damages for which Regeneron has an obligation to indemnify Alnylam pursuant to Section 10.1.2(a) or Section 10.1.2(b), as to which Damages each Party shall indemnify the other Party and the Regeneron Indemnitees or Alnylam Indemnitees, as applicable, to the extent of its respective liability for such Damages.
10.1.2    Regeneron’s Indemnification Obligations. Regeneron shall defend, indemnify and hold harmless Alnylam, its Affiliates and its and their respective officers, directors, employees and agents (“Alnylam Indemnitees”) from and against all Damages incurred by any Alnylam Indemnitee as a result of a Claim against an Alnylam Indemnitee to the extent such Claim arises out of or results from:
(a)    the gross negligence, recklessness, willful misconduct, or intentional wrongful acts or omissions of Regeneron or any of its Affiliates (or its or their respective agents, contractors, Sublicensees, partners, representatives or other Persons working on its or their behalf) in its or their respective performance under this Agreement, including any activities under any Candidate Discovery Plan;
(b)    a breach by Regeneron of this Agreement (including the inaccuracy of any representation or warranty made by Regeneron in this Agreement); or
(c)    any amounts payable to a Third Party under a Regeneron In-License based on a sharing with such Third Party of amounts paid to Regeneron by Alnylam pursuant to this Agreement (e.g., any amounts payable to a Third Party that constitute a share of any sublicensing income);
except, in the case of (a) and (b), for those Damages for which Alnylam has an obligation to indemnify Regeneron pursuant to Section 10.1.1(a) or Section 10.1.1(b), as to which Damages each Party shall indemnify the other Party and the Regeneron Indemnitees or Alnylam Indemnitees, as applicable, to the extent of its respective liability for such Damages.
10.2    Indemnity Procedure.
10.2.1    Notification. The Party entitled to indemnification under Section 10.1.1 or Section 10.1.2 (an “Indemnified Party”) shall notify the Party potentially responsible for such indemnification (the “Indemnifying Party”) within five (5) Business Days of becoming aware of any Claim asserted or threatened in writing against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure materially prejudices the Indemnifying Party.
10.2.2    Control of Defense. If the Indemnifying Party elects in writing to the Indemnified Party that it will assume control of the defense of such Claim, the Indemnifying Party shall have the right to defend such Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party may not enter into any compromise or settlement unless the Indemnified Party consents to such compromise or settlement, which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall be deemed given with respect to any Damages relating solely to the payment of money damages if such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim. If the Indemnifying Party does not elect to assume control of the defense of such Claim within forty-five (45) days of its receipt of notice thereof, or if the Indemnifying Party elects in writing to the Indemnified Party to cease maintaining control of the defense of such Claim, the Indemnified Party shall have the right upon at least ten (10) Business Days’ prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such Claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party and approved by the Indemnifying Party, such approval not to be unreasonably withheld, conditioned or delayed), provided, that the Indemnified Party shall keep the Indemnifying Party apprised of all material developments with respect to such Claim and promptly provide the Indemnifying Party with copies of all correspondence and documents exchanged by the Indemnified Party and the opposing party(ies) to such Claim. The Indemnified Party may not compromise or settle such Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.
10.2.3    Indemnified Party’s Participation. The Indemnified Party shall cooperate with the Indemnifying Party in, and may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section 10.2 and shall bear its own costs and expenses with respect to such participation; provided, however, that, if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying Party, on the one hand, and the Indemnified Party and Alnylam Indemnitees or Regeneron Indemnitees, as applicable, on the other hand, the Indemnifying Party shall bear such costs and expenses.
10.2.4    Expenses. With respect to Claims under Section 10.1.1 or Section 10.1.2, the costs and expenses, including fees and disbursements of counsel, (a) incurred by the Indemnifying Party, shall be the responsibility of the Indemnifying Party or (b) incurred by the Indemnified Party pursuant to the proviso in Section 10.2.3 shall be reimbursed on a Calendar

Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party or the Alnylam Indemnitees or Regeneron Indemnitees, as applicable.
10.3    Insurance. During the Term and for a minimum period of five (5) years thereafter and for an otherwise longer period as may be required by Applicable Law, each of Regeneron and Alnylam shall (a) use Commercially Reasonable Efforts to procure and maintain appropriate commercial general liability and product liability insurance in an [***] or (b) procure and maintain adequate insurance by means of self-insurance in such amounts and on such terms as are consistent with normal business practices of large pharmaceutical companies in the life sciences industry. Such insurance shall insure against liability arising from this Agreement on the part of Regeneron or Alnylam, respectively, or any of their respective Affiliates, due to injury, disability or death of any person or persons, or property damage arising from activities performed in connection with this Agreement. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Section 10.1 or otherwise. Any insurance proceeds received by a Party in connection with any Damages shall be retained by such Party and shall not reduce any obligation of the other Party.
10.4    License Agreements and Co-Co Collaboration Agreements. On a Program-by-Program basis, upon execution of a License Agreement or Co-Co Collaboration Agreement, as applicable, for such Program, the indemnification rights and obligations of the Parties with respect to such Program (including the Collaboration Target and Collaboration Products thereunder) shall thereafter be governed by the License Agreement or Co-Co Collaboration Agreement, as applicable, but without prejudice to any rights that shall have accrued (or that may accrue as a result of activities under this Agreement) to the benefit of a Party with respect to such Program (including the Collaboration Target and Collaboration Products thereunder) hereunder prior to entering into such License Agreement or Co-Co Collaboration Agreement.
ARTICLE 11
TERM AND TERMINATION
11.1    Term. Except as otherwise set forth in Section 12.18, this Agreement shall be effective as of the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until, with respect to each Program hereunder, (a) such Program becomes a Terminated Program or (b) the Parties enter into a License Agreement or Co-Co Collaboration Agreement with respect to such Program (such period, the “Term”).
11.2    Voluntary Termination of Research Collaboration. Regeneron shall have the right, in its sole discretion, to terminate the research collaboration under this Agreement as set forth in this Section 11.2 by providing ninety (90) days’ prior written notice to Alnylam (the “Research Collaboration Termination Notice”). In the event Regeneron provides such Research Collaboration Termination Notice, then (a) following such time as such notice is delivered, (i) the Parties will work to promptly wind-down, in compliance with Applicable Law, all activities under any ongoing Program, and (ii) no additional new Collaboration Targets or new Programs shall be added hereunder, and (b) effective upon the ninety (90) day anniversary of the delivery of the Research Collaboration Termination Notice, (i) all Programs hereunder shall become “Terminated Programs”, (ii) all Collaboration Targets hereunder shall become “Terminated Targets”, and (iii) the Research Term and the Research Term Extension Period shall end. In the event that a given Program becomes a “Terminated Program” pursuant to this Section 11.2 after the first dosing of the first non-human primate with Collaboration Product in the pilot non-human primate study under such Program (but before a Lead Candidate is designated from such Program), then Regeneron shall pay to Alnylam the Lead Candidate Payment for such Program within thirty (30) days after such Program becomes a “Terminated Program” pursuant to this Section 11.2. For the avoidance of doubt, any termination of research collaboration pursuant to this Section 11.2 shall not affect any License Agreement or Co-Co Collaboration Agreement that was previously entered into, which agreements shall continue in full force and effect in accordance with their terms.
11.3    Voluntary Termination of Agreement. Regeneron may terminate this Agreement at will, in its sole discretion, in its entirety upon ninety (90) days’ prior written notice to Alnylam at any time. For the avoidance of doubt, any such termination of this Agreement shall not affect any License Agreement or Co-Co Collaboration Agreement that was previously entered into, which agreements shall continue in full force and effect in accordance with their terms.
11.4    Termination for Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached this Agreement in a manner that fundamentally frustrates the value or essential characteristics of the transactions contemplated by this Agreement as a whole, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it has committed such a material breach under this Agreement that results in the Non-Breaching Party having a right to terminate this Agreement, then if the Breaching Party fails to cure such breach, or fails to take steps as would be considered reasonable to effectively cure such breach, within ninety (90) days after receipt of the Default Notice, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party. If the Breaching Party disputes that it has committed a material breach under this Agreement that results in the Non-Breaching Party having a right to terminate this Agreement, the dispute shall be resolved pursuant to Section 12.5. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to have materially breached in a manner that fundamentally frustrates the value or essential characteristics of the transactions contemplated by this Agreement as a whole (an “Adverse Ruling”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within ninety (90) days after such ruling, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party; provided that if such compliance cannot be fully achieved within such ninety (90)-day cure period, then such cure period will be extended for a period of up to sixty (60) additional days (for a total cure period of one hundred fifty (150) days) if the Breaching Party prepares and provides to the Non-Breaching Party a reasonable written plan for curing such material breach and uses commercially reasonable efforts to cure such material breach in accordance with such written plan, and if such material breach is not cured within such one hundred fifty (150)-day period, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.
11.5    Termination for Insolvency. In the event that either Party (or its ultimate parent) (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within ninety (90) days after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within sixty (60) days of the filing thereof, or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.
11.6    Effects of Expiration or Termination.
11.6.1    Termination. In the event of (a) a termination of this Agreement in its entirety pursuant to Section 11.2, 11.3, 11.4 or 11.5, (b) in the event of a termination of this Agreement with respect to a Terminated Program pursuant to Section 3.4.1(f) as a result of Regeneron exercising its Lead Party final decision-making authority on the JSC, or (c) termination of this Agreement with respect to a Terminated Program pursuant to Section 4.3.2, in each case ((a)-(c)), the provisions of Schedule 11.6.1 shall apply.
11.6.2    Expiration of this Agreement. In the event of expiration of this Agreement, the provisions of Schedule 11.6.1 shall apply.
11.7    Remedies. Except as otherwise expressly provided herein, expiration or termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.
11.8    Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued (or that may accrue as a result of activities under this Agreement) to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated or by their nature are intended to survive the termination or expiration of this Agreement, including this Section 11.8, Sections 2.6, 3.7.1 (for the period set forth therein), 3.7.3, 4.7, 4.10, 5.1.4 (including the last paragraph of Section 5.1 (i.e., unnumbered paragraph beginning with “Notwithstanding”) as applied to Section 5.1.4 only), 5.2.2 (including the last paragraph of Section 5.2 (i.e., unnumbered paragraph beginning with “Notwithstanding”) as applied to Section 5.2.2 only), 5.4, 5.6, clause (O) of 5.7.1(a)(D) (to the extent a given Target is the subject of a License Agreement or Co-Co Collaboration Agreement, as applicable; including any language in such Section 5.7.1(a)(D) to the extent necessary to give effect to such clause (O)), 5.7.1(d) (to the extent a given Target is the subject of a License Agreement or Co-Co Collaboration Agreement, as applicable), 5.8, 6.1 through 6.3 (to the extent such payments have accrued but have not been paid), 6.4.2 (to the extent such payments have accrued but not been paid or to the extent applicable to ongoing Programs under then-existing License Agreements or Co-Co Collaboration Agreements, as applicable), 6.5 (to the extent applicable to ongoing Programs under then-existing License Agreements or Co-Co Collaboration Agreements, as applicable), 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 (for the period set forth therein), 6.12 (for the three (3)-year period following termination or expiration of this Agreement), 6.13, 7.1.1, 7.1.2, 7.1.3, 7.2.6, 7.7, 7.9, 8.1 (for the period set forth therein), 8.2 (for the period set forth in Section 8.1), 8.3, 8.6, 8.7, 9.4, the last sentence of 11.3, 11.6 (including, for clarity, Schedule 11.6.1) and 11.7; ARTICLES 1 (to the extent necessary to interpret the remaining surviving provisions, and including, for clarity, the corresponding schedules, as applicable), 10 and 12; and Schedule 1 and Schedule 2 of this Agreement shall survive the termination or expiration of this Agreement for any reason.
ARTICLE 12
MISCELLANEOUS
12.1    Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within seven (7) Business Days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

12.2    Assignment. Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party may make such an assignment without the other Party’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of all or substantially all of such Party’s business, so long as such Affiliate or Third Party agrees in writing to be bound by the terms of this Agreement. With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of this Section 12.2 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Alnylam or Regeneron, as the case may be. In the event either Party seeks and obtains the other Party’s consent to assign or delegate its rights or obligations to another Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.
12.3    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.
12.4    Governing Law, Jurisdiction and Service.
12.4.1    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Except for JSC Disputes or Expert Disputes, which are governed by Section 2.2.3 or Schedule 1 respectively, each Party acknowledges and agrees that it must commence any action, suit or proceeding arising out of or in connection with this Agreement (other than appeals therefrom) in the jurisdiction where the other Party is incorporated or has its principal place of business, and each Party hereby waives any objections to such jurisdiction and venue and agrees not to commence any action, suit or proceeding relating to this Agreement except in courts in such jurisdiction. The Parties shall be free to pursue any rights and remedies available to them at law, in equity or otherwise, with respect to any Legal Dispute, subject, however, to this Section 12.4.1 and Section 12.9.
12.4.2    Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 12.6.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.
12.5    Dispute Resolution.
12.5.1    Except as provided in Section 12.9 or the last sentence of this Section 12.5.1, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, including Legal Disputes and Expert Disputes, it shall be resolved pursuant to this Section 12.5. Notwithstanding the foregoing, (a) the Parties shall resolve all JSC Disputes solely pursuant to Section 2.2.3 and this Section 12.5 does not apply to any such JSC Disputes, and (b) the Parties shall solve any dispute relating to the execution of the C5 Agreements in accordance with Section 4.8.
12.5.2    Either Party may require that any dispute, other than JSC Disputes (which are governed by Section 2.2.3) and Expert Disputes (which are governed by Schedule 1), be submitted to the Executive Officers for resolution by providing written notice to the other Party formally requesting that the dispute be resolved by the Executive Officers and specifying the nature of the dispute with sufficient specificity to permit adequate consideration by such Executive Officers. If a dispute is referred to the Executive Officers, then the Executive Officers shall diligently and in good faith attempt to resolve the referred dispute within thirty (30) days after receiving written notification of such dispute or such longer period of time as the Executive Officers may agree in writing. Any final decision mutually agreed to by the Executive Officers with respect to a dispute and set forth in writing shall be conclusive and binding on the Parties. If the Executive Officers cannot resolve such dispute within such thirty (30) days or such other period as agreed by the Executive Officers, such dispute will be resolved as follows:
(a)    with respect to any Expert Dispute, such Expert Dispute shall be resolved pursuant to the provisions of Schedule 1; and
(b)    with respect to all other disputes (but, for clarity, excluding JSC Disputes), including Legal Disputes, the Parties shall be free to pursue any rights and remedies available to them at law, in equity or otherwise subject, however, to Section 12.4.1 and Section 12.9.
12.6    Notices.

12.6.1    Notice Requirements. All notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth at its address specified in Section 12.6.2 and shall be (a) delivered personally, or (b) sent via a reputable international overnight courier service. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand or one (1) Business Day after it is sent via a reputable international overnight courier service. Either Party may change its address by giving notice to the other Party in the manner provided above. This Section 12.6.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
12.6.2    Address for Notice.
If to Regeneron, to:

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention: President & CEO
Copy: General Counsel

If to Alnylam, to:

Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, Massachusetts 02142
Attention: Legal Department

12.7    Entire Agreement; Amendments. This Agreement, as well as the Equity Agreements and any and all executed License Agreements and Co-Co Collaboration Agreements or other agreements executed in connection therewith, together with the schedules attached hereto and thereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. If a License Agreement or Co-Co Collaboration Agreement, as applicable, is entered into with respect to a given Program, then to the extent there is a conflict between the provisions of this Agreement and the provisions of such License Agreement or Co-Co Collaboration Agreement, as applicable, the provisions of such License Agreement or Co-Co Collaboration

Agreement, as applicable, shall control with respect to such Program (and the Collaboration Target and Collaboration Products thereunder).
12.8    LIMITATION OF DAMAGES. IN NO EVENT SHALL REGENERON OR ALNYLAM BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY, REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE) AND REGARDLESS OF ANY PRIOR NOTICE OF SUCH DAMAGES. HOWEVER, NOTHING IN THIS SECTION 12.8 IS INTENDED TO LIMIT OR RESTRICT (A) LIABILITY FOR BREACH OF SECTION 5.7.1 OR ARTICLE 8 OR (B) THE INDEMNIFICATION RIGHTS AND OBLIGATIONS OF EITHER PARTY HEREUNDER AS SET FORTH IN SECTION 10.1 WITH RESPECT TO CLAIMS.
12.9    Equitable Relief.
12.9.1    Each Party acknowledges and agrees that the restrictions set forth in Section 4.6, Section 5.7 and ARTICLE 8 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Article may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.
12.9.2    Each Party acknowledges and agrees that any failure of a Party to enter into a License Agreement or Co-Co Collaboration Agreement, as applicable, in accordance with the provisions of ARTICLE 4 may result in irreparable injury to such other Party for which there will be no adequate remedy at law, and in such event, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction specific performance or other injunctive relief, whether preliminary or permanent, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.
12.9.3    Each Party hereby waives any requirement that the other Party, as a condition for obtaining any such relief (a) post a bond or other security or (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Nothing in this Section 12.9 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

12.10    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.
12.11    No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.
12.12    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
12.13    Relationship of the Parties. It is expressly agreed that Alnylam, on the one hand, and Regeneron, on the other hand, shall be independent contractors and that the relationship between the two (2) Parties shall not constitute a partnership, joint venture, or agency. Neither Alnylam, on the one hand, nor Regeneron, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.
12.14    Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.
12.15    References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or schedule shall mean references to such Article, Section or schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.
12.16    Schedules. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.
12.17    Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.
12.18    Effective Date. Except with respect to Sections 4.6, 9.1, 9.2, 9.3 and 9.4 and ARTICLES 8 and 12 which shall be effective as of the Execution Date, this Agreement will not be effective until the date of the Closing of the Stock Purchase Agreement (where “Closing” will have the meaning set forth in the Stock Purchase Agreement) (such date, the “Effective Date”). At the election of either Party, immediately upon notice to the other Party, this Agreement will become null and void and have no further force or effect (a) in the event a Governmental Authority obtains a preliminary injunction against the Parties to enjoin the transaction contemplated by this Agreement, or (b) in the event any applicable waiting periods have not expired or been terminated, or any required approval, permit, consent, or clearance has not been obtained, under any applicable Antitrust Law(s) on or prior to the Termination Date (as defined in the Stock Purchase Agreement). Subject to Applicable Law, during the period between the Execution Date and the Effective Date, Alnylam will not, and will cause its Affiliates not to: (i) assign, transfer, license or convey in any material respect, or otherwise encumber its right, title or interest in or to, any Patent Right or Information (including by granting any option or covenant not to sue with respect thereto) that would be included as Alnylam Know-How or Alnylam Patent but for such assignment, transfer, license, conveyance amendment or encumbrance (or enter into any agreement in connection with the foregoing), other than any such assignment, transfer, license, conveyance, amendment or other encumbrance that would not conflict with or adversely impact the rights granted to Regeneron hereunder; (ii) enter into an agreement with a Third Party granting such Third Party any rights to Exploit any siRNA product Directed to any of the Pre-Cleared Targets or any of the Targets listed on Schedule 3.2.1; or (iii) amend, modify, terminate or waive any rights under the Existing Alnylam In-Licenses or the Existing Alnylam Third Party Agreements, other than any such amendment, modification or waiver that would not adversely affect the rights granted to Regeneron hereunder.

[SIGNATURE PAGE FOLLOWS.]

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Execution Date.

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Nouhad Husseini

Name:	Nouhad Husseini

Title:	Vice President

[SIGNATURE PAGE TO MASTER AGREEMENT]

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Execution Date.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore, Ph.D.

Name:	John M. Maraganore, Ph.D.
Title:    Chief Executive Officer

Schedule 1
Expert Resolution

[***]

Schedule 2
Certain Undertakings by Alnylam

[***]

Schedule 1.16
Alnylam Core Technology Patents
(See Attached)

Schedule 1.29
Alnylam Product-Specific Patents

•	With respect to the Initial Programs: [***].

•	With respect to each New Program: [To be updated to the extent required as New Programs are added under Section 3.2.4(b).]
[***]

[***]

Schedule 1.103
Excluded Agreements
[***]

Schedule 1.107
Existing Alnylam CMOs

[***]

Schedule 1.108
Existing Alnylam In-Licenses
[***]

Schedule 1.109
Existing Alnylam Third Party Agreements
[***]

Schedule 1.111
Existing Regeneron In-Licenses
[***]

Schedule 1.112
Existing Regeneron Third Party Agreements
[***]

Schedule 1.147
Lead Candidate Criteria
[***]

Schedule 1.197

Pre-Cleared Targets
[***]

Schedule 1.247
Reserved Liver Targets

[***]

Schedule 1.248
Initial Reserved NASH Targets
[***]

Schedule 3.2.1
Potential Initial Collaboration Targets
[***]

Schedule 3.4.5
Permitted Alnylam Third Party Providers
[***]

Schedule 7.2.1
Filing Countries
[***]

Schedule 9.2
Alnylam Disclosure Schedule
[***]

Schedule 9.2.13
Diligence Request List
[***]

Schedule 9.2.14
Certain Obligations under Existing Alnylam In-Licenses or Additional Alnylam In-Licenses
[***]

Schedule 9.2.15
Certain Target Restrictions
[***]

Schedule 9.3
Regeneron Disclosure Schedule
[***]

Schedule 11.6.1
Effects of Termination or Expiration

[***]

Exhibit A

C5 Agreements Term Sheet
[***]

Exhibit B
Form of Co-Co Collaboration Agreement

(See Attached)

Exhibit C
Form of License Agreement

(See Attached)